Exhibit 10.57

EXECUTION COPY

POWER PURCHASE AGREEMENT

BETWEEN

SOUTHERN CALIFORNIA PUBLIC POWER AUTHORITY

AND

MILFORD WIND CORRIDOR PHASE II, LLC

DATED AS OF MARCH 1, 2010

i

APPENDIX A	MONTHLY PAYMENT SCHEDULE

APPENDIX B	FACILITY DESCRIPTION AND MILESTONE SCHEDULE

APPENDIX C	BUYER AND SELLER BILLING, NOTIFICATION AND SCHEDULING CONTACT INFORMATION

APPENDIX D	FORM OF ATTESTATION

APPENDIX E	FORM OF SECURITY INTEREST

APPENDIX F	INSURANCE

APPENDIX G	REMAINING PREPAYMENT AMOUNT

APPENDIX H	CIRCLE FOUR LEASE

APPENDIX I	GUARANTEED GENERATION AND PREPAYMENT AMOUNT TABLE

APPENDIX J	QUALITY ASSURANCE PROGRAM

APPENDIX K	PERMITS

APPENDIX L	CLOSING CONDITIONS FOR PURCHASE OF FACILITY

APPENDIX M	FORM OF LETTER OF CREDIT

APPENDIX N	FACILITY OPERATOR

APPENDIX O	FORM OF CONSENT AND AGREEMENT

APPENDIX P	BUYER’S SYSTEM PROTECTION DESIGN REQUIREMENTS

APPENDIX Q	METERING PROCEDURES

POWER PURCHASE AGREEMENT

PARTIES

THIS POWER PURCHASE AGREEMENT (“Agreement”) is entered into as of this 1st day of March, 2010 by and between Southern California Public Power Authority, a public entity and joint powers agency formed and organized pursuant to the California Joint Exercise of Powers Act (California Government section 6500, et seq.) (“Buyer”), and Milford Wind Corridor Phase II, LLC, a limited liability company organized and existing under the laws of the State of Delaware (“Seller”).  Each of Buyer and Seller is referred to individually under this Agreement as a “Party” and together they are referred to as the “Parties.”

RECITALS

WHEREAS, Buyer seeks to provide to certain of its members energy from renewable power sources;

WHEREAS, in response to a Request for Proposals issued by Buyer on September 1, 2006, Seller proposes to develop, finance, construct, own and operate a nominal 102 MW wind electric generating facility (the “Facility,” as further described herein), located near Milford, Utah, which will utilize wind energy technology and sell power to Buyer for the term of this Agreement, subject to certain early termination events and purchase options exercisable by Buyer as provided herein;

WHEREAS, Buyer desires to purchase Energy from the Facility from Seller, and Seller desires to sell Energy from the Facility to Buyer; and

WHEREAS, the Parties desire to set forth the terms and conditions pursuant to which such sales and purchases shall be made.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein set forth, the Parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

Section 1.1            Definitions.  The following capitalized terms in this Agreement and the appendices hereto shall have the following meanings:

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or officer of such Person or of an Affiliate of such Person. As used in this Agreement, “control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management, policies or activities of a Person, whether through ownership or voting securities, by contract or otherwise.

“Agreement” means this Power Purchase Agreement, as it may be amended, supplemented or otherwise modified from time to time hereafter in accordance with its terms.

“Agreement Term” has the meaning set forth in Section 2.2.

“Ancillary Documents” means all agreements and other documents included in the Performance Security, the LD Security, Deed of Trust and all other instruments, agreements, certificates, and other documents executed or delivered by or on behalf of Buyer or Seller pursuant to or in connection with any thereof or this Agreement.

“ASME” means American Society of Mechanical Engineers.

“ASTM” means American Society for Testing and Materials and any successor thereto.

“Authorized Auditors” means representatives of Buyer or Buyer’s Agents who are authorized to conduct audits on behalf of Buyer.

“Authorized Representative” means, with respect to each Party, the Person designated as such Party’s authorized representative pursuant to Section 15.1.

“AWS” means American Welding Society and any successor thereto.

“Bankruptcy” means any case, action or proceeding under any bankruptcy, reorganization, debt arrangement, insolvency or receivership law or any dissolution or liquidation proceeding commenced by or against a Person and, if such case, action or proceeding is not commenced by such Person, such case or proceeding shall be consented to or acquiesced in by such Person or shall result in an order for relief or shall remain undismissed for sixty (60) days.

“Brown Act” has the meaning set forth in Section 15.20.

“Business Day” means any calendar day that is not a Saturday, a Sunday, or a day on which commercial banks are authorized or required to be closed in Los Angeles, California or New York, New York.

“Buyer” has the meaning set forth in the Preamble.

“Buyer’s Agent” means any member or agent of Buyer authorized or designated by Buyer to make any determination or perform, carry out or provide any function on behalf of Buyer under this Agreement.

“CAISO” means the California Independent System Operator, or any successor entity thereto.

“Cal-OSHA” means California Occupational Safety & Health Administration and any successor thereto.

“CAMD” means the Clean Air Markets Division of the United States Environmental Protection Agency, any successor agency and any other state, regional or federal or intergovernmental entity or Person that is given authorization or jurisdiction or both over a program involving the registration, validation, certification or transferability or any of the foregoing of Environmental Attributes.

“Capacity Rights” means the rights, whether in existence as of the Effective Date or arising thereafter during the Agreement Term, to capacity, resource adequacy, associated attributes and/or reserves or any of the foregoing associated with the electric generating capability of the Facility, including the right to resell such rights.

“Cash Grants” means the grants pursuant to Section 1603 of the American Recovery and Reinvestment Act of 2009, Pub. L. 111-5.

“CEC” means the California Energy Resources Conservation and Development Commission and any successor agency thereto.

“CEC Performance Standard” means, at any time, the applicable greenhouse gas emissions performance standard in effect at such time for baseload electric generation facilities owned or operated (or both) by local publicly owned electric utilities, as established by the CEC or other Governmental Authority having jurisdiction over Buyer.

“Circle Four Lease” means the Amended and Restated Land Lease Agreement, dated as of February 22, 2007, between Circle Four LLC, as lessor, and Seller, as lessee, attached to this Agreement as Appendix H.

“Closing” has the meaning set forth in Appendix L.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commercial Operation” means, with respect to the Facility, the Early Completion Facility Configuration, or any additional wind turbines installed in accordance with Section 3.6, as the case may be, that Seller shall have demonstrated to the reasonable satisfaction of Buyer that all of the following have occurred:

(a)           Construction of the Facility has been completed in accordance with the terms and conditions of this Agreement and the Facility possesses all the characteristics, and satisfies all of the requirements, set forth for this Facility in this Agreement;

(b)           The Facility has successfully completed all testing required by Prudent Utility Practices or any Requirement of Law to be completed prior to full commercial operations;

(c)           Seller has obtained all Permits required for the construction, operation and maintenance of the Facility in accordance with this Agreement (including those identified in Appendix K), and all such Permits are final and non-appealable;

(d)           The Facility is both authorized and able to operate at an installed capacity of no more than 102 MW and to deliver Energy to the Point of Delivery in accordance with Prudent Utility Practices, the requirements of this Agreement and all applicable Requirements of Law;

(e)           Seller has obtained Insurance coverage for the Facility as required by Appendix F;

(f)            Construction of all interconnection facilities and transmission facilities necessary to deliver Energy to the Point of Delivery has been completed and all agreements and arrangements have been executed and made, as provided in the Agreement, to deliver Energy to the Point of Delivery;

(g)           The Facility and the Related Interests and Rights shall be fully effective;

(h)           All of the requirements as set forth in Section 2.6, Section 2.7, Section 2.8, Section 2.9 and Section 2.10 to be met on or prior to the Commercial Operation Date have been met; and

(i)            Buyer shall have received executed copies of (x) the Interconnection Agreement and the assignment of the interconnection rights from Milford I to Seller necessary for the interconnection of the Facility to the Point of Delivery; (y) the joint ownership and operating agreements between Milford I, Seller and any other parties thereto with respect to their respective rights and interests with respect to the Facility Common Facility Interests and the Facility Transmission Line Interests, and the sharing of responsibilities and obligation related thereto; and (z) the consent required under Section 4.2, each such agreement being in a form reasonably acceptable to Buyer, provided that Buyer shall acknowledge acceptance in writing on a timely basis if requested by Facility Lender.

“Commercial Operation Date” means the date on which Commercial Operation of the Facility, or the Early Completion Facility Configuration, as the case may be, shall have occurred; provided, that Seller shall have the right to install additional wind turbines in accordance with Section 3.6 following the Commercial Operation Date if Commercial Operation is achieved in the Early Completion Facility Configuration in accordance with Section 3.6.

“Consent and Agreement” means the agreement attached as Appendix O.

“Contract Capacity” means the aggregate installed capacity of the Facility, not to exceed 102MW; provided, that Seller shall have the right to declare Commercial Operation as to the Early Completion Facility Configuration at the Commercial Operation Date and thereafter on or before ninety (90) days following the Commercial Operation Date may declare Commercial Operation as to all additional wind turbines in accordance with Section 3.6.

“Contract Year” means (i) for the first Contract Year, the period beginning on the Prepayment Date and ending at 24:00 hours on June 30 following the Prepayment Date, (ii) for the following nineteen (19) Contract Years beginning on the first day of July following the Prepayment Date, each succeeding twelve-month period up to and including the period ending with the June 30 next preceding the twentieth (20th) anniversary of the Prepayment Date; and (iii) for the final Contract Year, the period beginning on the first day of July next preceding the twentieth (20) anniversary of the Prepayment Date and ending at 24:00 hours on the date that the Agreement Term shall end.

“Costs” has the meaning set forth in Section 14.5(i)(3).

“CPRA” has the meaning set forth in Section 15.20.

“Credit Agreement” shall mean the Credit Agreement, to be executed between Seller and the Facility Lenders providing, among other things, for the financing of construction of the Facility, including related development and other project costs, interest and other finance costs during and after construction, reserves and spare parts, contemplated to be outstanding for a period after construction until repaid from proceeds of the Prepayment Amount, together with proceeds of a tax equity arrangement or Cash Grants and/or other capital sources, or until the right, title and interest of the Facility Lenders in and to the Credit Agreement shall be purchased, together with the related promissory notes and collateral documents, pursuant to the Consent and Agreement.

“Deed of Trust” has the meaning set forth in the definition of “Security Interest.”

“Deemed Delivered Excess Energy” has the meaning set forth in Section 5.6(g).

“Deemed Delivered Interim Energy” has the meaning set forth in Section 5.6(g).

“Deemed Delivered Prepaid Energy” has the meaning set forth in Section 5.6(g).

“Deemed Delivered Startup and Test Energy” has the meaning set forth in Section 5.6(g).

“Default” has the meaning set forth in Section 14.1.

“Defaulting Party” has the meaning set forth in Section 14.1.

“Delivered Energy” means the MWh of Facility Energy delivered by Seller and received by Buyer as metered at the Point of Delivery, adjusted to include Deemed Delivered Prepaid Energy, Deemed Delivered Excess Energy, Deemed Delivered Startup and Test Energy and Deemed Delivered Interim Energy, in accordance with Section 5.6.

“Delivered Excess Energy” means the portion of the Delivered Energy that is designated as Excess Energy.

“Delivered Guaranteed Generation” means the portion of the Delivered Energy that is designated as Guaranteed Generation.

“Delivery Term” has the meaning set forth in Section 2.2.

“Downgrade Event”, with respect to a financial institution, means the failure of such financial institution to maintain the credit rating or organizational status of a Qualified Issuer or the commencement by such financial institution of involuntary or voluntary bankruptcy, insolvency, reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar proceeding (whether under any present or future statute, law or regulation).

“Early Completion Facility Configuration” means a configuration of the Facility with the interconnection facilities and installed wind turbines aggregating not less than 90 MW of nameplate capacity and not more than 102 MW of nameplate capacity.

“EEI” means Edison Electric Institute and any successor thereto.

“Effective Date” means the date on which Buyer executes this Agreement, and the conditions precedent set forth in Section 2.1 have been met.

“Electric Metering Device(s)” means all meters, metering equipment, and data processing equipment used to measure, record, or transmit data relating to the Energy output from the Facility. Electric Metering Devices include the metering current transformers and the metering voltage transformers.

“End of Term Purchase Price” has the meaning set forth in Section 2.5(c).

“Energy” means electrical energy.

“Environmental Attribute Reporting Rights” means all rights to report the ownership of the Environmental Attributes to any Person without limitation, including under Section 1605(b) of the Energy Policy Act of 1992, as amended from time to time, or any successor statute, or any other current or future international, federal, state or local law, regulation or bill, or otherwise.

“Environmental Attributes” means any and all current or future credits, benefits, emissions reductions, offsets or allowances, howsoever entitled, named, registered, created, measured, allocated or validated (A) that are at any time recognized or deemed of value (or both) by applicable law, or any voluntary or mandatory program of any Governmental Authority and (B) that are attributable to (i) generation by the Facility of Delivered Energy or Replacement Energy required to be delivered by Seller to Buyer during the Agreement Term and (ii) the emissions or other environmental characteristics of such generation or its displacement of conventional or other types of Energy generation.  Environmental Attributes include without limitation any of the aforementioned arising out of legislation or regulation concerned with oxides of nitrogen, sulfur, carbon, or any other greenhouse gas or chemical compound, particulate matter, soot, or mercury, or implementing the United Nations Framework Convention on Climate Change (the “UNFCCC”), the Kyoto Protocol to the UNFCCC, California’s greenhouse gas legislation (including but not limited to California Assembly Bill 32 (Global Warming Solutions Act of 2006)) or any similar international, federal, state or local program or crediting “early action” with a view thereto, or laws or regulations involving or administered by the CAMD, and all Environmental Attribute Reporting Rights, including all evidences (if any) thereof such as renewable energy certificates of any kind. Environmental Attributes for purposes of this definition are separate from the Energy produced from the Facility. Environmental Attributes specifically exclude (i) investment tax credits, any local, state or federal production tax credits, depreciation deductions or other tax credits providing a tax benefit to Seller or any other Person based on ownership or a security interest in the Facility, or Energy production from any portion of the Facility, including any investment or production tax credit expected to be available to Seller with respect to the Facility, (ii) depreciation deductions and benefits, and other tax benefits arising from ownership or operation of the Facility unrelated to its status as a generator of renewable or environmentally clean Energy, and (iii) cash grants or other financial incentives from any local, state or federal government available to Seller with respect to the Facility.

“Environmental Documents” has the meaning set forth in Section 3.1(a).

“EPA” means the United States Environmental Protection Agency and any successor agency.

“EPS Compliant” when used with respect to the Facility or any other facility at any time, means that the facility satisfies both the PUC Performance Standard and the CEC Performance Standard in effect at the time; provided, if it is impossible for the facility to satisfy both the PUC Performance Standard and the CEC Performance Standard in effect at any time, the facility shall be deemed EPS Compliant if it satisfies the CEC Performance Standard in effect at the time and those portions of the PUC Performance Standard in effect at the time that it is possible for the facility to satisfy while at the same time satisfying the CEC Performance Standard in effect at the time.

“EPS Law” means Sections 8340 and 8341 of the California Public Utilities Code as implemented and amended from time to time, or any successor laws or regulations in the State of California.

“Excess Energy” means, for any Contract Year, the Energy from the Facility delivered to the Point of Delivery, which is in excess of the Guaranteed Annual Quantity for such Contract Year.

“Excess Energy Price” means the price per MWh ($/MWh) paid by Buyer to Seller for Excess Energy according to the provisions in Appendix A.

“Facility” means the wind powered electric generating facility to be located on the Facility Premises, including, but not limited to, the Facility Premises, the structures, facilities, equipment, fixtures, improvements and associated real and personal property and the other rights and interests described in Appendix B.

“Facility Common Facilities Interests” means the rights and interests in and to the properties, structures, equipment and facilities, and described generally in Appendix B, that (i) provide Seller with ownership interests (which may be an undivided interest) and leasehold interests in the Site Common Facilities, including all associated real or personal property, and the rights and interests of Seller in and to any and all agreements for joint ownership and operation, any third-party joint operation, or use of the Site Common Facilities or the capacity or capability thereof, and (ii) shall provide Seller with the rights to capability, capacity or use of the Site Common Facilities necessary to support the design capacity of the Facility on a prudent and reliable basis.

“Facility Debt” means payment obligations of Seller to the Facility Lenders under the Credit Agreement outstanding at any date of application of such term, with the understanding that when such term is used with reference to repayment of the Facility Debt, the amount is calculated as of the date of repayment, including principal of, premium and interest on indebtedness, fees, expenses or penalties, amounts due upon acceleration, prepayment or restructuring, tax credit or benefit monetization, swap or interest rate hedging breakage costs and any claims or interest due with respect to any of the foregoing.

“Facility Energy” means Energy generated by the Facility, less Station Usage Energy.

“Facility Generating Premises” means the real and personal property (including all fixtures and appurtenances thereto) and related physical and intangible property and the Facility Common Facilities Interests, all as described in the Leases and Property Agreements and as further described in Appendix B as constituting the Facility Generating Premises.

“Facility Lender” means any lender providing senior or subordinated construction, debt or equity financing or refinancing for or in connection with the development, construction, purchase, or installation of the Facility, including any equity and tax investor providing financing or refinancing in connection therewith, and any trustee or agent acting on their behalf, and any Person providing interest rate protection agreements to hedge any of the foregoing debt obligations.

“Facility Metered Output” means the energy produced by the Facility wind turbine generators as measured by the Electric Metering Devices installed at the Substation.

“Facility Premises” means the Facility Generating Premises, the land and rights and interests in land included in the Facility Common Facilities Interests and the Facility Transmission Line Interests.

“Facility Transmission Line Interests” means (i) the rights and interests in and to the properties, structures and facilities, including any easements, rights-of-way or contractual rights held or to be held by Seller with respect to its rights to its share of the capacity of the Transmission Line, including rights and interests in the Interconnection Agreement and other agreements relating to the operation and use of the Transmission Line and the use of capacity thereof, and in and to transmission lines and/or roadways servicing the Facility Premises or the Facility located (or to be located) thereon, described in Appendix B as constituting the Facility Transmission Line Interests, and (ii) the undivided ownership rights and interests in the Transmission Line as provided under Section 2.8(a).

“Fair Market Value” has the meaning set forth in Section 2.5(b).

“FERC” means the Federal Energy Regulatory Commission or any successor agency thereto.

“First Buyer Purchase Option” has the meaning set forth in Section 2.5(a).

“First Notice” has the meaning set forth in Section 2.5(b).

“First Option Exercise Date” has the meaning set forth in Section 2.5(b).

“First Option Purchase Date” has the meaning set forth in Section 2.5(b).

“First Option Purchase Price” has the meaning set forth in Section 2.5(b).

“First Wind” means First Wind Holdings, LLC.

“Force Majeure” has the meaning set forth in Section 15.6.

“Forced Outage” means the removal of service availability of the Facility, or any portion of the Facility, for emergency reasons or conditions in which the Facility, or any portion thereof, is unavailable due to unanticipated failure, including as a result of Force Majeure.

“GAAP” means Generally Accepted Accounting Principles that are accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants applicable to a government-owned utility applying all statements and interpretations issued by the Governmental Accounting Standards Board (GASB) and statements and pronouncements of the Financial Accounting Standards Board which are not in conflict with the statements and interpretations issued by the GASB or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, that are applicable to the circumstances as of the date of determination.

“Gains” has the meaning set forth in Section 14.5(i)(1).

“Governmental Authority” means any federal, state, regional, city or local government, any intergovernmental association or political subdivision thereof, or other governmental, regulatory or administrative agency, court, commission, administration, department, board, or other governmental subdivision, legislature, rulemaking board, tribunal, or other governmental authority, or any Person acting as a delegate or agent of any Governmental Authority.

“Guaranteed Annual Quantity” means, (i) for each Contract Year other than the first Contract Year and the final Contract Year, the Guaranteed Generation divided by twenty (20), and (ii) for the first Contract Year and the final Contract Year, the product obtained by multiplying (A) the quotient obtained by dividing the Guaranteed Generation by twenty (20) by (B) a fraction, the numerator of which is the number of days in the first Contract Year or the final Contract Year, as applicable, and the denominator of which is 365.

“Guaranteed Commercial Operation Date” means October 1, 2010, as may be extended on a day-for-day basis not to exceed one (1) year due to an event of Force Majeure, and as may be extended on a day-for-day basis from April 1, 2010 if the Effective Date does not occur on or before April 1, 2010.

“Guaranteed Generation” means the MWh of Facility Energy prepaid by Buyer and guaranteed to be delivered from the Facility to the Point of Delivery as measured at the Point of Delivery, which shall be equal to P99 Energy, multiplied by twenty (20) years.

“IEEE” means Institute of Electrical and Electronics Engineers.

“Independent Engineer” means Garrad Hassan and Partners, Inc. or such other engineer as may be jointly selected by the Parties.

“Independent Manager” means a manager who is not at the time of initial appointment, or at any time while serving as Independent Manager, and has not been at any time during the preceding five (5) years: (i) a member, stockholder, equityholder, director, manager (except as such Independent Manager of Seller), officer, employee, partner, attorney or counsel of Seller, any member of Seller, or any Affiliate of Seller; (ii) a customer, supplier or other Person who derives any of its purchases or revenues from its activities with Seller, any member of Seller, or any Affiliate of Seller (other than for serving as Independent Manager of the Seller); (iii) a Person controlling or under common control with any such stockholder, equityholder, partner, manager, customer, supplier or other Person; or (iv) a member of the immediate family of any such member, stockholder, equityholder, director, officer, employee, manager, partner, customer, supplier or other Person.

“Insurance” means the policies of insurance as set forth in Appendix F.

“Interest Rate” means the lesser of (i) two hundred (200) basis points above the per annum Prime Rate reported daily in The Wall Street Journal, or (ii) the maximum rate permitted by applicable Requirements of Law.

“Interim Energy” means the MWh of Facility Energy delivered to the Point of Delivery, as metered at the Point of Delivery, during the Interim Period. Prior to the earlier of the completion of the STS Upgrade or December 31, 2010, Seller shall not deliver any Interim Energy in an amount greater than the Maximum Interim Energy Amount.

“Interim Energy Rate” has the meaning set forth in Appendix A.

“Interim Period” means the period beginning on the Commercial Operation Date and ending on the Prepayment Date.

“IPT” means (i) when used with respect to a Retail Seller for any year for which an Incremental Procurement Target has been set for the Retail Seller by the PUC under the RPS Law, the incremental procurement target so set, and (ii) when used with respect to a Retail Seller for any year for which an incremental procurement target has not been set for the Retail Seller by the PUC under the RPS Law, the incremental procurement target last set for the Retail Seller by the PUC under the RPS Law, and (iii) when used with respect to Buyer for any year, means Buyer’s members’ renewable energy portfolio standard or procurement target for the year in which this Agreement is entered into as established by Buyer’s members’ governing body, as applicable, and in effect on the date this Agreement is entered into, as established by Buyer’s members.

“Interconnection Agreement” has the meaning set forth in Section 4.2.

“Intermountain Power Agency” means the Intermountain Power Agency, a political subdivision of the State of Utah.

“Intermountain Power Project Switchyard” means the transmission switchyard owned by the Intermountain Power Agency, which is located in Delta, Utah, which interconnects through Intermountain Power Project transmission systems to the interstate transmission grid.

“ISA” means Instrument Society of America.

“KW” means kilowatt.

“KWh” means kilowatt-hour.

“LD Security” has the meaning set forth in Section 3.5(a).

“Lien” means any mortgage, deed of trust, lien, security interest, retention of title or lease for security purposes, pledge, charge, encumbrance, equity, attachment, claim, easement, right of way, covenant, condition or restriction, leasehold interest, purchase right or other right of any kind, including an option, of any other Person in or with respect to any real or personal property.

“Lease” means the Circle Four Lease and all other leases for the Facility.

“Leases and Property Agreements” means (A) the following leases and property agreements and instruments under which Seller shall acquire the Facility Generating Premises: (i) the Lease and all other easements and other real property rights of any nature for the Facility, including access rights from third parties (other than the State of Utah), (ii) a grant or grants of right of way to Seller by the USBLM, (iii) the lease or leases to Seller, as lessee, from the State of Utah, and (iv) agreements or instruments providing for the acquisition and fee ownership by Seller of parcels of land, and (B) the grants of rights of way and the leases, agreements, deeds and other instruments providing for the acquisition by Seller of rights and interests in the Transmission Line right of way and associated property rights and interests in all cases, each as amended, supplemented, replaced or otherwise modified from time to time.

“Losses” has the meaning set forth in Section 14.5(i)(2).

“Major Maintenance Blockout” has the meaning set forth in Section 5.6(e).

“Major Subcontractors” has the meaning set forth in Section 12.4.

“Material Adverse Effect” means any effect that is material and adverse to the operations or physical condition of the Facility, or limits the ability of Seller to deliver Facility Energy.

“Maximum Interim Energy Amount” means an amount, measured in MWh, of Facility Energy delivered to the Point of Delivery, as metered at the Point of Delivery, equal to the difference between (i) the Energy delivered at the Point of Delivery from the Milford Wind Phase I Facility and (ii) the maximum amount of Energy associated with 200 MW.

“Milestone” has the meaning set forth in Section 3.4.

“Milford I” means Milford Wind Corridor Phase I, LLC.

“Milford Wind Phase I Facility” means the wind generating facility and transmission line and related facilities of Milford I provided for under the Power Purchase Agreement, dated as of March 16, 2007, between Buyer and Milford I, as amended by the First Amendment to Power Purchase Agreement, dated as of January 16, 2009.

“Monthly Payment” means the amount to be paid to Seller by Buyer on a monthly basis for all items set forth in Appendix A.

“MVAR” means megavolt-ampere-reactive or megavolt-amperes-reactive, as applicable.

“MVARh” means megavolt-ampere-reactive-hour or megavolt-ampere-reactive-hours, as applicable.

“MW” means megawatt or megawatts, as applicable.

“MWh” means megawatt-hour or megawatt-hours, as applicable.

“NERC” means the North American Electric Reliability Council or its successor organization, if any.

“Non-Consolidation Opinion” means a reasoned opinion of Chadbourne & Parke LLP, in form and substance reasonably acceptable to Buyer, as to the non-consolidation of Seller in a bankruptcy proceeding of any member of Seller, addressed and delivered to Buyer on or before the Prepayment Date.

“Non-Defaulting Party” has the meaning set forth in Section 14.4(a).

“OATT” means Open Access Transmission Tariff approved by FERC or approved by the governing body(s) of a non jurisdictional public utility.

“Off Peak” means all hours other than On Peak hours.

“One Year Shortfall Make Up Period” has the meaning set forth in Section 10.1.

“On Peak” means 6:00 a.m. - 10:00 p.m., Monday through Friday.

“Operating Insurance” means the Insurance associated with the Facility after final completion of the Facility construction phase, specifically excluding Marine/Inland Marine Cargo, Marine Delay in Start Up, and Builder’s Risk coverages, as set forth in Appendix F, which are associated with construction or personnel.

“OSHA” means Occupational Safety & Health Administration and any successor thereto.

“P99 Energy” means, with respect to the production of Energy from the Facility, the amount of Facility Energy expected to be delivered to the Point of Delivery annually, with a probability of exceedance of 99%, as calculated by a nationally recognized wind expert acceptable to Buyer.

“Pacific Prevailing Time” means the time in Los Angeles, California when actual transactions are made.

“Party” has the meaning set forth in the Preamble.

“Performance Security” means the performance security to be provided, pursuant to Section 7.3, on or prior to the Prepayment Date to secure Seller’s performance under this Agreement.

“Permit” means all applications, permits, licenses, franchises, certificates, concessions, consents, authorizations, approvals, registrations, orders, filings, entitlements and similar requirements of whatever kind and however described which are required to be obtained or maintained by any Person with respect to the development, siting, design, acquisition, construction, equipping, financing, ownership, possession, shakedown, start-up, testing, operation or maintenance of the Facility, the production and delivery of Energy, Capacity Rights and Environmental Attributes, or any other transactions or matter contemplated by this Agreement (including those pertaining to electrical, building, zoning, environmental and occupational safety and health requirements), including those described in Appendix K.

“Permitted Encumbrances” means (i) any Lien approved by Buyer in a writing separate from this Agreement which expressly identifies the Lien as a Permitted Encumbrance, (ii) Liens for Taxes not yet due or for taxes being contested in good faith by appropriate proceedings, so long as such proceedings do not involve (a) a material risk of the sale, forfeiture, loss or (b) a restriction on the use of the Facility or any part thereof, provided that such proceedings end by the expiration of the Agreement Term, (iii) suppliers’, vendors’, mechanics’, workman’s, repairman’s, employees’ or other like Liens arising in the ordinary course of business for work or service performed or materials furnished in connection with the Facility for amounts the payment of which is either not yet delinquent, bonded or is being contested in good faith by appropriate proceedings, provided that such proceedings end by expiration of the Agreement Term, (iv) Lease and Property Agreements, or memoranda of such Leases and Property Agreements; or (v) easements, rights of way, use rights, exceptions, encroachments, reservations, restrictions, conditions or limitations listed as items 8 through 28 and 30 through 34 of Schedule B of the Commitment for Title Insurance, Order No. NSC- 344152- SLC 1, with an effective date of August 14, 2009, issued to Seller by First American Title Insurance Company; provided that in each case the same do not impair the operation or use of the Facility or any interest therein as contemplated by this Agreement, or have a material adverse effect on the value, the remaining useful life or the utility of the Facility or any interest therein.

“Person” means any individual, corporation, partnership, joint venture, limited liability company, association, joint stock company, trust, unincorporated organization, entity, government or other political subdivision.

“Point of Delivery” means the interconnection facilities of Seller located at the point of interconnection between the Transmission Line and the Intermountain Power Project 345-kV Switchyard as further described in the Interconnection Agreement.

“Prepaid Energy Price” means Forty-Seven Dollars ($47.00) per MWh.

“Prepayment Amount” means the amount to be paid by Buyer for the Guaranteed Generation as set forth in Section 7.1(g).

“Prepayment Date” means the date on which Buyer pays the Prepayment Amount to Seller.

“Present Value Rate” means, at any date, the sum of 0.50% plus the yield reported on page “USD” of the Bloomberg Financial Markets Services Screen (or, if not available, any other nationally recognized trading screen reporting on-line intraday trading in United States government securities) at 11:00 a.m. (New York City, New York time) for the United States government securities having a maturity that most nearly matches the remaining term of the Agreement at that date.

“Prudent Utility Practices” means those practices, methods, and acts, that are commonly used by a significant portion of the wind power generation industry in prudent engineering and operations to design and operate electric equipment (including wind powered facilities) lawfully and with safety, dependability, efficiency, and economy, including any applicable practices, methods, acts, guidelines, standards and criteria of FERC, NERC, WECC and all applicable Requirements of Law.

“Public Utilities Code” means the Public Utilities Code of the State of California.

“PUC” means the California Public Utilities Commission and any successor thereto.

“PUC Performance Standard” means, at any time, the greenhouse gas emission performance standard in effect at such time for baseload electric generation facilities owned or operated (or both) by load-serving entities and not local publicly-owned electric utilities, as established by the PUC or other Governmental Authority under the EPS Law.

“Qualified Issuer” means a financial institution either organized under the laws of the United States or a State therein or a United States branch of a foreign financial institution, in each case, that has a current long-term credit rating (corporate or long-term senior unsecured debt) of (1) “A3” or higher by Moody’s Investors Service, Inc.; and (2) “A-” or higher by Standard & Poor’s.

“Quality Assurance Program” has the meaning set forth in Appendix J.

“RECs” or “Renewable Energy Certificates” means tradable environmental commodities that represent proof that one (1) megawatt-hour (MWh) of Energy was generated from an eligible resource. These certificates can be sold and traded and the owner of the REC can claim to have purchased renewable energy. RECs are also commonly known as renewable energy credits and green tags.

“Related Interests and Rights” means the Facility Common Facilities Interests and the Facility Transmission Line Interests.

“Remaining Prepayment Amount” means, with respect to the Contract Year in which a termination of this Agreement occurs (other than upon a purchase of the Facility and Related Interests and Rights by Buyer), the sum of: (i) the amount set forth for such Contract Year in Appendix G, as such amount may be modified on a pro-rata basis to reflect the final configuration of the Facility as of the Prepayment Date; (ii) if any Shortfall Energy or Replacement Energy has not been made up by Seller as of the termination date, an amount equal to the product of (x) the amount of such Shortfall Energy (measured in MWh), or the amount of such Replacement Energy (measured in MWh), as the case may be, multiplied by (y) the Prepaid Energy Price; and (iii) any amounts owed to Buyer under Section 10.3 for Replacement Energy purchased by Buyer in accordance with Section 10.3, or if Buyer has not purchased such Replacement Energy in accordance with Section 10.3, such Replacement Energy (measured in MWh) multiplied by the Prepaid Energy Price.

“Replacement Energy” has the meaning set forth in Section 10.3.

“Requirement of Law” means federal, state and local laws, statutes, regulations, rules, codes or ordinances enacted, adopted, issued or promulgated by any federal, state, local or other Governmental Authority (including those pertaining to electrical, building, zoning, environmental and occupational safety and health requirements).

“Retail Seller” means an “electrical corporation” (as defined in Section 218 of the Public Utilities Code) that is a “retail seller” as defined in Section 399.12(b) of the California Public Utilities Code as amended from time to time and any successor law.

“RPS Compliant,” when used with respect to the Facility or any other facility at any time, means (i) that all Energy generated by that facility at that time would, if purchased by a Retail Seller together with the associated Environmental Attributes, be eligible to be credited against the IPT of the Retail Seller for the year during which the Energy is purchased, and (ii) that all Energy generated by that facility at that time would, if purchased by Buyer together with the associated Environmental Attributes, be eligible to be credited against the IPT of Buyer’s members.

“RPS Law” means Sections 399.11 to 399.20 of the Public Utilities Code, as implemented and amended from time to time, and any successor law.

“SCADA” has the meaning set forth in Section 5.6(g).

“Schedule or Scheduling” means the actions of Seller and Buyer or their Authorized Representatives, including each Party’s Transmission Providers, if applicable, of notifying, requesting and confirming to each other the quantity of energy to be delivered at the Point of Delivery on any given date during the Delivery Term.

“Scheduled Outage” means any outage with respect to the Facility other than a Forced Outage.

“Scheduled Outage Projection” has the meaning set forth in Section 5.6(e).

“Scheduler” means the Persons doing Scheduling for each Party.  The contact information for Buyer’s Scheduler and Seller’s Scheduler at the Effective Date is set forth in item 4, Appendix C.

“Second Buyer Purchase Option” has the meaning set forth in Section 2.5(a).

“Second Notice” has the meaning set forth in Section 2.5(c).

“Second Option Exercise Date” has the meaning set forth in Section 2.5(c).

“Security Interest” means a lien on and security interests for the Facility and the Related Interests and Rights including all leasehold interests and real and personal property rights and interests of the Seller under the Leases and Property Agreements then in effect to secure the performance of this Agreement by Seller by means of a perfected first lien and priority security interest in the Facility and the Related Interests and Rights, subject only to Permitted Encumbrances, in the form of a Security Interest, Deed of Trust, Security Agreement and Fixture Filing as set forth in Appendix E (“Deed of Trust”). The amount of the Security Interest will secure all of Seller’s obligations under this Agreement, including the Remaining Prepayment Amount, any Termination Payment and other amounts or damages owed by Seller to Buyer under this Agreement. In the event of Buyer foreclosure on the Security Interest, Seller will be responsible for the reasonable legal expenses of Buyer to accomplish the foreclosure.

“Seller” has the meaning set forth in the Preamble.

“Shortfall Energy” has the meaning set forth in Section 10.1.

“Shortfall Make Up Period” means the One Year Shortfall Make Up Period and the Two Year Shortfall Makeup Period.

“Site Common Facilities” means and includes:

(a)           that certain substation (but excluding the Intermountain Power Project Switchyard) interconnected with the Facility and the Milford Wind Phase I Facility (the “Substation”), including all switching facilities, equipment, instruments, control panels, controls, switches, administrative supplies and other equipment, instruments, and appurtenances in and related thereto (but excluding the Electric Metering Devices on the feeder lines to the Substation as further described in Section 12.5(b)); the interconnections with the Transmission Line and collection systems and related transmission facilities; the site of the Substation and related facilities, including fee ownership interests, leaseholds, rights of way, easements and other related property rights and interests and associated buildings, structures and other improvements therefor;

(b)           approximately 12 miles of newly constructed access roads and turnaround areas;

(c)           operation, maintenance and storage buildings, structures and facilities;

(d)           a 34.5 kV conductor line and a communication line installed on Seller’s poles installed by Seller to interconnect the Facility to the Substation; and

(e)           all equipment and other personal property necessary or useful to provide operational and support services to any of the foregoing.

“Special Purpose Entity” means a limited liability company, which at all times prior to, on and after the date hereof:

(a)           shall not (i) engage in any dissolution, liquidation or consolidation or merger with or into any other business entity, (ii) acquire by purchase or otherwise all or substantially all of the business or assets of or beneficial interest in any other entity, (iii) transfer, lease or sell, in one transaction or any combination of transactions, all or substantially all of its properties or assets except to the extent permitted herein, (iv) modify, amend or waive any provisions of its organizational documents related to its status as a Special Purpose Entity, or (v) terminate its organizational documents or its qualifications and good standing in any jurisdiction;

(b)           was, is and will be organized solely for the purpose of (i) acquiring, developing, owning, holding, selling, leasing, transferring, exchanging, managing and operating the Facility, entering into this Agreement with Buyer and transacting lawful business that is incident, necessary and appropriate to accomplish the foregoing;

(c)           has not been, is not, and will not be engaged in any business unrelated to the acquisition, development, construction, ownership, management or operation of the Facility;

(d)           has not had, does not have and will not have, any assets other than those related to the Facility;

(e)           has held itself out as and will hold itself out to the public as a legal entity separate and distinct from any other entity and has not failed and will not fail to correct any known misunderstanding regarding the separate identity of such entity;

(f)            has maintained and will maintain its financial statements, bank accounts, accounts books, resolutions, agreements and records separate from any other Person and has filed and will file its own tax returns (except to the extent treated as a “disregarded entity” for tax purposes and is not required to file tax returns under applicable law);

(g)           has held itself out and identified itself and will hold itself out and identify itself as a separate and distinct entity under its own name or in a name franchised or licensed to it by an entity other than an Affiliate of Seller and not as a division, department, or part of any other Person;

(h)           has maintained and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

(i)            has not made and will not make loans or advances to any Person or hold evidence of indebtedness issued by any other Person (other than cash and investment-grade securities issued by an entity that is not an Affiliate of or subject to common ownership with such entity) or made any gifts or fraudulent conveyances to any Person;

(j)            has not identified and will not identify its members, or any Affiliate of any member, as a division or part of it, and has not identified itself and shall not identify itself as a division or department of any other Person;

(k)           has not entered into or been a party to, and will not enter into or be a party to, any transaction with its members or Affiliates, except (i) in the ordinary course of its business and on terms which are intrinsically fair, commercially reasonable and are no less favorable to it than would be obtained in a comparable arm’s-length transaction with an unrelated third party, or (ii) in connection with the development or construction of the Facility, provided that any indebtedness or other obligations of Seller pursuant to any such transaction with its members or Affiliates shall be fully performed and discharged in their entirety prior to Commercial Operation, and (iii) as set forth in this Agreement;

(l)            does not and will not have any obligation to indemnify, and has not indemnified and will not indemnify any Person other than its officers, managers or members, as the case may be, and the Independent Manager in connection with activities related to the performance of this Agreement;

(m)          has considered and shall consider the interests of its creditors in connection with all limited liability company actions;

(n)           does not and will not have any of its obligations guaranteed by any Affiliate and will not hold itself out as being responsible for the debts or obligations of any other Person except in connection with the development or construction of the Facility, provided that any such debts or obligations shall be fully performed and discharged prior to Commercial Operation;

(o)           has complied and will comply with all of the terms and provisions contained in its organizational documents, including the provision requiring that there be an Independent Manager at all times, and has done or caused to be done and will do all things necessary to preserve its existence;

(p)           has not commingled, and will not commingle, its funds or assets with those of any Person and has not participated and will not participate in any cash management system with any other Person;

(q)           will hold its assets in its own name and will conduct all business in its own name;

(r)            has maintained and will maintain its financial statements, accounting records and other entity documents separate from any other Person and has not permitted and will not permit its assets to be listed as assets on the financial statement of any other entity except as required by GAAP; provided, however, that any such consolidated financial statement shall contain a note indicating that its separate assets and liabilities are neither available to pay the debts of the consolidated entity nor constitute obligations of the consolidated entity;

(s)            has paid and will pay its own liabilities and expenses, including the salaries of its own employees, out of its own funds and assets and has maintained and will maintain a sufficient number of employees in light of its contemplated business operations;

(t)            has observed and will observe all limited liability company formalities;

(u)           has not assumed or guaranteed or become obligated for, and will not assume or guarantee or become obligated for the debts of any other Person (other than an Affiliate of Seller solely as provided in (k) and (n) of this definition with respect to debts incurred for the performance of an obligation of Seller under this Agreement) and has not held out and will not hold out its credit as being available to satisfy the obligations of any other Person (other than an Affiliate of Seller solely as provided in (k) and (n) of this definition with respect to debts incurred for the performance of an obligation of Seller under this Agreement) except as permitted pursuant to this Agreement;

(v)           does not have and will not acquire obligations or securities of its members or any Affiliate;

(w)          has allocated and will allocate fairly and reasonably any overhead expenses that are shared with any Affiliate, including, but not limited to, paying for shared space and services performed by any employee of an Affiliate;

(x)           now maintains and uses, and will maintain and use separate stationery, invoice and checks bearing its name; such stationery, invoices and checks utilized by it or utilized to collect its funds or pay its expenses have borne and shall bear its own name and have not borne and shall not bear the name of any other entity unless such entity is clearly designated as being its agent;

(y)           except in connection with the development or construction, or financing of the development or construction of the Facility, has not pledged and will not pledge its assets for the benefit of any other Person;

(z)           now has, and will have articles of organization, a certificate of formation and/or an operating agreement, as applicable, that provides that it will not: (A) dissolve, merge, liquidate or consolidate; (B) sell, transfer, lease or otherwise convey all or substantially all of its assets; (C) engage in any other business activity, or amend its organizational documents with respect to the matters set forth in this definition without the affirmative vote of its Independent Manager; or (D) without the affirmative vote of its Independent Manager, file a bankruptcy or insolvency petition or otherwise institute insolvency proceedings with respect to itself or to any other entity in which it has a direct or indirect legal or beneficial ownership interest;

(aa)         is and intends to remain solvent and has paid and intends to continue to pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same shall have or become due, and has maintained, is maintaining and intends to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations; and

(bb)         now has and will have no indebtedness other than (i) the loan made by the

Facility Lender pursuant to the Credit Agreement, (ii) Taxes and Insurance premiums, (iii) liabilities incurred in the ordinary course of business relating to its ownership, leasing and operation of the Facility and its routine administration, that are not evidenced by a note, and which amounts are normal and reasonable under the circumstances, (iv) and any other liabilities incurred in the ordinary course of business relating to its development and construction of the Facility; provided that any such liabilities shall be fully discharged prior to Commercial Operation, and (v) such other liabilities that are permitted pursuant to this Agreement.

“Startup and Test Energy” means the MWh of Energy from the Facility delivered by Seller to Buyer at the Point of Delivery prior to the Commercial Operation Date, but not to exceed, at any time, an amount which is equal to the difference between (i) the Energy delivered at the Point of Delivery from Milford Wind Phase I Facility and (ii) the maximum amount of Energy associated with 200 MW.

“Station Usage Energy” means Energy (a) used within the Facility to power the lights, motors, buildings, panels, control systems and other electrical loads that are necessary for operation and maintenance of the Facility; or (b) consumed within the Facility’s electric energy distribution/transmission system as losses.

“STS Upgrade” means the additions and improvements to and renewals of the Southern Transmission System of the Intermountain Power Project of Intermountain Power Agency that provide for an increase of the capacity of the Southern Transmission System from 1920 MW to 2400 MW.

“Subcontractors” has the meaning set forth in Section 12.4(a).

“Substation” means the undivided interest of Seller in the Substation described in the definition of “Site Common Facilities”.

“System Emergency” means an emergency condition or abnormal interconnection situation which in Buyer’s sole judgment affects the ability of Buyer or Buyer’s Transmission Provider to receive Energy at the Point of Delivery.

“Taxes” has the meaning set forth in Section 5.4.

“Termination Payment” means in the case of a Default, the amount, calculated pursuant to Section 14.5 and paid by a Party to liquidate this Agreement.

“Transmission Line” means the generator lead line extending from the Site Common Facilities Substation at the wind generation site to the Intermountain Power Project Switchyard in Delta, Utah, a distance of approximately 90 miles, including the rights of way, easements and other property interests constituting the right of way of such transmission line and the interconnection facilities at the Site Common Facilities Substation and the interconnection facilities at the IPP Switchyard, together with all related structures, facilities and equipment and associated real or personal properties.

“Transmission Provider” means the Person(s) operating the Transmission System(s) providing Transmission Services to or from the Point of Delivery.

“Transmission Services” means the transmission and other services required to transmit Energy to or from the Point of Delivery.

“Transmission System” means the facilities utilized to provide Transmission Services.

“Two Year Shortfall Make Up Period” has the meaning set forth in Section 10.1.

“USBLM” means the Bureau of Land Management of the United States Department of Interior.

“WECC” means the Western Electricity Coordinating Council, or any successor entity thereto.

“WREGIS” means Western Renewable Energy Generation Information System, and any successor; provided that said successor is capable of performing substantially similar functions and is acceptable to Buyer.

“WREGIS Certificates” has the meaning set forth in Section 9.4.

“WREGIS Operating Rules” means the rules describing the operations of the Western Renewable Energy Generation Information System, as published by WREGIS and as may be amended from time to time.

Other terms defined herein have the meanings so given them in this Agreement.

Section 1.2            Interpretation.  In this Agreement, unless a clear contrary intention appears:

(a)           the singular number includes the plural number and vice versa;

(b)           reference to any Person includes such Person’s successors and assigns but, in case of a Party hereto, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

(c)           reference to any gender includes the other;

(d)           reference to any agreement (including this Agreement), document, instrument or tariff means such agreement, document, instrument or tariff as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof;

(e)           reference to any Article, Section, or Appendix means such Article of this Agreement, Section of this Agreement, or such Appendix to this Agreement, as the case may be, and references in any Article or Section or definition to any clause means such clause of such Article or Section or definition;

(f)            “hereunder”, “hereof”, “hereto” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Article or Section or other provision hereof or thereof;

(g)           “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term;

(h)           relative to the determination of any period of time, “from” means “from and including”, “to” means “to but excluding” and “through” means “through and including”;

(i)            reference to time shall always refer to Pacific Prevailing Time; and

(j)            reference to any “day” shall mean a calendar day unless otherwise indicated.

ARTICLE II

EFFECTIVE DATE, TERM, PURCHASE OPTION,
EARLY TERMINATION AND FACILITY PROPERTIES

Section 2.1            Effective Date.  This Agreement shall become effective when duly executed and delivered by both Parties. On or prior to the Effective Date, each of the following has occurred:

(a)           Buyer received copies of all requisite resolutions and incumbency certificates of Seller and any other documents evidencing all actions taken by Seller to authorize the execution and delivery of this Agreement and all Ancillary Documents requiring execution by Seller, such resolutions to be certified as of the Effective Date by an Authorized Representative of Seller;

(b)           Buyer received an executed original of a written legal opinion of Chadbourne & Parke LLP, counsel for Seller, dated as of the Effective Date and addressed to Buyer concerning this Agreement and related matters in form and substance satisfactory to Buyer and its counsel;

(c)           First Wind, or an Affiliate of First Wind, and Seller shall have entered into an agreement with Buyer under which First Wind, or an Affiliate of First Wind (other than Seller), agrees to apply for and to cause to be issued to Buyer the LD Security as provided under Section 3.5(b);

(d)           The LD Security required under Section 3.5(b) was delivered to Buyer;

(e)           First Wind, or an Affiliate of First Wind, and Seller shall have entered into an agreement with Buyer under which First Wind, or an Affiliate of First Wind (other than Seller), agrees to apply for and to cause to be issued to Buyer the Performance Security as provided under Section 7.3; and

(f)            Buyer received evidence reasonably satisfactory to Buyer that Seller or Seller’s contractors or subcontractors have obtained or will have the right to use all Permits listed in Appendix K, except for any such Permits not yet required to be obtained but which can reasonably be expected to be obtained when needed, and each such Permit is final and non-appealable, except as otherwise noted on Appendix K.

Section 2.2            Agreement Term and Delivery Term.  This Agreement shall have a delivery term commencing on the Commercial Operation Date and ending on the twentieth (20th) anniversary of the Prepayment Date, unless sooner terminated in accordance with the terms of this Agreement (the “Delivery Term”). The term of this Agreement (the “Agreement Term”) shall commence on the Effective Date and shall end upon the date that is the twentieth (20th) anniversary of the Prepayment Date.

Section 2.3            Survivability.  The provisions of this Section 2.3, Section 3.7, Section 12.4, Article XIV, and Article XV shall survive the termination of this Agreement. In addition, applicable provisions of this Agreement shall continue in effect after termination to the extent necessary to provide for final billing and adjustments related to the period prior to termination of this Agreement, including payment of any money due and owing to Seller or Buyer pursuant to this Agreement, including Section 3.5, Section 5.4, Section 7.1, Section 7.4, and Section 10.3.

Section 2.4            Early Termination.

(a)           Early Termination by Mutual Agreement.  This Agreement may be terminated by mutual written agreement of the Parties.

(b)           Early Termination for Default.  Upon the occurrence and during the continuation of a Default subject to applicable cure periods, if any, the Non-Defaulting Party may terminate this Agreement as set forth in Section 14.4.

(c)           Early Termination for Business Policies. This Agreement shall terminate when and as provided in Section 15.22.

(d)           Purchase of the Facility. If Buyer purchases the Facility pursuant to this Agreement, this Agreement shall terminate effective upon the Closing unless sooner terminated as otherwise herein provided.

(e)           Effect of Termination.  Any termination of this Agreement under this Section 2.4 shall be without prejudice to the rights and remedies of either Party for Defaults occurring prior to such termination.

Section 2.5            Buyer Purchase Options.

(a)           Seller hereby grants to Buyer an initial purchase option (the “First Buyer Purchase Option”) to be exercised within the First Option Exercise Date and an additional purchase option (the “Second Buyer Purchase Option”) to be exercised within the Second Option Exercise Date, in each case pursuant to the terms of this Section 2.5.

(b)           At any time following the Prepayment Date and on a date that is within the six (6) month period immediately preceding the seventh (7th) anniversary of the Commercial Operation Date (such date hereinafter referred to as the “First Option Exercise Date”), Buyer may deliver to Seller written notice (the “First Notice”) that it intends to exercise the First Buyer Purchase Option. Buyer’s exercise shall permit Buyer a one-time option to purchase the Facility and the Related Interests and Rights at the seventh (7th), eighth (8th), ninth (9th) or tenth (10th) anniversary of the Commercial Operation Date (“First Option Purchase Date”).  Buyer may select one date only. Buyer shall deliver a written notice (“Purchase Notice”) to Seller within a six (6) month period immediately preceding the selected First Option Purchase Date of its intent to exercise the First Buyer Purchase Option and purchase the Facility and Related Interests and Rights for a price equal to the Fair Market Value thereof, but in no event for more than seventy million dollars ($70 million) (the “First Option Purchase Price”) which shall be determined as provided in the definition of such term as set forth below.  For purposes of this Agreement, “Fair Market Value” means, with respect to a particular time of calculation, the amount a willing buyer would pay for the Facility and Related Interests and Rights, subject to compliance with the terms and provisions of this Agreement through the twentieth (20th) anniversary of the Prepayment Date, in an arm’s-length transaction, to a willing seller under no compulsion to sell, as shall be specified by agreement between Buyer and Seller or, if not agreed to by Buyer and Seller within a period of 15 days after either Party by written notice to the other Party requests a determination of the Fair Market Value, then as specified in an appraisal prepared and mutually agreed to by two independent recognized appraisers, one of which shall be appointed by Buyer and the other of which shall be appointed by Seller, or, if such appraisers cannot agree on such an appraisal, an appraisal arrived at by a third independent recognized appraiser chosen by the mutual agreement of the two appraisers.  If either Party should fail to appoint an appraiser within fifteen (15) days of receiving notice of the appointment of an appraiser by the other Party, then such appraisal shall be made by the appraiser appointed by the first Party.  If the two appraisers cannot agree on such appraisal and fail to appoint a third independent recognized appraiser within fifteen (15) days after the appointment of the second appraiser, then either Party may apply to the American Arbitration Association to make such appointment. The appraisal shall be completed within thirty (30) days of the appointment of the last appraiser appointed. Following determination of the Fair Market Value with respect to the Facility and Related Interests and Rights, unless Buyer provides written notice to Seller within ten (10) days preceding the First Option Purchase Date that it will not exercise the option to purchase the Facility and Related Interests and Rights, Buyer shall purchase and Seller shall sell, convey and assign, the Facility and Related Interests and Rights for the First Option Purchase Price, in accordance with an agreement provided by Buyer that includes the terms and conditions substantially in the form of Appendix L. If Buyer does not provide the First Notice by the First Option Exercise Date, then Buyer shall forfeit the right to exercise the First Buyer Purchase Option.

(c)           If Buyer does not deliver the First Notice by the First Option Exercise Date or purchase the Facility and Related Interests and Rights pursuant to the First Buyer Purchase Option, Buyer may exercise the Second Buyer Purchase Option to purchase the Facility and Related Interests and Rights at the expiration of the Delivery Term.  Buyer shall exercise such option, if at all, by providing Seller with notice (the “Second Notice”) at least one hundred eighty (180) days prior to the expiration of the Delivery Term (the “Second Option Exercise Date”) that it intends to exercise the Second Buyer Purchase Option and purchase the Facility and Related Interests and Rights for a purchase price equal to the Fair Market Value thereof (the “End of Term Purchase Price”), which shall be determined as provided in the definition of Fair Market Value as set forth in Section 2.5(b). Following determination of the Fair Market Value with respect to the Facility and Related Interests and Rights, unless Buyer provides written notice to Seller within ten (10) days preceding the Second Option Exercise Date that it will not exercise the option to purchase the Facility and Related Interests and Rights, Buyer shall purchase and Seller shall sell, convey and assign, the Facility and Related Interests and Rights for the End of Term Purchase Price in accordance with an agreement provided by Buyer that includes the terms and conditions substantially in the form of Appendix L.  If Buyer does not provide the Second Notice by the Second Option Exercise Date, then Buyer shall forfeit the right to exercise the Second Buyer Purchase Option.

(d)           At any time (i) prior to the First Option Exercise Date (but following the sixth (6th) anniversary of the Commercial Operation Date) and not during the period in which the Parties are obligated to calculate in good faith the First Option Purchase Price, and (ii) during the last year of the Delivery Term, but prior to the date on which Buyer must provide the Second Notice, Buyer may request in writing (but only one time in each time period) Seller’s reasonable estimate of the purchase price for the Facility and Related Interests and Rights, and Seller shall provide such estimate with supporting documentation within sixty (60) days of such written request. The reasonable estimate will take into consideration the actual Delivered Energy from the Commercial Operation Date through the most recent anniversary of the Commercial Operation Date, and, if applicable, the expected Delivered Energy from that date until the First Option Exercise Date.  The calculation of the expected Delivered Energy will take into consideration the average annual Delivered Energy since the Commercial Operation Date and other analysis and data appropriate under the circumstances.

(e)           Commencing on the date on which Buyer provides Seller a First Notice or Second Notice, as the case may be, and for a period of no less than six (6) months, Seller, at no cost to Buyer, shall make available to Buyer and its representatives Seller’s qualified and trained personnel, or cause the operator of the Facility to make available qualified and trained personnel, to provide information, advice, and guidance to, and opportunities for, Buyer and its representatives to observe such personnel in connection with the operation and maintenance of the Facility at times and for durations designed to allow an operator engaged by Buyer to operate and maintain the Facility competently and independently without any future assistance from Seller or its representatives. In addition, upon Buyer’s reasonable request, Seller shall provide documentation to Buyer related to the operation, maintenance and compliance with technical, regulatory and other requirements of the Facility. Additional training services may be provided to Buyer at a cost mutually agreed to by Buyer and Seller.

(f)            This Agreement shall be terminated upon the Closing of any such purchase under this Section 2.5, the payment in full by Buyer to Seller of the applicable purchase price for the Facility and Related Interests and Rights and the return by Buyer to Seller of the Performance Security.

Section 2.6            The Facility Generating Premises.

(a)           Prior to the Commercial Operation Date, Seller shall enter into Leases and Property Agreements which shall provide Seller with leaseholds or other property rights and interests sufficient for the development, construction, operation, maintenance and repair of the Facility and Related Interests and Rights, which shall comprise the Facility Generating Premises, as well as leaseholds and property interests in other undeveloped lands.  The terms and provisions of the Leases and Property Agreements entered into by Seller shall be approved by Buyer, which approval shall not be unreasonably withheld, conditioned or delayed. Buyer has approved the terms and conditions of the Circle Four Lease and the Amended and Restated Special Use Lease Agreement 1599B dated April 22, 2009 between Buyer and the State of Utah acting by and through the School and Institutional Trust Lands Administration. Seller may not remove any portions of or rights or interests in the premises under the Leases and Property Agreements or amend or terminate any of the Leases and Property Agreements, unless Buyer has provided prior written consent to Seller, such consent to be determined in Buyer’s reasonable discretion.  All Leases and Property Agreements, or memoranda of such Leases and Property Agreements, to the extent recordable under federal or state law, shall be duly recorded in the land records of the applicable county or counties of the State of Utah or as otherwise provided by applicable law.

(b)           Seller agrees not to develop or improve the areas of such Leases and Property Agreements, other than the Facility Generating Premises, which shall be developed and improved so as to provide for the facilities and improvements of the Facility to be located on the Facility Generating Premises in accordance with this Agreement.  Following the Commercial Operation Date, Seller may not remove any portions of or rights or interests in the premises under the Leases and Property Agreements or amend or terminate any of the Leases and Property Agreements, unless Buyer has provided prior written consent to Seller, such consent to be determined in Buyer’s reasonable discretion. All of the ownership, rights and interests of Seller in the Leases and Property Agreements held by Seller as of the Prepayment Date shall be subject to the lien and security interest of the Deed of Trust.

Section 2.7            Facility Common Facilities’ Interests. On or before the Commercial Operation Date, the construction and installation of structures, facilities and other improvements of the Facility on the Facility Generating Premises as provided in this Agreement shall include the Facility Common Facilities Interests. Prior to the Commercial Operation Date, with the prior written consent of Buyer, not to be unreasonably withheld, Seller may sell, transfer or otherwise only dispose of undivided interests or rights in such Facility Common Facilities Interests, including the use of the capacity or capabilities thereof, to other entities in accordance with agreements that govern the common ownership, use, construction and operation of such Facility Common Facilities Interests and include provisions for sharing of the costs thereof and rights and entitlements to the capacity and services thereof; provided that Seller shall not sell, transfer or dispose of the Facility Common Facilities’ Interests or any portion thereof that are needed for the construction, operation, maintenance, repair or dismantling of the Facility. All of the ownership rights and interests of Seller in the Facility Common Facilities Interests held by Seller as of the Prepayment Date shall be subject to the lien and security interest of the Deed of Trust. Any sale, transfer or disposal by Seller of rights or interests in such Facility Common Facilities Interests following the Commercial Operation Date shall require the prior written consent of Buyer, which consent shall not be unreasonably withheld. Notwithstanding anything to the contrary herein, Buyer shall have the right to review any agreement that provides for joint or common ownership or operation of the Facility Common Facilities Interests or any capacity or capability thereof, and such agreement shall be subject to approval by Buyer, not to be unreasonably withheld, prior to becoming effective.

Section 2.8            Transmission Line and Facility Transmission Line Interests.

(a)           Prior to the Commercial Operation Date, Seller shall acquire such undivided ownership rights and interests in the Transmission Line, including the Facility Transmission Line Interests, which shall be reasonably acceptable to Buyer and shall provide Seller with rights to use the capacity of the Transmission Line for the delivery of Energy from the Facility to the Point of Delivery.

(b)           All of the ownership, rights and interests of Seller in the Transmission Line, including the Facility Transmission Line Interests, held by Seller as of the Prepayment Date shall be subject to the lien and security interest of the Deed of Trust.  Notwithstanding anything to the contrary herein, Buyer shall have the right to review any agreement that provides for joint or common ownership or operation of the Transmission Line, including the Facility Transmission Line Interests, or any capacity or capability thereof, and such agreement shall be subject to approval by Buyer, not to be unreasonably withheld or delayed, prior to becoming effective.

Section 2.9            Real Property Consents.  Prior to the Commercial Operation Date, the lessors and other parties (other than USBLM) under the Leases shall enter into consent and estoppel and non-disturbance agreements with Buyer and Seller in form and substance satisfactory to Buyer, providing, among other things, cure and step-in rights to Buyer under such Leases and the required consents of such lessors and other parties to the assignment by Seller of its rights and interests in and to such Leases to Buyer under the Deed of Trust and in connection with the purchase of the Facility and Related Interests and Rights by Buyer. In addition, prior to the Commercial Operation Date, Seller shall use commercially reasonable efforts to obtain and deliver to Buyer from the parties under the Leases and Property Agreements which constitute easements, rights-of-way, and other property rights and interests (other than the Leases referred to in the preceding sentence) executed consents, in form and substance satisfactory to Buyer, to the assignment by Seller of its rights and interests in and to such Leases and Property Agreements to Buyer under the Deed of Trust and in connection with any purchase of the Facility and Related Interests and Rights by Buyer. Consents to assignment shall not be required if the terms of the Leases and Property Agreements (other than the Leases for which consent shall be required), as the case may be, expressly permit their assignment to Buyer in connection with the Deed of Trust and the purchase options provided for hereunder.

Section 2.10         Operation and Maintenance Agreement.  Prior to the Commercial Operation Date, Seller shall deliver to Buyer an executed copy of an operation and maintenance agreement for the Facility in form and substance reasonably acceptable to Buyer.

ARTICLE III

DEVELOPMENT OF THE FACILITY

Section 3.1            In General.

(a)           Permitting.  Seller, at its sole cost and expense, shall timely take all commercially reasonable and diligent steps necessary to obtain or cause to be obtained all Permits required to construct, maintain or operate the Facility in accordance with the requirements of this Agreement and all applicable Requirements of Law including but not limited to the timely preparation of all environmental documents required to have the Facility reviewed under applicable federal and Utah law (the “Environmental Documents”).

(b)           Project Design. The location, design, configuration and capacities of the Facility shall be consistent with the requirements of this Agreement and all applicable Requirements of Law, including but not limited to the characteristics and other requirements for the Facility set forth in Appendix B, and also subject to any conditions that are imposed by the lead agency or any responsible agency as part of the environmental review of the Facility required under applicable Utah law and such conditions that Seller deems acceptable.

(c)           Meetings With Governmental Authorities.  Seller shall represent the Facility as necessary in all meetings with and proceedings before all Governmental Authorities.

(d)           CEQA Exemption. The Parties acknowledge and agree that the Facility is subject to environmental review pursuant to NEPA, and is therefore statutorily exempt from CEQA pursuant to Title 14, California Code of Regulations, Section 15277.  The Parties acknowledge and agree that Seller shall have no obligation to sell and Buyer shall have no obligation to purchase any Energy under this Agreement unless and until a notice of exemption pursuant to Title 14, California Code of Regulations, Section 15277 (“Notice of Exemption”), shall have been duly filed in the appropriate state and county, and the applicable period for any legal challenges to any action by any such agency or any other Person, including the statute of limitations pertaining to the filing of the Notice of Exemption, shall have expired without any such challenge having been filed or, in the event of any such challenge, the challenge shall have been determined adversely to the challenger by final judgment or by settlement. Buyer agrees to make the requisite filings in the appropriate state and county.

(e)           Development and Construction of the Facility.  Seller shall use commercially reasonable and diligent efforts to site, develop, finance and construct the Facility. The Facility shall be owned by Seller during the Agreement Term. Seller shall develop, finance and construct the Facility, at its sole risk and expense, and in compliance with the requirements of this Agreement, all applicable Requirements of Law, Prudent Utility Practices, and applicable manufacturer’s and vendor’s specifications and recommended procedures; provided that meeting these requirements shall not relieve Seller of its other obligations under this Agreement.

(f)            Confirmation of Facility Premises. Seller agrees and acknowledges that (i) Seller’s agents and representatives have visited, inspected and are familiar with the Facility Premises, its surface physical condition relevant to Seller’s obligations under this Agreement, including surface conditions, normal and usual soil conditions, roads, utilities, and topographical, air and water quality conditions; (ii) Seller is familiar with all local and other conditions which may be material to Seller’s performance of its obligations under this Agreement (including, transportation, seasons and climate, access, weather, handling and storage of materials and equipment; and availability and quality of labor and utilities); and (iii) based on the foregoing, the Facility Premises constitute an acceptable and suitable site for the construction and operation of the Facility in accordance herewith. Any failure by Seller to take the actions described in this Section will not relieve Seller from any responsibility for estimating properly the difficulty and cost of successfully constructing, maintaining or operating the Facility in accordance with this

Agreement or from proceeding to construct, maintain and operate the Facility successfully without any additional expense to Buyer.

Section 3.2            Certification of Commercial Operation Date; Preliminary Notice. Seller shall furnish Buyer at least ninety (90) days prior to the anticipated Commercial Operation Date a notice of such anticipated Commercial Operation Date. Seller shall provide Buyer with a notice when Seller believes that all conditions precedent to achieving Commercial Operation as specified in the definition of “Commercial Operation” in Section 1.1 have been satisfied.

Section 3.3            Other Information. Seller shall provide to Buyer such other information that is in the possession of Seller or its Affiliates or is reasonably available to Seller regarding the permitting, engineering, construction or operations of Seller, its subcontractors or the Facility, and other data concerning Seller, its subcontractors or the Facility that Buyer may, from time to time, reasonably request in writing, subject to Seller’s obligations of confidentiality to third parties with respect to such information. Until the Commercial Operation Date, Seller shall provide to Buyer monthly written reports describing permitting and development activities in the previous month and anticipated progress and activities for the upcoming month with respect to the Facility.

Section 3.4            Milestone Schedule.  Seller has provided Buyer with the milestone schedule set forth in Appendix B for the development of the Facility.  Seller shall use commercially reasonable efforts to achieve each milestone set forth on Appendix B (each, a “Milestone”) by the date specified therefor, subject to extension in accordance with this Agreement. Seller shall include in its weekly reports to Buyer the status of each Milestone. In the event that Seller anticipates that it will not achieve any Milestone by the date set forth in Appendix B, Seller shall, in its weekly report to Buyer, notify Buyer of any anticipated delay in achieving a Milestone, state the basis for such delay, outline the steps that Seller is taking to address the delay, and propose a revised date for achievement of the Milestone.

Section 3.5            Liquidated Damages.

(a)           If Seller fails to achieve Commercial Operation of the Facility by the Guaranteed Commercial Operation Date, Seller shall pay liquidated damages to Buyer in an amount equal to $5,000 per day for the first thirty (30) days, and $19,375 per day thereafter, up to a maximum of $4,800,000 in the aggregate, for each day intervening between the Guaranteed Commercial Operation Date for the Facility and the earlier of (x) the Commercial Operation Date, and (y) the date, if any, on which this Agreement is terminated by Buyer pursuant to Section 14.4(a).

(b)           On the Effective Date, Seller shall cause First Wind, or an Affiliate of First Wind (other than Seller) to apply for and cause to be issued to Buyer, as the beneficiary thereunder, and thereafter to maintain and replace, until such time as Seller achieves Commercial Operation of the Facility, a letter of credit in the amount of $4,800,000 issued by a Qualified Issuer, substantially in the form attached hereto as Appendix M, or such other form as is acceptable to Buyer, which shall secure Seller’s obligations to pay liquidated damages under Section 3.5(a) (the “LD Security”), all in accordance with the terms and provisions of the agreement referred to in Section 2.1(c).

(c)           Each Party agrees and acknowledges that (i) the damages that Buyer would incur due to Seller’s delay in achieving Commercial Operation by the Guaranteed Commercial Operation Date would be difficult or impossible to predict with certainty, and (ii) it is impractical and difficult to assess actual damages in the circumstances stated and, therefore, the delay liquidated damages as agreed to by the Parties and set forth herein are a fair and reasonable calculation of such damages.

Section 3.6            Additional Capacity after Early Completion in the Early Completion Facility Configuration.  In the event that Seller shall achieve Commercial Operation in the Early Completion Facility Configuration, then Seller shall nevertheless have the right to install additional wind turbines (for a maximum installed capacity of 102 MW) up to ninety (90) days following the Commercial Operation Date.  Seller shall have the right to modify the Facility configuration shown in Appendix B to incorporate additional wind turbines installed and completed after achievement of Commercial Operation of the Facility in the Early Completion Facility Configuration by providing written notice to Buyer at the Commercial Operation Date. Any such installation of additional wind turbines shall satisfy all of the conditions set forth in the definition of Commercial Operation and shall have no effect on the Prepayment Amount.

Section 3.7            Decommissioning and Other Costs.  If Buyer elects to purchase the Facility pursuant to this Agreement, (including pursuant to Section 15.21), Buyer shall be responsible for all costs of decommissioning or demolition of the Facility or any environmental or other liability associated with the decommissioning or demolition without regard to the timing or cause of the decommissioning or demolition.  If Buyer elects not to purchase the Facility pursuant to this Agreement, Buyer shall not be responsible for any costs of decommissioning or demolition of the Facility or any environmental or other liability associated with the decommissioning or demolition.

ARTICLE IV

POINT OF DELIVERY AND INTERCONNECTION AGREEMENT

Section 4.1            Point of Delivery. Seller shall deliver the Facility Energy to Buyer, and Buyer, or its designee, shall receive such Facility Energy from Seller, under this Agreement at the Point of Delivery. Seller will be responsible for all losses to the Point of Delivery. Buyer will be responsible for all losses from the Point of Delivery.

Section 4.2            Interconnection Agreement. Intermountain Power Agency and Milford I have entered into an interconnection agreement that defines the equipment to be installed at the Point of Delivery to interconnect the Facility at the Point of Delivery thereof, and which provides Buyer with rights as a third party beneficiary thereunder.  Seller shall have received an assignment from Milford I of the interconnection rights and ownership interests in interconnection facilities necessary for the interconnection of the Facility at the Point of Delivery and shall enter into an Interconnection Agreement with Intermountain Power Agency and/or an amended Interconnection Agreement among Milford I and Intermountain Power Agency for the interconnection of the Facility to the Point of Delivery (the “Interconnection Agreement”) which shall provide Buyer with rights as a third party beneficiary thereunder as may be reasonably requested by Buyer. In addition, Seller shall provide evidence satisfactory to Buyer of the consent and release by or on behalf of the lenders providing financing to Milford I, if applicable, for the Milford Wind Phase I Facility of the transfer by Milford I to Seller of the rights, title and interests under the Interconnection Agreement which are necessary for the Facility and the Related Interests and Rights which rights, title and interests were transferred and assigned as security by Milford I to such lenders.

Section 4.3            Transmission Service Agreement. Seller shall, at Seller’s sole cost and expense, arrange transmission service, pursuant to the applicable OATTs, which would enable Seller to sell Facility Energy to other parties during any period as described in Section 7.4.

ARTICLE V

OPERATION AND MAINTENANCE OF THE FACILITY

Section 5.1            Compliance with Electrical Service Requirements.  Seller shall, at its sole expense, operate and maintain the Facility: (i) in accordance with Prudent Utility Practices, the requirements of this Agreement, all applicable Requirements of Law, the requirements of applicable manufacturer’s and operator’s specifications and, using commercially reasonable efforts to comply with any published recommendations of the manufacturers and suppliers of the wind turbines and other major components of the Facility; (ii) with due regard for the safety, security and reliability of the interconnection facilities, Transmission Line and Transmission System and in accordance with the Buyer’s system protection design requirements, attached hereto as Appendix P, and (iii) in a manner that is reasonably likely to maximize the output of Energy from the Facility and result in a useful life for the Facility of not less than twenty (20) years.

Section 5.2            General Operational Requirements. In addition to the requirements set forth in Section 5.1 and elsewhere in this Agreement, Seller shall, at all times employ or cause to be employed qualified and trained personnel for managing, operating and maintaining the Facility and for coordinating with Buyer and Buyer’s Agent. Seller shall ensure that necessary personnel are available on-site or on-call twenty-four (24) hours per day during the Delivery Term. The Facility shall be operated during the Delivery Term by an Affiliate of Seller, by the party listed on Appendix N or such other Person as Buyer shall approve in the exercise of its reasonable discretion. For the avoidance of doubt, in no event will the operation of the Facility by a third party, nor shall Buyer’s approval of any third party operator, relieve Seller of any of its obligations hereunder.

Section 5.3            Operation and Maintenance Plan. Seller shall devise and implement a plan of inspection, maintenance, and repair for the Facility and the components thereof in order to maintain such equipment in accordance with Prudent Utility Practices, and shall keep records with respect to inspections, maintenance, and repairs thereto. The aforementioned plan and all records of such activities shall be available for inspection by Buyer during Seller’s regular business hours upon reasonable notice.

Section 5.4            Taxes. Commencing on the Prepayment Date, Buyer will be responsible for, and will reimburse Seller if paid by Seller, lawful state and local taxes assessed within the State of Utah, which are directly associated with the Facility or the delivery or sale of Energy or Environmental Attributes, if any, including all property taxes or payments in lieu of property taxes directly associated with the Facility and excluding income, payroll, and sales taxes (other than sales taxes directly imposed on the delivery or sale of Energy or Environmental Attributes, if any) (“Taxes”). To the extent reasonably able to do so, either Party, upon written request of the other, shall provide a certificate of exemption or other reasonably satisfactory evidence of exemption if either Party is exempt from any Taxes, and shall use all reasonable efforts to obtain or maintain, or to enable the other Party to obtain or maintain, any exemption from or reduction of any Taxes, whether currently available or becoming available in the future. Seller will pay all lawful Taxes and will use reasonable efforts to minimize Taxes, and will consult with Buyer on any negotiations Seller may undertake with governmental authorities responsible for imposing Taxes. Promptly following its payment of any Taxes, Seller shall provide Buyer with copies of receipts or other evidence of the payment of such Taxes. Seller shall also promptly provide to Buyer copies of all notices, correspondence or other items (including, without limitation, written reports on any verbal exchanges with the relevant taxing authorities) to the extent relating to Taxes, and shall afford Buyer a reasonable opportunity to participate in any discussions or other communications with any taxing authority relating to Taxes. To the extent it is legally able to do so, Seller will follow the written instructions of Buyer with respect to the negotiation, reporting, payment and contest (and shall permit Buyer to conduct such contest, to the extent it is legally able to do so) of any Taxes for which Seller is liable hereunder.  Seller shall promptly pay to Buyer the amount of any refunds or other credits against any Taxes or other economic benefits which Seller receives or to which it is entitled with respect to any Taxes for which Buyer is responsible hereunder. Without limiting the generality of the foregoing, the Parties agree that, if beneficial to the efforts of either Party to obtain or maintain any exemption from or reduction of any Taxes, whether currently available or becoming available in the future, the Parties will cooperate to restructure the transactions contemplated by this Agreement so as to enable either Party to obtain or maintain such exemption or reduction, as the case may be, provided, however, that any such restructuring shall not affect adversely the economic consequences to either Party. Buyer shall have no obligations with to respect to any Taxes to the extent such Taxes (1) are attributable to any period prior to the Commercial Operation Date, or following the expiration or termination of this Agreement in accordance with the terms hereof, (2) are imposed as a result of the gross negligence or willful misconduct by the Seller, the breach by the Seller of any of its obligations under this Agreement, any Ancillary Document or any related transaction document, (3) are imposed as a result of any transfers by Seller of any interest in the Facility, this Agreement or any transaction contemplated hereby or related hereto (except to the extent resulting from a breach by Buyer if its obligations under this Agreement).

Section 5.5            Environmental Credits.  Seller shall, if applicable, obtain in its own name and at its own expense any and all pollution or environmental credits or offsets necessary to operate the Facility in compliance with the Requirements of Law.

Section 5.6            Scheduling of Energy and Scheduled Outages.  The Authorized Representatives of the Buyer and Seller shall, as soon as reasonably practicable following the Effective Date, and in any event prior to the Commercial Operation Date, mutually develop forecasting and Scheduling procedures which may be modified, from time to time, by written agreement of both Authorized Representatives in order to comply with all applicable requirements, including those of the Transmission Provider, CAISO, WECC, and any balancing authority.  The Authorized Representatives shall promptly cooperate with respect to any reasonably necessary and appropriate modifications to such forecasting or scheduling procedures.

(a)           Seller or Seller’s designee shall be responsible for Scheduling the forecast of Energy to the Point of Delivery during the Delivery Term in accordance with the dispatch and Scheduling procedures that may be updated from time to time by Buyer or Buyer’s Agent. Seller shall submit schedules, and any updates to such schedules, to Buyer or Buyer’s Agent designated by Buyer based on the most current forecast of Energy.  All generation scheduling and Transmission Services shall be performed in accordance with the applicable NERC, CAISO, and WECC operating policies, criteria, and any other applicable guidelines. Seller shall also fulfill the contractual, metering and interconnection requirements set forth in this Agreement, so as to be able to deliver Energy to the Point of Delivery.

(b)           Following the Commercial Operation Date, no later than forty-five (45) days before the beginning of each calendar year, Seller or Seller’s designee shall provide, or cause to be provided, a non-binding forecast of each month’s average-day deliveries of Energy, by hour, for the following eighteen (18) months.

(c)           Following the Commercial Operation Date, ten (10) Business Days before the beginning of each month, Seller or Seller’s designee shall provide, or cause to be provided, a non-binding forecast of each day’s average deliveries of Energy, by hour, for the following month.

(d)           Following the Commercial Operation Date, Seller or Seller’s designee shall cause the Facility’s Scheduling coordinator to provide Buyer, Buyer’s Agent, Buyer’s real time operators, and Buyers designated Scheduling representatives:

(1)           by 5:30 AM Pacific Prevailing Time on the Business Day immediately preceding the date of delivery of Energy, with a copy of a non-binding hourly forecast of deliveries of Energy for each hour of the immediately succeeding day.  Any forecast provided a day prior to any non-Business Day shall include a forecast for that non-Business Day, each succeeding non-Business Day, and the next Business Day. Seller shall provide Buyer, or Buyer’s Agent, with a copy of any and all updates to such forecast indicating a change in forecasted Energy from the then-current forecast. Daily and hourly scheduling with the CAISO and the WECC shall be performed in accordance with Scheduling procedures mutually agreed upon by Buyer and the applicable Scheduling representatives of Seller prior to the date on which Seller anticipates to commence the delivery of Start-up and Test Energy.

(2)           by 12:00 p.m. on the normal Business Day prior to each pre-scheduling day as identified in the WECC prescheduling calendar, via email, with day-ahead pre-schedules for each of the succeeding twenty-four (24) hours in the form of an excel spreadsheet. In order to allow Buyer to make schedule changes in conformity with the CAISO Scheduling deadline, Seller shall notify Buyer or Buyer’s Agent via telephone of any hourly changes due to a change in unit availability or an outage no later than one-hundred five (105) minutes (one (1) hour and forty-five (45) minutes) prior to the start of such scheduling hour. Seller shall follow up with Buyer via email within thirty (30) minutes of placing the telephone call in order to confirm the hourly change and to provide Buyer with an explanation for the change; and

(3)                with continuously updated non-binding hourly forecasts of deliveries of Energy for each hour of the succeeding twenty (24)-hour period, in either electronic format, via an internet website accessible to Buyer, Buyer’s Agent, Buyer’s real time operators, and Buyers designated Scheduling representatives, or via email in the form of an excel spreadsheet (or any combination thereof), transmitted on an hourly basis.  Seller shall attempt to optimize the estimates for such time period two (2) hours prior to such forecasts.

(e)           Following the Commercial Operation Date, Buyer and Seller shall cooperate to minimize Scheduled Outages during certain consecutive or nonconsecutive weeks of each Contract Year (not to exceed twelve (12) weeks per Contract Year) specified by Buyer (the “Major Maintenance Blockout”), but in accordance with Prudent Utility Practices. No later than one hundred twenty (120) days prior to the Commercial Operation Date and the commencement of each Contract Year thereafter, Buyer shall provide Seller with its specified Major Maintenance Blockout. Seller shall attempt to minimize its Scheduled Outages during the Major Maintenance Blockout consistent with Prudent Utility Practices. No later than sixty (60) days prior to the Commercial Operation Date, and on each January 1 thereafter, Seller shall provide Buyer, or Buyer’s Agent as designated by Buyer, with a non-binding written projection of all Scheduled Outages for the succeeding three (3) years (the “Scheduled Outage Projection”), reflecting a minimized schedule of scheduled maintenance during the Major Maintenance Blockout.  In addition, Seller shall cooperate in good faith with Buyer’s maintenance scheduling requests consistent with Prudent Utility Practices.  The Scheduled Outage Projection shall include information concerning all projected Scheduled Outages during such period, including (i) the anticipated start and end dates of each Scheduled Outage; (ii) a description of the maintenance and/or repair work to be performed during the Scheduled Outage; and (iii) the anticipated MW capacity, if any, during the Scheduled Outage. Seller shall notify Buyer, or Buyer’s Agent, of any change in the Scheduled Outage Projection as soon as practicable, but in no event later than thirty (30) days prior to the originally scheduled date of the Scheduled Outage. Seller will use commercially reasonable efforts to accommodate reasonable requests of Buyer with respect to the timing of Scheduled Outages and Seller will, to the extent feasible and consistent with Prudent Utility Practices, and except when such Scheduled Outages would overlap with the Major Maintenance Blockout, arrange for Scheduled Outages to occur between October 1 and May 1 of each year and coincident with planned transmission outages. In the event of a System Emergency, Seller shall make all reasonable efforts to reschedule any Scheduled Outage previously scheduled to occur during the System Emergency.

(f)            In the event of a Forced Outage affecting at least ten percent (10%) of the installed capacity of the Facility, to the extent practicable, Seller shall notify Buyer, or Buyer’s Agent, within two (2) hours of the Forced Outage and provide detailed information concerning the Forced Outage, including (i) the start and anticipated end dates of the Forced Outage; (ii) a description of the cause of the Forced Outage; (iii) a description of the maintenance and/or repair work to be performed during the Forced Outage; and (iv) the anticipated MW capacity, if any, during the Forced Outage. Seller shall take all reasonable measures and exercise commercially reasonable efforts to avoid Forced Outages and to limit the duration and extent of any such outages.

(g)           Seller shall reduce deliveries of Energy for curtailments required by Buyer (i) due to a System Emergency, (other than due to a Force Majeure event as set forth in (iii) below), (ii) due to system improvements, curtailments and/or scheduled and unscheduled repairs or maintenance on Buyer’s side of the Point of Delivery, (other than due a Force Majeure event as set forth in (iii) below) that prevent it from accepting Energy at the Point of Delivery, or (iii) due to an event of Force Majeure on Buyer’s side of the Point of Delivery, that prevents it from accepting Energy at the Point of Delivery, or (iv) after December 31, 2010, if the STS Upgrade has not been completed and the Interim Energy exceeds the Maximum Interim Energy Amount. Seller shall provide the capability to implement curtailments and adjust curtailment amounts in real-time by means of setpoints received from the supervisory control and data acquisition (“SCADA”) system of Buyer or Buyer’s Agent. During the Agreement Term, the Parties shall reasonably estimate the amount of such curtailed Energy and Seller shall be credited for all curtailed Energy under subsections (i) and (ii) of this Section 5.6(g) that would have been realized had the curtailment not occurred in accordance with this Section 5.6(g); and for the avoidance of doubt, Seller shall not be credited for Energy that was curtailed under subsection (iii) of this Section 5.6(g). Curtailed Energy under subsections (i) and (ii) of this Section 5.6(g) in any Contract Year shall be deemed Delivered Energy for purposes of determining Delivered Guaranteed Generation until the Guaranteed Annual Quantity for such Contract Year has been achieved (“Deemed Delivered Prepaid Energy”) and thereafter, for such Contract Year, shall be deemed Delivered Excess Energy (“Deemed Delivered Excess Energy”).  Curtailed Energy under Subsections (i) and (ii) of this Section 5.6(g) prior to the Commercial Operation Date shall be deemed delivered Startup and Test Energy (“Deemed Delivered Startup and Test Energy”) and, following the Commercial Operation Date and prior to the Prepayment Date curtailed Interim Energy under Subsections (i), (ii) and (iv) shall be deemed delivered Interim Energy (“Deemed Delivered Interim Energy”), as applicable.  For the avoidance of doubt, the Parties agree that: (1) prior to the earlier of the completion of the STS Upgrade or December 31, 2010, Seller shall not deliver Interim Energy in an amount that exceeds the Maximum Interim Energy Amount, and (2) for the period between December 31, 2010, and the Prepayment Date, if any Interim Energy is curtailed pursuant to subsection (iv), such curtailed Energy shall be Deemed Delivered Interim Energy.  Subject to this Section, Buyer shall pay Seller for such Deemed Delivered Excess Energy, at the Excess Energy Price then in effect, for such Deemed Delivered Startup and Test Energy at the price for Startup and Test Energy set forth in Appendix A, and for such Deemed Delivered Interim Energy at the Interim Energy Rate.  During any period of curtailment under subsections (i), (ii) or (iv) of this Section 5.6(g), Seller shall use reasonable commercial efforts to sell such curtailed Energy (but not the Environmental Attributes associated with such curtailed Energy) to third parties; provided that (A) Seller shall remit to Buyer any net proceeds resulting from the sale of Deemed Delivered Prepaid Energy and such proceeds shall be the property of Buyer, (B) if such Energy is sold to third parties, Seller shall deliver the Environmental Attributes to Buyer and Buyer shall pay Seller for such Environmental Attributes in accordance with Section 12.1(a)(5); and (C) any proceeds from the sale of Deemed Delivered Excess Energy, Deemed Delivered Startup and Test Energy or Deemed Delivered Interim Energy to a third party purchaser shall be the property of Seller and Buyer shall have no obligation to pay Seller for such Deemed Delivered Excess Energy, Deemed Delivered Startup and Test Energy or Deemed Delivered Interim Energy.  For the avoidance of doubt, the provisions of this Section 5.6(g) shall not apply to curtailments resulting from a Force Majeure event preventing Seller from delivering Energy from the Facility as described in Section 15.6(a).

Seller shall install sufficient measuring equipment at the Facility to collect data necessary to reasonably determine the amount of Deemed Delivered Prepaid Energy, Deemed Delivered Excess Energy, Deemed Delivered Startup and Test Energy or Deemed Delivered Interim Energy.  Seller shall install sufficient meteorological towers around the Facility Generating Premises or in conjunction with the wind turbines comprising the Facility to provide the capability of measuring and recording representative wind data twenty-four (24) hours per day, which wind data, in conjunction with actual wind turbine availability and capability, shall be used to calculate the Deemed Delivered Prepaid Energy, Deemed Delivered Excess Energy, Deemed Delivered Startup and Test Energy and Deemed Delivered Interim Energy.

ARTICLE VI

COMPLIANCE DURING CONSTRUCTION AND OPERATION PERIOD

Section 6.1            In General.

(a)           The Facility.  Seller warrants that it will perform, or cause to be performed, all engineering, design and construction in a good and workmanlike manner and in material compliance with applicable standards, Prudent Utility Practice, all applicable Requirements of Law, and Seller’s Quality Assurance Program. Seller warrants that, as of the Commercial Operation Date, and, if applicable, the date on which any remaining turbines achieve Commercial Operation under Section 3.6: (i) the Facility, its engineering, design and construction, its components and related work, shall be free from material defects caused by errors or omissions in design, engineering, and construction and (ii) the Facility will comply in all material respects with the requirements of this Agreement, applicable standards, reports, studies, Permits, and Requirements of Law. Seller also warrants that throughout the Agreement Term it will monitor the operation and maintenance of the Facility and that said operation and maintenance is, and will be, in material compliance with all applicable standards, reports, studies, and Permits, Prudent Utility Practices, Requirements of Law applicable to the Facility, Seller’s Quality Assurance Program, and other provisions of this Agreement. Without limiting the foregoing, Seller shall promptly repair and/or replace, consistent with Prudent Utility Practice, any component of the Facility that may be damaged or destroyed or otherwise not operating properly. Seller shall, subject to Seller’s reasonable judgment consistent with Prudent Utility Practices, exercise commercially reasonable efforts to undertake all published, recommended or required updates or modifications from manufacturers or suppliers to the Facility, its equipment and materials, including procedures, programming and software in a timely manner.  Seller shall, at its expense, maintain throughout the Agreement Term an inventory of spare parts for the Facility in a quantity that is consistent with Prudent Utility Practice.

(b)           Buyer’s Right To Monitor In General. Buyer shall have the right and Seller shall permit Buyer and its representatives, advisors, engineers and consultants to observe, inspect and monitor, upon reasonable notice to Seller, and during normal working hours and subject to Seller’s or its subcontractor’s reasonable requirements and procedures in respect of confidentiality (subject to the provisions set forth in Section 15.20) and safety, all operations and activities at the Facility, including the performance of the contractor(s) under the construction contract(s) pertaining to the Facility, the design, engineering, procurement and installation of the equipment, start up and testing, and Commercial Operation.

(c)           Startup and Testing. Prior to the Commercial Operation Date, and as a condition precedent to the achievement of the Commercial Operation Date, and during normal working hours and subject to Seller’s or its subcontractor’s reasonable requirements and procedures in respect of confidentiality (subject to the provisions set forth in Section 15.20) and safety, Buyer shall have the right to:

(1)                review and monitor the contractors’ performance and achievement of all initial performance tests and all other tests required under the Facility construction contracts that must be performed in order to achieve completion, with respect to which Seller shall provide to Buyer a schedule for the performance of such tests at least two (2) Business Days before such tests are scheduled to begin; and

(2)                be present to witness such initial performance tests and review the results thereof; and

(3)                upon notice to Seller, perform such detailed examinations, inspections, quality surveillance and tests as, in the judgment of Buyer, are appropriate and advisable to determine that the Facility equipment and all ancillary components of the Facility have been installed in accordance with this Agreement and the Facility construction contracts, all applicable standards, Prudent Utility Practices, Requirements of Law, the Quality Assurance Program and the Milestones, provided that such examinations, inspections, quality surveillance and tests shall not interfere with the operations of the Facility or Seller’s or its subcontractors’ work.

(d)           Access and Cooperation. Seller shall, and shall cause each of its subcontractors to:

(1)                grant to Buyer such rights of access to the Facility during normal working hours and subject to Seller’s subcontractor’s reasonable requirements and procedures in respect of confidentiality (subject to the provisions set forth in Section 15.20) and safety, and to inspect, make notes about and copy (and make such copies and notes available to Buyer) all documents, drawings, plans, specifications, permits, test results and information as Buyer may reasonably request;

(2)                make the personnel of, and consultants to, the contractor(s) and Seller available to Buyer and its agents, representatives and consultants at reasonable times and with prior notice for purpose of discussing any aspect of the Facility or the development, engineering, construction, installation, testing or performance thereof; and

(3)                otherwise cooperate in all reasonable respects with Buyer and its Authorized Representatives, advisors, engineers and consultants in order to allow Buyer to exercise its rights under this Section 6.1.

Section 6.2            Compliance With Standards. Seller shall cause the Facility and all parts thereof to be designed, constructed, tested, operated and maintained to meet all of the requirements of this Agreement, all applicable requirements of the latest revision of the ASTM,

ASME, AWS, EPA, EEI, IEEE, ISA, National Electrical Code, National Electric Safety Code, OSHA, as applicable, Uniform Building Code, Uniform Plumbing Code, and the applicable local County Fire Department Standards of the applicable county, and other codes and standards and operations and maintenance requirements applicable to the services, equipment, and work as generally shown in this Agreement, as well as all applicable Requirements of Law not specifically mentioned in this Section.

Section 6.3            Quality Assurance Program. Seller agrees to maintain and comply with a written quality assurance policy (“Quality Assurance Program”) attached hereto as Appendix J, and Seller shall cause all work performed on or in connection with the Facility to materially comply with said Quality Assurance Program.

Section 6.4            Effect of Review by Buyer.  Any review by Buyer of the design, construction, engineering, operation or maintenance of the Facility is solely for the information of Buyer. Buyer shall have no obligation to share the results of any such review with Seller, nor shall any such review or the results thereof (whether or not the results are shared with Seller) nor any failure to conduct any such review relieve Seller from any of its obligations under this Agreement. By making any such review, Buyer makes no representation as to the economic and technical feasibility, operational capability or reliability of the Facility.  Seller shall in no way represent to any third party that any such review by Buyer of the Facility, including, but not limited to, any review of the design, construction, operation or maintenance of the Facility by Buyer, is a representation by Buyer as to the economic and technical feasibility, operational capability or reliability of the Facility.  Seller is solely responsible for the economic and technical feasibility, operational capability and reliability thereof.

Section 6.5            Preservation of the Facility.  Except as expressly permitted by this Agreement, Seller shall not sell or otherwise dispose of, or create, incur, assume, or permit to exist any Lien (other than the Permitted Encumbrances) on, any portion of the Facility, the Related Interests and Rights, or any other property or assets which are necessary to the operation, maintenance, and use of the Facility, without the prior written approval of Buyer. Notwithstanding anything in this Agreement to the contrary, Seller may secure its obligations under the Credit Agreement by granting a lien on and security interest in and to the Facility under a deed of trust and related documents, which shall include an assignment of Seller’s rights and interests under the Agreement; provided that such deed of trust and related documents shall be subject to, and Seller, Buyer and the Facility Lenders shall enter into and comply with, the terms and provisions of a Consent and Agreement in substantially the form set forth in Appendix O to the Agreement.

ARTICLE VII

PURCHASE AND SALE OF POWER

Section 7.1            Purchases by Buyer.

(a)           The Facility shall have a Contract Capacity not to exceed 102 MW, with an expected capacity at the Point of Delivery of not more than 100.5 MW.

(b)           Prior to the earlier of the completion of the STS Upgrade or December 31, 2010, Seller shall not deliver any Interim Energy in an amount greater than the Maximum Interim Energy Amount.

(c)           Prior to the Commercial Operation Date, Seller shall sell and deliver, and Buyer shall purchase and accept the Startup and Test Energy at the rate for such Energy set forth in paragraph 2 of the payment schedule set forth in Appendix A.

(d)           After Commercial Operation and during the Interim Period, Seller shall sell and deliver, and Buyer shall purchase and accept the Interim Energy at the Interim Energy Rate set forth in paragraph 5 of the payment schedule set forth in Appendix A.

(e)           At least ninety (90) days prior to the anticipated Commercial Operation Date, Seller shall deliver to Buyer a written declaration of the planned Contract Capacity of the Facility, the planned capacity at the Point of Delivery, and the planned Guaranteed Generation; and, if Commercial Operation is expected to be achieved in the Early Completion Facility Configuration, an indication of whether Seller anticipates installing additional wind turbines.

(f)            The Guaranteed Generation shall be calculated based on a written certification to be furnished to Buyer and prepared by AWS Truewind, LLC, or a qualified wind consultant to be selected by Seller and subject to Buyer’s approval, of the P99 Energy which shall be based on the Contract Capacity as of the Commercial Operation Date, less Station Usage Energy and transmission losses from the Facility to the Point of Delivery, multiplied by twenty (20) years; provided, however, that the Guaranteed Generation shall in no event be based on an amount of planned Contract Capacity greater than the Early Completion Facility Configuration consisting of the actual Contract Capacity installed on the Commercial Operation Date.

(g)           On a date that is the later of: (i) one hundred twenty (120) days following the Commercial Operation Date and (ii) January 1, 2011, Buyer shall pay to Seller the Prepayment Amount set forth in Appendix I for the Guaranteed Generation, as calculated pursuant to Section 7.1(f); provided, that all of the conditions in Section 7.2 have been met or will be met concurrently with the making of the Prepayment Amount.

(h)           Following the Prepayment Date, during each Contract Year, Seller shall make available, schedule and deliver, and Buyer shall accept and purchase (for which the Prepayment Amount is Seller’s consideration), the Guaranteed Annual Quantity for such Contract Year from the Facility during the Delivery Term.

(i)            For all Excess Energy delivered in each Contract Year, Buyer shall pay Seller the Excess Energy Price in accordance with paragraph 1 of the payment schedule set forth in Appendix A.

(j)            For all Delivered Energy following the Commercial Operation Date, Buyer shall pay Seller the Environmental Attributes Payment in accordance with paragraph 3 of the payment schedule set forth in Appendix A.

(k)           Commencing on the Prepayment Date, except as otherwise provided in Appendix A, Buyer shall reimburse Seller for all Taxes and Operating Insurance premiums following the Prepayment Date, pursuant to Appendix A. Such reimbursement amounts will be estimated by Seller prior to the year of payment, divided by 12, and paid monthly by Buyer. Any overpayment or underpayment by Buyer of reimbursement amounts for such actual Taxes and Operating Insurance premiums paid by Seller will be reconciled through an adjustment to the invoice sent to Buyer in the month following the applicable year of payment.

Section 7.2            Conditions Precedent to Prepayment.

Notwithstanding anything to the contrary in this Agreement, Buyer’s obligation to pay the Prepayment Amount shall be conditioned upon satisfaction of each of the following conditions:

(a)           achievement of Commercial Operation by the Commercial Operation Date;

(b)           the deposit in escrow, with escrow instructions that have been approved by Buyer, of a request for reconveyance executed by the Facility Lender providing construction or other financing for the Facility of its lien or liens on the Facility and the Related Interests and Rights;

(c)           the receipt by Buyer of Seller’s title insurance policy as to the Facility Premises that is reasonably satisfactory to Buyer, provided, however, that said title insurance policy shall not be required for lands owned by USBLM or the State of Utah;

(d)           Buyer obtaining the Security Interest, which Security Interest shall be in full force and effect, and which shall be recorded and filed in the applicable counties;

(e)           the receipt by Buyer of the Non-Consolidation Opinion;

(f)            the receipt by Buyer of an executed original of a written legal opinion of legal counsel reasonably satisfactory to Buyer, dated as of the Prepayment Date and addressed to Buyer, concerning the Security Interest and related matters in form and substance satisfactory to Buyer and its counsel;

(g)           the receipt by Buyer of the Performance Security;

(h)           there being no uncured Default then existing under this Agreement by Seller and there being no fact or circumstance then existing that with the giving of notice or passing of time could give rise to a Default under this Agreement;

(i)            all representations and warranties of Seller set forth in Section 13.2 being true and accurate in all material respects as of the Prepayment Date;

(j)            no circumstance existing that has, had or could reasonably be expected to have a Material Adverse Effect on the Facility;

(k)           the Leases and Property Agreements and all other agreements required to have been executed and delivered to Buyer in order to achieve Commercial Operation shall be in full force and effect and no material breach or default thereunder having occurred and be continuing, nor shall there exist any facts or circumstances that with the passing of time could give rise to a breach or default under such agreements;

(l)            the receipt by Buyer of evidence reasonably satisfactory to Buyer of the consent to, and release by or on behalf of, the lenders providing financing to Milford I for the Milford Wind Phase I Facility of the transfer by Milford I to Seller of the rights, title and interests held by Milford I in the (i) real and personal property under the Leases and Property Agreements necessary for the Facility and Related Interests and Rights; (ii) Facility Common Facilities Interest; and (iii) Facility Transmission Line Interests; and

(m)          the receipt by Buyer of evidence satisfactory to Buyer that any indebtedness or other obligations permitted under (k) or (n) of the definition of ‘Special Purpose Entity” have been fully performed and discharged in their entirety.

Section 7.3            Performance Security. On or prior to the Prepayment Date, Seller shall cause First Wind, or an Affiliate of First Wind (other than Seller), to apply for and cause to be issued to Buyer, as the beneficiary thereunder, and thereafter to maintain and to replace, a letter of credit in the amount of $5,000,000 issued by a Qualified Issuer substantially in the form attached hereto as Appendix M, or such other form as is acceptable to Buyer, which shall secure Seller’s performance under this Agreement, (the “Performance Security”), all in accordance with the terms and provisions of the agreement referred to in Section 2.1(e).

Section 7.4            Energy to Come Exclusively from Facility; Dedicated Facility; Sales to Third Parties.  Except as provided in Article X, in no event shall Seller have the right to procure energy from sources other than the Facility for sale and delivery pursuant to this Agreement.  During the Delivery Term and subject to the terms and conditions of this Agreement, all of the Energy from the Facility shall be dedicated to the Buyer; provided that Seller may sell to any third-party purchaser (i) Energy from the Facility sold as provided under Section 5.6(g), (ii) Facility Energy, the delivery of which is curtailed due to a Force Majeure event that prevents Buyer from receiving Energy at the Point of Delivery, or (iii) if a Buyer Default has occurred and is continuing, the Facility Energy that is not accepted by Buyer at the Point of Delivery, provided, that Seller shall remit to Buyer any net proceeds resulting from the sale of Deemed Delivered Prepaid Energy and such proceeds shall be the property of Buyer and any proceeds resulting from the sale of other Energy from the Facility as provided in this Section 7.4 to a third-party purchaser shall be the property of Seller.

ARTICLE VIII

TRANSMISSION AND SCHEDULING; TITLE AND RISK OF LOSS

Section 8.1            In General. Seller shall arrange and be responsible for any Transmission Services required to deliver Energy to the Point of Delivery, and shall Schedule or arrange for Scheduling services with its Transmission Providers, as needed, to so deliver the Energy to the Point of Delivery. Buyer shall arrange and be responsible for Transmission Services at and from the Point of Delivery, and shall Schedule or arrange for Scheduling services with its Transmission Providers to receive Energy at the Point of Delivery. Each Party shall designate an authorized Scheduler to effect the Scheduling of all Energy.

Section 8.2            Costs. Seller shall be responsible for any costs or charges imposed on or associated with the delivery of Energy up to the Point of Delivery, including but not limited to control area services, inadvertent energy flows, transmission losses and charges relating to the transmission of Energy.  Buyer shall be responsible for any costs or charges imposed on or associated with the delivery of Energy at and from the Point of Delivery, including but not limited to control area services, inadvertent energy flows, transmission losses and charges relating to the transmission of Energy. In the event Seller procures transmission to sell Energy to a third party, Seller shall be responsible for any costs or charges associated therewith.

Section 8.3            Title; Risk of Loss. As between the Parties, Seller shall be deemed to be in exclusive control (and responsible for any damages or injury caused thereby) of all Energy prior to the Point of Delivery, and Buyer shall be deemed to be in exclusive control (and responsible for any damages or injury caused thereby) of all Energy at and from the Point of Delivery. Seller warrants that it will deliver all Energy and Environmental Attributes to Buyer free and clear of all Liens created by any Person other than Buyer. Title to and risk of loss as to all Energy and Environmental Attributes shall pass from Seller to Buyer at the Point of Delivery.

ARTICLE IX

ENVIRONMENTAL ATTRIBUTES; EPS AND RPS COMPLIANCE

Section 9.1            Transfer of Environmental Attributes.  For and in consideration of Buyer entering into this Agreement, and in addition to the agreement by Buyer and Seller to purchase and sell Energy on the terms and conditions set forth herein, Seller shall transfer to Buyer, and Buyer shall receive from Seller, all right, title, and interest in and to all Environmental Attributes, free and clear of all Liens, whether now existing or acquired by Seller or that hereafter come into existence or are acquired by Seller during the Agreement Term, for all Delivered Energy and Replacement Energy.  Seller agrees to transfer and make such Environmental Attributes available to Buyer immediately to the fullest extent allowed by applicable law upon Seller’s production or acquisition of such Environmental Attributes. Seller represents and covenants that it has not assigned, transferred, conveyed, encumbered, sold or otherwise disposed of (other than Liens on the proceeds of the Environmental Attributes in favor of Facility Lender) and will not in the future assign, transfer, convey, encumber, sell or otherwise dispose of all or any portion of such Environmental Attributes to any Person other than Buyer or attempt to do any of the foregoing with respect to any of the Environmental Attributes.

Section 9.2            Reporting of Ownership of Environmental Attributes.  During the Agreement Term, Seller shall not report to any Person that the Environmental Attributes granted hereunder to Buyer belong to any Person other than Buyer, and Buyer may report under any program that such Environmental Attributes purchased hereunder belong to it.

Section 9.3            Environmental Attributes.  Upon Buyer’s request, Seller shall take all actions and execute all documents or instruments necessary under applicable law, bilateral arrangements or other voluntary Environmental Attribute programs of any kind, as applicable, to maximize the attribution, accrual, realization, generation, production, recognition and validation of Environmental Attributes throughout the Agreement Term.

Section 9.4            Use of Accounting System to Transfer Environmental Attributes. In furtherance and not in limitation of Section 9.3, Seller shall use WREGIS or any successor system to evidence the transfer of any Environmental Attributes considered RECs under applicable law or any voluntary program (“WREGIS Certificates”), associated with Facility Energy or Replacement Energy in accordance with WREGIS reporting protocols, and as such shall register the Facility with WREGIS. After the Facility is registered with WREGIS, at Buyer’s option, Seller shall (i) transfer WREGIS Certificates using the Forward Certificate Transfer method, as described in WREGIS Operating Rules, from Seller’s WREGIS account to up to three WREGIS accounts, as designated by Buyer, or (ii) retire said WREGIS Certificates into Seller’s WREGIS Retirement sub-account on behalf of Seller’s requirements (if any); provided, however, that Seller must initially select to use either option (i) or (ii) thirty (30) days prior to delivering any Energy to the Point of Delivery, and, provided, further, if option (i) is selected, Buyer may change to option (ii) at the beginning of any calendar year during the Agreement Term upon thirty (30) days advance written notice.  If option (ii) is selected, then Buyer shall provide Seller the number and vintage of MWh of WREGIS Certificates to be retired by providing written notice to Seller not later than thirty (30) days prior to the desired retirement date. Seller shall be responsible for the WREGIS expenses associated with registering the Facility, maintaining its account, WREGIS Certificate issuance fees, and transferring WREGIS Certificates to Buyer or Buyer’s Agent, or any other designees, and Buyer shall be responsible for the WREGIS expenses associated with maintaining its account, or the accounts of its designees, if any, and subsequent transferring or retiring of WREGIS Certificates, or Seller’s fees for the retirement of WREGIS Certificates on behalf of Buyer.  Forward Certificate Transfers will occur monthly based on the certificate creation time-line established by the WREGIS Operating Rules.  As of the Effective Date, the certificate creation time line is established as not later than ninety (90) days following the end of each month. For example, for MWhs generated in January 2010, the certificates will be created in WREGIS not later than April 30, 2010. Seller shall be responsible for, at its expense, validating and disputing data with WREGIS prior to certificate creation each month. In the event that WREGIS is not in operation, or WREGIS does not track Seller’s transfer of WREGIS Certificates to Buyer, Buyer’s Agent, or its designees for purposes of any RECs attributed, accrued, realized, generated, produced, recognized or validated relative to the Facility Energy or Replacement Energy, or Buyer chooses not to use WREGIS for any reason, Seller shall document the production and transfer of RECs under this Agreement by delivering to Buyer an attestation for the RECs produced by the Facility, or Replacement Energy, measured in whole MWh, or by such other method as Buyer shall designate.

Section 9.5            Further Assurances.  If such function is not already accomplished via WREGIS, Seller will document the production of Environmental Attributes by delivering with each invoice to Buyer an attestation for Environmental Attributes (i) produced by the Facility or (ii) included with Replacement Energy for the preceding calendar month.  The form of attestation is set forth as Appendix D.  At Buyer’s request, the Parties shall execute all such documents and instruments and take such other action in order to effect the transfer of the Environmental Attributes specified in this Agreement to Buyer’s Agents as Buyer may reasonably request.  In the event of the promulgation of a scheme involving Environmental Attributes administered by CAMD, upon notification by CAMD that any transfers contemplated by this Agreement will not be recorded, the Parties shall promptly cooperate in taking all reasonable actions necessary so that such transfer can be recorded.  Each Party shall promptly give the other Party copies of all documents it submits to CAMD to effectuate any transfers.

Section 9.6            RPS and EPS Compliance.  Seller warrants and guarantees that when complete, the Facility will be both RPS Compliant and, if required by applicable Requirements of Law, EPS Compliant.  From time to time and at any time requested by Buyer, Seller will furnish to Buyer or Governmental Authorities or other Persons designated by Buyer, all certificates and other documentation reasonably requested by Buyer in order to assist Buyer in qualifying the Facility as RPS Compliant and EPS Compliant, if required by applicable Requirements of Law.

ARTICLE X

MAKEUP OF SHORTFALL ENERGY

Section 10.1         Makeup of Shortfall.  If in any Contract Year the amount of Delivered Energy is less than the Guaranteed Annual Quantity for such Contract Year (such difference constituting for such Contract Year, the “Shortfall Energy”), then, subject to Section 10.2, Seller shall remedy such shortfall by delivering Energy to the Point of Delivery, including any associated Environmental Attributes, to Buyer in an amount equal to the Shortfall Energy during the applicable Shortfall Make Up Period. The make up period for such shortfall shall be (a) if the shortfall in such Contract Year is equal to or greater than ten percent (10%) of the Guaranteed Annual Quantity for such Contract Year, the next succeeding Contract Year following the Contract Year in which a shortfall occurred (the “One Year Shortfall Make Up Period”), provided, however, that Seller shall have an additional One Year Shortfall Make Up Period to make up the shortfall if, at the end of the original One Year Shortfall Make Up Period, the shortfall has been reduced to a level less than ten percent (10%) of such Guaranteed Annual Quantity; and (b) if the amount of Shortfall Energy in a Contract Year is less than ten percent (10%) of the Guaranteed Annual Quantity for such Contract Year, the next succeeding two (2) Contract Years following the Contract Year in which such shortfall occurred (the “Two Year Shortfall Makeup Period”).  The One Year Shortfall Make Up Period may be extended on a day-for-day basis for Force Majeure events, but in no event longer than one (1) Contract Year following the end of the One Year Shortfall Make Up Period. Buyer shall not be obligated to make any additional payment for any Energy provided to Buyer to replace Shortfall Energy.

Section 10.2         No Excess Energy During Shortfall Periods.  During any period in which there is Shortfall Energy due to Buyer, all Energy that would otherwise be designated as Excess Energy shall be provided by Seller to Buyer, including any associated Environmental Attributes, and Buyer shall not be obligated to make any payment to Seller for such Energy until the Shortfall Energy has been fully made up.

Section 10.3         Replacement Energy.  If Seller fails to deliver any Shortfall Energy by the end of the applicable Shortfall Make Up Period, Seller shall provide to Buyer replacement energy at the Point of Delivery (or such other point as mutually agreed to in writing by the Parties), to replace such undelivered Shortfall Energy and shall provide Buyer with Environmental Attributes comparable to those associated with the Energy produced by the Facility (“Replacement Energy”), within ninety (90)-days after the end of the applicable Shortfall Make Up Period on a delivery schedule consistent with the Facility’s historic percentage of On Peak and Off Peak Delivered Energy, or other delivery schedules as mutually agreed to by the Parties, provided that such schedule shall not cause the Delivered Energy to be delivered at a rate greater than 102 MW.  Buyer shall pay Seller the Environmental Attribute payment in accordance with paragraph 3 of the payment schedule set forth in Appendix A for all Environmental Attributes associated with the Replacement Energy.  If Seller fails to deliver Replacement Energy as described above then Buyer shall purchase Replacement Energy and Seller shall reimburse Buyer for its costs of such Replacement Energy, and Buyer shall promptly notify Seller of the costs thereof.

Section 10.4         Application of Shortfall Energy or Replacement Energy. In the event of shortfalls in multiple Contract Years, any Shortfall Energy or Replacement Energy delivered by Seller shall be applied in priority to the earliest outstanding shortfalls hereunder until all shortfalls are satisfied.

ARTICLE XI

CAPACITY RIGHTS

Section 11.1         Purchase and Sale of Capacity Rights.  For and in consideration of Buyer entering into this Agreement, and in addition to the agreement by Buyer and Seller to purchase and sell Facility Energy on the terms and conditions set forth herein, Seller hereby transfers to Buyer, and Buyer hereby accepts from Seller, all of the Capacity Rights. Buyer and Seller acknowledge and agree that the consideration for the transfer of Capacity Rights is contained within the relevant prices for Facility Energy.  In no event shall Buyer have any obligation or liability whatsoever for any debt pertaining to the Facility by virtue of Buyer’s ownership of the Capacity Rights or otherwise.

Section 11.2         Representation Regarding Ownership of Capacity Rights.  Seller represents and covenants that it has not assigned, transferred, conveyed, encumbered, sold or otherwise disposed of and will not in the future assign, transfer, convey, encumber, sell or otherwise dispose of any of the Capacity Rights to any Person other than Buyer or attempt to do any of the foregoing with respect to any of the Capacity Rights. Seller shall not report to any Person that any of the Capacity Rights belong to any Person other than Buyer. Buyer may, at its own risk and expense, report to any Person that the Capacity Rights belong to it.

Section 11.3         Further Assurances.  Seller shall execute and deliver such necessary documents and instruments and take such other action as Buyer may reasonably request to effect recognition and transfer of the Capacity Rights to Buyer. Seller shall bear the costs associated therewith.

ARTICLE XII

BILLING; PAYMENT; AUDITS; METERING; ATTESTATIONS

Section 12.1         Billing and Payment. Billing and payment for the Energy purchases by Buyer under this Agreement and for any other amounts due and payable by Buyer hereunder shall be as follows:

(a)           On or before the tenth (10th) day of the month following a month in which transactions occur hereunder, Seller shall render one (1) invoice to Buyer showing the following:

(1)                Delivered Energy allocated to:

(2)                The Delivered Energy to be counted toward the Guaranteed Annual Quantity for the applicable Contract Year, and an accounting of new or made-up Shortfall Energy and/or Replacement Energy.

(3)                Delivered Excess Energy billed pursuant to Appendix A.

(4)                Any Startup and Test Energy billed pursuant to Appendix A.

(5)                Environmental Attributes billed pursuant to Appendix A based on Facility Metered Output and, if applicable, Replacement Energy.

(6)                Interim Energy delivered between the Commercial Operation Date and Prepayment Date, billed pursuant to Appendix A.

(7)                Any reimbursement to Seller for Taxes and Operating Insurance premiums, and adjustments for actual Taxes and Operating Insurance premiums, pursuant to Section 7.1.

(8)                Any reimbursement to Buyer for the purchase of Replacement Energy.

(9)                Any other payments due to Buyer or to Seller under this Agreement, including amounts due to Buyer in connection with third party sales of curtailed Energy under Section 5.6(g) or Section 7.4.

(b)           Monthly invoices, to the extent applicable, shall be based on meter readings, or if such readings are unavailable, the best available data.

(c)           Monthly invoices shall be sent to the address set forth in Appendix C or such other address as is provided by Buyer in writing.

(d)           Buyer shall pay the amounts set forth in each monthly invoice by wire transfer to the accounts designated on the invoices rendered by Seller on or before thirtieth (30th) day after receipt by Buyer of the applicable invoice. Bills or portions of bills which are not paid by the due date shall thereafter accrue interest at the Interest Rate, from and including the date payment was due until the date such payment is made.  Seller shall pay to Buyer any reimbursement owed to Buyer as set forth in Section 12.1(a)(8) with respect to any month at the time Seller submits its next monthly invoice to Buyer, but in no event more than thirty (30) days after such payment is due.

(e)           Attestations of Environmental Attribute transfers to Buyer shall accompany monthly invoices pursuant to Section 9.1.

Section 12.2         Disputed Invoices. In the event any portion of any bill is in dispute, the undisputed amount shall be paid when due. The Party disputing a payment shall promptly notify the other Party in writing of the basis for the dispute.  Disputes shall be discussed by the

Authorized Representatives, who shall use reasonable efforts to amicably and promptly resolve the disputes, and any failure to agree shall be subject to resolution in accordance with Section 15.3. Upon resolution of any dispute, the required amount of payment or refund shall be paid within ten (10) days after such determination, with interest accrued at the Interest Rate from and including the due date until the date such payment or refund is paid.

Section 12.3         Buyer’s Right of Setoff. In addition to any right now or hereafter granted under applicable law and not by way of limitation of any such rights, Buyer shall have the right at any time or from time to time, without notice to Seller or any other Person, any such notice being hereby expressly waived, to set off against any amount due Seller from Buyer under this Agreement, any amount due Buyer from Seller under this Agreement, including but not limited to any amounts due because of breach of this Agreement or any other obligation and any costs payable by Seller under Section 10.3 if and to the extent paid in the first instance by Buyer.

Section 12.4         Records and Audits.

(a)           Seller shall cause (or, with respect to contracts entered into prior to the Effective Date, Seller shall use reasonable efforts to cause) any subcontractors and suppliers providing services or supplies that impact the calculation of the Taxes and Operating Insurance premiums that will be paid by Buyer under this Agreement, (such subcontractors or suppliers (“Subcontractors”) to maintain, and Seller shall itself maintain, with respect to the foregoing, all records pertaining to the management of this Agreement, related subcontracts, and performance of services pursuant to this Agreement (including all billings, costs, metering, and Environmental Attributes), in their original form, including but not limited to, reports, documents, deliverables, employee time sheets, accounting procedures and practices, records of financial transactions, and other evidence, regardless of form (e.g., machine readable media such as disk, tape, etc.) or type (e.g., databases, applications software, database management software, utilities, etc.), sufficient to verify the determination of Taxes and Operating Insurance and to properly reflect all costs claimed to have been incurred and services performed pursuant to this Agreement. In addition, Seller and its Subcontractors must maintain all records and documents necessary to permit adequate evaluation of Seller’s Taxes and Operating Insurance premiums paid hereunder by Buyer, along with the computations and projections used, and Buyer and the Authorized Auditors shall have the right to discuss such records with Seller’s officers and independent public accountants (and by this provision Seller authorizes said accountants to discuss such billings and costs), all at such times and as may be reasonably requested, and all such records shall be retained, and shall be subject to examination and audit by the Authorized Auditors, for a period of not less than four (4) years following payment made by Buyer hereunder, or, if the payment is made in the last year of the Delivery Term, no less than the four (4) years following the expiration or termination date of this Agreement. Seller shall make said records or, to the extent accepted by the Authorized Auditors, photographs, micro-photographs, etc. or other authentic reproductions thereof, available to the Authorized Auditors at Seller’s offices located at all reasonable times and without charge.  The Authorized Auditors will have the right to reproduce, photocopy, download, transcribe, and the like any such records.  Any information provided by Seller on machine-readable media shall be provided in a format accessible and readable by the Authorized Auditors.  Seller shall not, however, be required to furnish the Authorized Auditors with commonly available software. In addition, Seller, its Subcontractors and the subcontractors of all agreements entered into after the Effective Date and having a value in excess of $25,000 (such subcontractors, “Major Subcontractors”) shall be subject at any time with fourteen (14) calendar days prior written notice to audits or examinations by Authorized Auditors to verify compliance with all Agreement requirements relative to practices, methods, procedures, performance, compensation, and documentation, and with respect to the Subcontractors, to verify Taxes and Operating Insurance premiums. All such records subject to audit or examination shall be retained by the Major Subcontractor for a period of not less than four (4) years following the payment by Seller to such Major Subcontractor. Examinations and audits will be performed using generally accepted auditing practices and principles and applicable Governmental Authority audit standards. If Seller utilizes or is subject to FAR, Part 30 and 31, et seq. accounting procedures, or a portion thereof, examinations and audits will utilize such information.  To the extent that the Authorized Auditor’s examination or audit reveals inaccurate, incomplete or non-current records, or records are unavailable, the records shall be considered defective.  Consistent with standard auditing procedures, Seller will be provided fifteen (15) calendar days to review the Authorized Auditor’s examination results or audit and respond to Buyer’s prior to the examination’s or audit’s finalization and public release. If the Authorized Auditor’s examination or audit indicates Seller has been overpaid under a previous payment application, the identified overpayment amount shall be paid by Seller to Buyer within thirty (30) calendar days of notice to Seller of the identified overpayment. Seller shall contractually require all Major Subcontractors to comply with the provisions of this Section by inserting this Section 12.4 in each Major Subcontractor contract and by contractually requiring each Major Subcontractor to insert this Section 12.4 in any of its subcontract contracts related to services under this Agreement. In addition, Seller and its Major Subcontractors shall also include the following language in each Subcontractor contract:  “The Southern California Public Power Authority is a third party beneficiary of the foregoing audit provision. The benefits of the audit provision shall inure solely for the benefit of the Southern California Public Power Authority. The designation of the Southern California Public Power Authority as a third party beneficiary of the audit provision shall not confer any rights or privileges on Seller, subcontractor or any other person/entity.”  Notwithstanding the foregoing, if the audit reveals that Buyer overpayment to Seller is more than five percent (5.0%) of the billings reviewed, Seller shall pay all expenses and costs incurred by the Authorized Auditors arising out of or related to the examination or audit. Such examination or audit expenses and costs shall be paid by Seller to Buyer within thirty (30) calendar days of notice to Seller of such costs and expenses.

(b)           Notwithstanding anything herein to the contrary, this Section shall not be deemed to require that Buyer pay for any costs and expenses of Seller other than the Taxes and Operating Insurance premiums as required under this Agreement.

Section 12.5         Electric Metering Devices.

(a)           The Facility Energy made available to Buyer, or Buyer’s Agent, by Seller under this Agreement shall be measured using Electric Metering Devices installed, owned and maintained by Seller or its designee in accordance with the Interconnection Agreement, if applicable, and Prudent Utility Practices. Such Electric Metering Devices shall be installed (i) at the Site Common Facilities Substation located on the Facility Generating Premises; and (ii) at the Point of Delivery.  All Electric Metering Devices used to provide data for the computation of payments shall be sealed and the Seller or its designee shall only break the seal when such Electric Metering Devices are to be inspected and tested or adjusted in accordance with this

Section 12.5. Seller or its designee shall specify the number, type, and location of such Electric Metering Devices subject to the requirements of Section 12.5(b).

(b)           Although the Facility shares a common Point of Delivery with the Milford Wind Phase I Facility, the two facilities have separate scheduling, operating, and energy accounting requirements, and therefore require metering arrangements that will permit separate calculations for the Facility and for Milford Wind Phase I Facility. Appendix Q sets forth the procedure for separate calculations.

(1)           The Electric Metering Devices installed at the Site Common Facilities Substation located on the Facility Generating Premises shall include but not be limited to revenue-quality measurements of the Facility’s instantaneous MW, instantaneous MVAR, MWh received, MWh delivered, MVARh received, and MVARh delivered.

(2)           The Electric Metering Devices for the Facility’s MWh received, MWh delivered, MVARh received, and MVARh delivered shall be capable of receiving and executing an accumulator freeze request from the SCADA system of the Buyer or Buyer’s agent, as do the existing electric metering devices installed at the Point of Delivery for measuring Energy delivered from the Milford Wind Phase I Facility.  The accumulator freeze request will be provided by means of the Distributed Network Protocol version 3 (DNP 3).  The accumulator freeze request shall be delivered to the aforementioned Electric Metering Devices within five (5) seconds of the time that the accumulator freeze request is available at Seller’s Facility.

(3)           Delivered Energy that is metered shall be the Energy as measured by the Electric Metering Devices described in this Section 12.5(b) and allocated according to Appendix Q. All meters used in the calculations shown in Appendix Q shall meet the requirements of this Section 12.5(b).

(c)           Seller or its designee, at no expense to Buyer, shall inspect and test all Electric Metering Devices upon installation and at least annually thereafter. Seller shall provide Buyer with reasonable advance notice of, and permit a representative of Buyer to witness and verify, such inspections and tests, provided, however, that Buyer shall not unreasonably interfere with or disrupt the activities of Seller or its designee and shall comply with all safety standards applicable to the Facility Premises as provided to Buyer by Seller in writing. Upon request by Buyer, Seller or its designee shall perform additional inspections or tests of any Electric Metering Device and shall permit a qualified representative of Buyer to inspect or witness the testing of any Electric Metering Device; provided, however, that Buyer shall not unreasonably interfere with or disrupt the activities of Seller or its designee and shall comply with all safety standards applicable to the Facility Premises as provided to Buyer by Seller in writing.  The actual expense of any such requested additional inspection or testing shall be borne by Seller.

(d)           Adjustment for Inaccurate Meters. If an Electric Metering Device fails to register, or if the measurement made by an Electric Metering Device is found upon testing to be inaccurate by more than one percent (1.0%), an adjustment shall be made correcting all measurements by the inaccurate or defective Electric Metering Device for both the amount of the inaccuracy and the period of the inaccuracy. The adjustment period shall be determined by reference to Seller’s check-meters, if any, or as far as can be reasonably ascertained by Seller from the best available data, subject to review and approval by Buyer.  If the period of the inaccuracy cannot be ascertained reasonably, any such adjustment shall be for a period equal to one-third of the time elapsed since the preceding test of the Electric Metering Devices. To the extent that the adjustment period covers a period of deliveries for which payment has already been made by Buyer, Seller shall use the corrected measurements as determined in accordance with this Section 12.5 to recompute the amount due for the period of the inaccuracy and shall subtract the previous payments by Buyer for this period from such recomputed amount. If the difference is a positive number, the difference shall be paid by Buyer to Seller; if the difference is a negative number, that difference shall be paid by Seller to Buyer, or at the discretion of Buyer, may take the form of an offset to payments due to Seller from Buyer. Payment of such difference by the owing Party shall be made not later than thirty (30) days after the owing Party receives notice of the amount due, unless Buyer elects payment via an offset.

ARTICLE XIII

REPRESENTATIONS AND WARRANTIES; COVENANT OF SELLER

Section 13.1         Representations and Warranties of Buyer. Buyer makes the following representations and warranties to Seller:

(a)           Buyer is a validly existing California Joint Powers Authority under the laws of the State of California and has the legal power and authority to own its properties, to carry on its business as now being conducted and to enter into this Agreement and each Ancillary Document to which it is a party and carry out the transactions contemplated hereby and thereby and perform and carry out all covenants and obligations on its part to be performed under and pursuant to this Agreement and all such Ancillary Documents.

(b)           The execution, delivery and performance by Buyer of this Agreement and each Ancillary Document to which it is a party have been duly authorized by all necessary action, and do not and will not require any consent or approval of Buyer’s Board of Directors or members other than that which has been obtained.

(c)           The execution and delivery of this Agreement and each Ancillary Document to which it is a party, the consummation of the transactions contemplated hereby and thereby and the fulfillment of and compliance with the provisions of this Agreement and each Ancillary Document to which it is a party do not and will not conflict with or constitute a breach of or a default under, any of the terms, conditions or provisions of any legal requirements, or its joint powers agreement or bylaws, or any deed of trust, mortgage, loan agreement, other evidence of indebtedness or any other agreement or instrument to which Buyer is a party or by which it or any of its property is bound, or result in a breach of or a default under any of the foregoing.

(d)           This Agreement and each Ancillary Document to which it is a party constitutes the legal, valid and binding obligation of Buyer enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights generally or by general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(e)           There is no pending, or to the knowledge of Buyer, threatened action or proceeding affecting Buyer before any Governmental Authority, which purports to affect the legality, validity or enforceability of this Agreement.

Section 13.2         Representations and Warranties by Seller. Seller makes the following representations and warranties to Buyer:

(a)           Seller is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware, is qualified to do business in the States of California and Utah and has the legal power and authority to own its properties, to carry on its business as now being conducted and to enter into this Agreement and each Ancillary Document to which it is a party and, subject to the receipt of the regulatory approvals, carry out the transactions contemplated hereby and thereby and perform and carry out all covenants and obligations on its part to be performed under and pursuant to this Agreement and each Ancillary Document to which it is a party.

(b)           The execution, delivery and performance by Seller of this Agreement and each Ancillary Document to which it is a party have been duly authorized by all necessary action, and do not and will not require any consent or approval of Seller’s managing member or equity holders other than that which has been obtained.

(c)           The execution and delivery of this Agreement and each Ancillary Document to which it is a party, the consummation of the transactions contemplated hereby and thereby and the fulfillment of and compliance with the provisions of this Agreement and each Ancillary Document to which it is a party, do not and will not conflict with or constitute a breach of or a default under, any of the terms, conditions or provisions of any Requirement of Law, or any organizational documents, agreement, deed of trust, mortgage, loan agreement, other evidence of indebtedness or any other agreement or instrument to which Seller is a party or by which it or any of its property is bound, or result in a breach of or a default under any of the foregoing or result in or require the creation or imposition of any Lien upon any of the properties or assets of Seller (except as contemplated hereby), and Seller has obtained or shall timely obtain all Permits required for the lawful performance of its obligations hereunder and thereunder and operation of the Facility in accordance with Prudent Utility Practices, the requirements of this Agreement, the Ancillary Documents and all Requirements of Law.

(d)           This Agreement and each of the Ancillary Documents to which it is a party, constitutes the legal, valid and binding obligation of Seller enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights generally or by general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(e)           There is no pending, or to the knowledge of Seller, threatened action or proceeding affecting Seller before any Governmental Authority, which purports to affect the legality, validity or enforceability of this Agreement or any of the Ancillary Documents.

(f)            Seller is not in violation of any Requirement of Law, which violations, individually or in the aggregate, would reasonably be expected to result in a material adverse effect on the business, assets, operations, or condition (financial or otherwise) of Seller or the ability of Seller to perform any of its obligations under this Agreement or any Ancillary Document.

(g)           Seller shall inform all investors in the Seller of the existence of this Agreement and all Ancillary Documents on or before the date of such investment in the Seller.

(h)           Seller is a Special Purpose Entity.

(i)            Seller has (i) not entered into this Agreement or any Ancillary Document with the actual intent to hinder, delay or defraud any creditor and (ii) received reasonably equivalent value in exchange for its obligations under this Agreement and the Ancillary Documents. No petition in bankruptcy has been filed against Seller, and neither Seller nor any of its constituent Persons has ever made an assignment for the benefit of creditors or taken advantage of any insolvency act for its benefit as a debtor.

(j)            All of the assumptions made in the Non-Consolidation Opinion, including, but not limited to, any exhibits attached thereto, are true and correct in all material respects. Seller has complied with all of the assumptions made with respect to Seller in the Non-Consolidation Opinion.  Seller has no reason to believe that any environmental authorizations under the laws of the State of Utah or other Permits required to construct, maintain or operate the Facility in accordance with the requirements of this Agreement and all applicable Requirements of Law will not be timely obtained in the ordinary course of business.

(k)           All Tax returns and reports of Seller required to be filed by it have been timely filed, and all Taxes shown on such Tax returns to be due and payable and all assessments, fees and other governmental charges upon the Seller and upon its properties, assets, income, business and franchises that are due and payable have been paid when due and payable. Seller knows of no proposed Tax assessment against Seller that is not being actively contested by it in good faith and by appropriate proceeding.

(l)            Seller owns or possesses, or will own or possess in a timely manner, all patents, rights to patents, trademarks, copyrights and licenses necessary for the performance by Seller of this Agreement and the Ancillary Documents and the transactions contemplated thereby, without any conflict with the rights of others.

(m)          At all times after the Commercial Operation Date, Seller shall have “Site Control” which means that Seller shall: (i) own the Facility Premises; (ii) be the holder of grant or grants of right of way to Seller by the USBLM; or (iii) be the lessee of the Facility Premises under a lease which permits Seller to perform its obligations under this Agreement. Seller shall provide Buyer with prompt notice of any change in the status of Seller’s Site Control.

Section 13.3         Covenant of Seller Related to Seller’s Status as Special Purpose Entity.  Seller shall at all times comply with the requirements of, and qualify as, a Special Purpose Entity.

Section 13.4         Covenants of Seller Related to Leases and Property Agreements.

(a)           Following delivery of the Deed of Trust, in the event that the lessor under any lease included under the Leases and Property Agreements is the subject of a bankruptcy, reorganization or other insolvency case proceeding, Seller as lessee under such lease shall elect to retain its rights under such lease pursuant to Section 365(h) of the U.S. Bankruptcy Code or other similar applicable law in the event that such lessor seeks to reject or otherwise disaffirm such lease, unless Buyer agrees otherwise in writing provided to the Seller in accordance with the notice provisions of this Agreement.  Seller, as lessee under such lease, shall provide to Buyer all notices, motions and pleadings it receives in any such proceeding promptly, but no later than three business days following receipt. Seller, as lessee under such lease, hereby appoints Buyer as attorney in fact to appear and be heard on behalf of Seller, as lessee under such lease, in any such proceeding and Seller, as lessee under such lease, shall take no action in such proceeding without the prior written consent of Buyer.

(b)           In the event that Seller is the subject of a bankruptcy, reorganization or other insolvency case or proceeding, Seller, as lessee under any lease included under the Leases and Property Agreements, shall not reject or otherwise disaffirm such lease pursuant to Section 365 of the U.S. Bankruptcy Code or other similar applicable law unless Buyer is first granted by the applicable court or courts appropriate relief including any relief from any stay, such that Buyer may enforce all of its rights and interests and has taken possession of the Facility pursuant to the Performance Security.

(c)           Seller agrees to enforce the provisions of the Leases and Property Agreements and duly perform its covenants and agreements thereunder. Seller further agrees not to consent, agree to or permit, or to take or cause to be taken any action or non-action, to bring about any rescission or termination of or amendment to any of the Leases and Property Agreements or to take any action in connection with any of the Leases and Property Agreements which will materially impair or have a material adverse effect on the rights, interest or security of Buyer, or elect to arbitrate any controversy, claim or dispute under an arbitration provision in the Leases and Property Agreements, or to assign, sublease, encumber, mortgage, or grant any security interest in or otherwise dispose of any of the Leases and Property Agreements or any portion thereof or interest therein without the consent of Buyer, except as permitted in this Agreement.

(d)           Upon any payment by Buyer, as Beneficiary under the Deed of Trust, under any of the Leases and Property Agreements to cure any default of Seller thereunder, and thereby prevent termination of any of the Leases or Property Agreements, or the exercise of any other remedy of the other party or parties thereunder arising out of such default, Buyer shall be entitled to offset amounts otherwise due Seller pursuant to the Monthly Payment hereunder by the amount of such cure payment or remedy cost until Buyer has been fully repaid.

(e)           Following delivery of the Deed of Trust, in the event of a complete taking of the Facility or any substantial portion thereof or a partial taking of a portion of the Facility under a statute or by right of eminent domain or private purchase in lieu thereof, Seller shall pay to Buyer from the sum awarded to and received by Seller, including damages and interest, the amount of the loss in value of this Agreement to Buyer resulting from such complete or partial taking; provided that in the event of a complete taking, such payment to Buyer shall not be less than the Remaining Prepayment Amount, if Seller is awarded and receives at least this amount.

(f)            Following delivery of the Deed of Trust, upon the receipt by Seller of any offer to acquire or purchase from any other party under the Leases and Property Agreements all or any portion of such party’s interest in the Facility Premises, Seller shall promptly notify Buyer in writing of its receipt of such offer and furnish Buyer with a copy thereof. Seller agrees not to elect to exercise its option to purchase such offered interest in the Facility Premises unless it shall first reach agreement with Buyer as to any amendment or modification of the Deed of Trust and/or this Agreement reasonably requested by Buyer to reflect such purchase by Seller of the offered interest in the Facility Premises.

(g)           Following delivery of the Deed of Trust, Seller shall provide Buyer, as Beneficiary under the Deed of Trust, with evidence that the rent, fees or other payments payable by Seller under the Leases and Property Agreements have been paid at least ten days prior to the date on which such rent, fees or other payments would be delinquent. If Seller does not provide Buyer with such evidence within five days after receipt of written request for the same and if such rent, fees or other payments have not been paid, Buyer, as Beneficiary under the Performance Security, may, but shall not be obligated to, cure such default by Seller as provided under Section 13.4(d).

ARTICLE XIV

DEFAULT; TERMINATION AND REMEDIES; PERFORMANCE DAMAGE

Section 14.1 Default. Each of the following events or circumstances shall constitute a “Default” by the responsible Party (the “Defaulting Party”):

(a)           Payment Default. Failure by either Party to pay any amount when and as due under this Agreement (other than payments disputed in good faith), including the failure of Buyer to pay the Prepayment Amount when and as due, which is not cured within thirty (30) days after receiving written notice thereof from the other Party hereto; provided that, with respect to a failure to pay the Prepayment Amount, such cure shall include payment of interest from the due date at the Interest Rate.

(b)           Performance Default.  Failure by either Party to perform any of its material duties or obligations under this Agreement when and as due (other than the failure to make any payment) which is not cured within thirty (30) calendar days after receipt of written notice thereof from the other Party hereto, provided that if such failure cannot be cured within such thirty (30) day period, despite reasonable commercial efforts, such Party shall have up to ninety (90) calendar days to cure.

(c)           Inaccuracy of Representations and Warranties.  Inaccuracy of any representations and warranties made herein at the time made or deemed to be made that has a material adverse effect on the other Party.

(d)           Bankruptcy. Bankruptcy of a Party.

(e)           Security Interest Default.  A default shall have occurred and be continuing under the Deed of Trust or the Security Interest shall fail to be in full force and effect in accordance with the terms of this Agreement or Buyer shall not have or shall cease to have a valid and perfected Lien in the Facility and Related Interests and Rights or Seller shall contest the validity or enforceability of the Security Interest or any provision thereof in writing or deny that it has any further liability thereunder.

(f)            Security Failure. The failure of Seller to cause First Wind, or an Affiliate of First Wind (other than Seller), to apply for and cause to be issued to Buyer and thereafter to maintain and replace the LD Security or Performance Security in compliance with Section 3.5(b) or Section 7.3, as applicable, including, among other requirements thereunder, (1) in the case of a Downgrade Event, the failure of Seller to cause First Wind or an Affiliate of First Wind (other than Seller) to replace the LD Security or the Performance Security (unless payment on such LD Security or Performance Security has been made upon demand by Buyer as provided for pursuant to the agreement referred to in Section 2.1(c)or Section 2.1(e), as applicable); or (2) in the case of a failure of Seller to cause First Wind, or an Affiliate of First Wind (other than Seller), prior to thirty (30) days before the expiration date of the LD Security or Performance Security to cause the extension thereof or the issuance of a replacement LD Security or Performance Security (unless payment on such LD Security or Performance Security has been made upon demand by Buyer as provided for pursuant to the agreement referred to in Section 2.1(e)); or the failure of Seller to cause First Wind or an Affiliate of First Wind (other than Seller) to provide replacement LD Security or Performance Security within ten (10) Business Days after written notice to Seller of the occurrence of any of the following events:  (x) the failure of the Qualified Issuer to honor a demand for payment or make a payment thereunder; (y) the LD Security or the Performance Security issued by such Qualified Issuer shall fail to be in full force and effect in accordance with the terms of this Agreement; or (z) the Qualified Issuer shall repudiate, disaffirm, disclaim, reject, in whole or in part, or challenge the validity of its LD Security or Performance Security.

(g)           Insurance Default.  The failure of Seller to maintain and provide the required insurance for the required period of coverage as set forth in Appendix F.

(h)           Lease or Property Default. Except as may be expressly permitted by this Agreement, any of the Leases and Property Agreements fails to be in effect or any of the Leases is terminated for any reason or amended in any material respect, without Buyer’s written consent, not to be unreasonably withheld.

(i)            Seller Commercial Operation Date Default.  Failure by Seller to achieve the Commercial Operation Date within two-hundred forty (240) calendar days following the Guaranteed Commercial Operation Date (as such date may be extended for Force Majeure), and such failure is not cured within thirty (30) calendar days after receipt of written notice thereof from Buyer to Seller.

(j)            Buyer Purchase Default.  Failure by Buyer to accept Startup or Test Energy prior to the Commercial Operation Date, Interim Energy during the Interim Period and Excess Energy on or after the Prepayment Date, except as provided under Section 5.6(g).

Seller shall, promptly upon obtaining knowledge thereof, provide written notice to Buyer of the occurrence of any Default of Seller (or breach of this Agreement) or any occurrence, circumstance or event, or any combination thereof, which, with the lapse of time, the giving of notice, or both, would constitute a Default of Seller (or breach of this Agreement).

Section 14.2         Default Remedy.

(a)           If Buyer is in Default for nonpayment, subject to any duty or obligation under this Agreement, Seller may, at its sole option, suspend service, sell Energy and Environmental Attributes to third parties pursuant to and in accordance with Section 7.4 or continue to provide services pursuant to its obligations under this Agreement; provided that nothing in this Section 14.2(a) shall affect Seller’s rights and remedies set forth in this Section 14.2; and provided, further, that Excess Energy sold to third parties shall not count toward Delivered Guaranteed Generation.  Seller’s continued service to Buyer shall not act to relieve Buyer of any of its duties or obligations under this Agreement.

(b)           Notwithstanding any other provision herein, if any Default has occurred and is continuing, the affected Party may, whether or not the dispute resolution procedure set forth in Section 15.3 has been invoked or completed, bring an action in any court of competent jurisdiction as required by Section 15.3 seeking injunctive relief in accordance with applicable California or Federal rules of civil procedure.

(c)           Except as expressly limited by this Agreement, if a Default has occurred and is continuing and Buyer is the Defaulting Party, Seller may without further notice exercise any rights and remedies provided herein or otherwise available at law or in equity, including the right to terminate this Agreement upon giving notice of intent to terminate to Buyer. No failure of Seller to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by Seller of any right, remedy or power hereunder preclude any other or future exercise of any right, remedy or power.

(d)           Except as expressly limited by this Agreement, if a Default has occurred and is continuing and Seller is the Defaulting Party, Buyer may without further notice exercise any rights and remedies provided for herein, or otherwise available at law or equity, including (i) application of all amounts available under the LD Security, Performance Security, and the Deed of Trust against any amounts then payable by Seller to Buyer under this Agreement, (ii) termination of this Agreement pursuant to Section 14.4, (iii) exercise its rights under the Deed of Trust, subject to the provisions of this Agreement, and (iv) foreclosure of Buyer’s Deed of Trust, upon notice of intent to terminate this Agreement to Seller.  No failure of Buyer to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by Buyer of any right, remedy or power hereunder preclude any other or future exercise of any right, remedy or power.

Section 14.3         Effect of Termination on Interconnection Agreement. The expiration or termination for any reason of this Agreement shall not affect the Leases and Property Agreements or the Interconnection Agreement or the continuing effectiveness thereof.

Section 14.4         Termination for Default.

(a)           If Default occurs, the Party that is not the Defaulting Party (the “Non Defaulting Party”) shall, for so long as the Default is continuing, and subject to applicable cure rights, and without limiting any other rights or remedies available to the Non-Defaulting Party under this Agreement, possess the right to terminate this Agreement upon written notice to the Defaulting Party in accordance with Section 15.2, such notice of termination shall specify the date on which the termination is to become effective.

(b)           Upon termination, the Non Defaulting Party shall liquidate this Agreement as soon as practicable. The Termination Payment shall be calculated in accordance with Section 14.5. With respect to Seller, the Termination Payment shall be the sole and exclusive remedy for termination of this Agreement after the termination under this Section 14.4 is received.

(c)           Upon termination, the Non-Defaulting Party may withhold any payments it owes the Defaulting Party for any obligations incurred prior to termination under this Agreement until the Defaulting Party pays the Termination Payment to the Non Defaulting Party. The Non Defaulting Party shall possess the right to set off the amount due it under this Section 14.4 by any such payments due the Defaulting Party.

Section 14.5         Calculation of Termination Payment. The Non Defaulting Party shall calculate the Termination Payment as follows:

(a)           If Seller is the Defaulting Party, upon any termination under Section 14.4, Seller shall pay Buyer the Remaining Prepayment Amount. In addition to such payment of the Remaining Prepayment Amount, Buyer shall calculate the Gains, Losses, and Costs. The Gains, Losses, and Costs shall include those for the Excess Energy and the Environmental Attributes, which shall be determined by comparing (i) the value of the Excess Energy and Environmental Attributes projected to be delivered for the remaining term giving effect to the Excess Energy Price and the value derived from the Environmental Attributes under this Agreement had it not been terminated to (ii) the equivalent quantities and relevant market prices for the remaining term either quoted by a bona fide third party offer or which are reasonably expected to be available in the market under a replacement contract for this Agreement. To ascertain the market prices of a replacement contract, Buyer may consider, among other valuations, quotations from dealers in energy contracts and bona fide third party offers, all adjusted for the length of the remaining term and differences in transmission.  It is expressly agreed that Buyer shall not be required to enter into replacement transactions in order to determine the Termination Payment.

(b)           If Buyer is the Defaulting Party, upon any termination under Section 14.4, Seller shall pay Buyer the Remaining Prepayment Amount, unless offset by termination payments otherwise due to Seller. In addition to such obligation for payment of the Remaining

Prepayment Amount, Seller shall calculate the Gains, Losses and Costs. The Gains, Losses, and Costs shall include those for the Excess Energy and the Environmental Attributes, which shall be determined by comparing the value of the Excess Energy and Environmental Attributes projected to be delivered for the remaining Delivery Term giving effect to the Excess Energy Price and the value derived from the Environmental Attributes under this Agreement had it not been terminated to the equivalent quantities and relevant market prices for the remaining Delivery Term either quoted by a bona fide third party offer or which are reasonably expected to be available in the market under a replacement contract for this Agreement. To ascertain the market prices of a replacement contract, Seller may consider, among other valuations, quotations from dealers in energy contracts and bona fide third party offers, all adjusted for the length of the remaining Delivery Term and differences in transmission. It is expressly agreed that Seller shall not be required to enter into replacement transactions in order to determine the Termination Payment.

(c)           The Gains and Losses for Excess Energy and Environmental Attributes calculated under Section 14.5(a) shall be discounted to present value using the Present Value Rate as of the time of termination (to take account of the period between the time notice of termination was effective and when such amount would have otherwise been due if this Agreement had been performed in full).

(d)           Each Party shall use reasonable efforts to mitigate or eliminate Costs.

(e)           In no event, however, shall a Party’s Gains, Losses or Costs include any penalties or similar charges imposed by the Non-Defaulting Party.

(f)            The Non Defaulting Party shall set off or aggregate, as appropriate, the Gains and Losses and Costs and notify the Defaulting Party.  If the Non Defaulting Party’s aggregate Losses and Costs exceed its aggregate Gains with respect to Excess Energy and Environmental Attributes, the Defaulting Party shall, within three (3) Business Days of receipt of such notice, pay the resulting Termination Payment, after any aggregation or set off as provided in Section 14.5(g), to the Non Defaulting Party, which amount shall bear interest at the Present Value Rate from the time notice of termination was received until paid. If the Non Defaulting Party’s aggregate Gains exceed its aggregate Losses and Costs, the Termination Payment shall be zero.

(g)           The Non Defaulting Party shall aggregate or set off, as applicable, at its election, any or all other amounts owing between the Parties under this Agreement with or against the Termination Payment so that all such amounts are aggregated and/or netted to a single liquidated amount, which shall be the amount of the Termination Payment. Such Termination Payment shall be paid within three (3) Business Days following the date notice of termination is received. Notwithstanding any other provision of this Section 14.5, if Buyer shall be the Non-Defaulting Party, in no event shall the amount of the Termination Payment due Buyer be less than the Remaining Prepayment Amount, subject, however, to aggregation or setoff, as applicable, of any amounts owing between the Parties under this Agreement other than Gains, Losses and Costs.

(h)           If the Defaulting Party disagrees with the calculation of the Termination Payment and the Parties cannot otherwise resolve their differences, the calculation issue shall be submitted to informal dispute resolution as provided in Section 15.3(a). Pending resolution of the dispute, the Defaulting Party shall pay the full amount of the Termination Payment calculated by the Non Defaulting Party within three (3) Business Days of receipt of notice of termination as set forth in Section 14.4(a) subject to the Non Defaulting Party refunding, with interest, at the Present Value Rate, any amounts determined to have been overpaid.

(i)            For purposes of this Section 14.5:

(1)                   “Gains” means the economic benefit (exclusive of Costs), if any, resulting from the termination of this Agreement, determined in a commercially reasonable manner, as calculated in accordance with this Section 14.5;

(2)                   “Losses” means the economic loss (exclusive of Costs), if any, resulting from the termination of this Agreement, determined in a commercially reasonable manner as calculated in accordance with this Section 14.5;

(3)                   “Costs” means brokerage fees, commissions and other similar transaction costs and expenses reasonably incurred in terminating any specifically related arrangements or entering into arrangements which replace this Agreement, and excluding attorneys’ fees, if any, incurred in connection with the Non Defaulting Party enforcing its rights with regard to this Agreement.

ARTICLE XV

MISCELLANEOUS

Section 15.1 Authorized Representative.  Each Party hereto shall designate an authorized representative who shall be authorized to act on its behalf with respect to those matters contained herein (each an “Authorized Representative”), which shall be the functions and responsibilities of such Authorized Representatives.  Each Party may also designate an alternate who may act for the Authorized Representative. Within thirty (30) calendar days after execution of this Agreement, each Party shall notify the other Party in writing of the identity of its Authorized Representative, and alternate if designated, and shall promptly notify the other Party of any subsequent changes in such designation. The Authorized Representatives shall have no authority to alter, modify, or delete any of the provisions of this Agreement.  Prior to the Commercial Operation Date, the Authorized Representative of each Party will meet periodically to discuss issues related to the sharing of information on the operation and maintenance of the Facility and interconnection facilities, provided, however, except as otherwise provided herein with respect to the scheduling of Startup and Test Energy, that Buyer shall have no right to approve Seller’s schedules or budgets.  Each Party by notice to the other Party may also designate a Person as its designee as provided in this Agreement.

Section 15.2 Notices. With the exception of billing invoices pursuant to Section 12.1 hereof, all notices, requests, demands, consents, waivers and other communications which are required under this Agreement shall be in writing and shall be deemed properly sent if delivered in person or sent by facsimile transmission, reliable overnight courier, or sent by registered or certified mail, postage prepaid to the persons specified in Appendix C.  In addition to the foregoing, the Parties may agree in writing at any time to deliver notices, requests, demands, consents, waivers and other communications through alternate methods, such as electronic mail.

Section 15.3         Dispute Resolution.  Subject to Section 14.2(b), regarding suits for injunctive relief, disputes under this Agreement between Seller and Buyer may be resolved in accordance with the provisions of this Section 15.3.

(a)           In the event of any claim, controversy or dispute between the Parties arising out of or relating to or in connection with this Agreement (including any dispute concerning the validity of this Agreement or the scope and interpretation of this Section 15.3) (a “Dispute”), either Party (the “Notifying Party”) may deliver to the other Party (the “Recipient Party”) notice of the Dispute with a detailed description of the underlying circumstances of such Dispute (a “Dispute Notice”). The Dispute Notice shall include a schedule of the availability of the Notifying Party’s senior officers (having a title of senior vice president (or its equivalent) or higher) duly authorized to settle the Dispute during the thirty (30) day period following the delivery of the Dispute Notice.

(b)           The Recipient Party shall within five (5) Business Days following receipt of the Dispute Notice, provide to the Notifying Party a parallel schedule of availability of the Recipient Party’s senior officers (having a title of senior vice president (or its equivalent) or higher) duly authorized to settle the Dispute. Following delivery of the respective senior officers’ schedules of availability, the senior officers of the Parties shall meet and confer as often as they deem reasonably necessary during the remainder of the thirty (30) day period in good faith negotiations to resolve the Dispute to the satisfaction of each Party.

(c)           In the event a Dispute is not resolved pursuant to the procedures set forth in Section 15.3(a) and Section 15.3(b) by the expiration of the thirty (30) day period set forth in Section 15.3(a) then either Party may pursue any legal remedy available to it in accordance with the provisions of Section 15.12 of this Agreement.

(d)           Claims Presentment Under California Law.  As stated in Section 15.12, this Agreement shall be governed by, interpreted and enforced in accordance with the laws of the State of California, without regard to the conflict of laws principles thereof. In addition to the dispute resolution process set forth in this Section, the Parties to this Agreement must comply with California law governing claims against public entities and presentment of such claims.

Section 15.4         Further Assurances. Each Party agrees to execute and deliver all further instruments and documents, and take all further action not inconsistent with the provisions of this Agreement that may be reasonably necessary to effectuate the purposes and intent of this Agreement.

Section 15.5         No Dedication of Facilities. Any undertaking by one Party hereto to the other Party under any provisions of this Agreement shall not constitute the dedication of the system or any portion thereof of either Party to the public or to the other Party or any other Person, and it is understood and agreed that any such undertaking by either Party shall cease upon the termination of such Party’s obligations under this Agreement.

Section 15.6         Force Majeure.

(a)           A Party shall not be considered to be in default in the performance of any of its obligations under this Agreement (other than the obligations of a Party to make payment of amounts due under this Agreement), including Buyer’s obligations to receive Energy (including Startup or Test Energy, Interim Energy, Guaranteed Generation, Excess Energy and Shortfall Energy) at the Point of Delivery, when and to the extent such Party’s performance is prevented by a Force Majeure that, despite the exercise of due diligence, such Party is unable to prevent or mitigate; provided the Party has given a written detailed description of the full particulars of the Force Majeure to the other Party reasonably promptly after becoming aware thereof (and in any event within fourteen (14) days after the initial occurrence of the claimed Force Majeure) (the “Force Majeure Notice”), which notice shall include information with respect to the nature, cause and date and time of commencement of such event, and the anticipated scope and duration of the delay.  The Party providing such notice shall be excused from fulfilling its obligations under this Agreement until such time as the Force Majeure has ceased to prevent performance or other remedial action is taken, at which time the Party shall promptly notify the other Party of the resumption of its obligations under this Agreement. Notwithstanding anything in this Agreement to the contrary, if Seller is unable to deliver or Buyer is unable to receive Excess Energy due to a Force Majeure, Buyer shall have no obligation to pay Seller for the Excess Energy not delivered or received by reason thereof. It is understood by the Parties that the foregoing provisions shall not excuse any obligations of Seller with respect to delivery of the Guaranteed Generation under Article VII, or Shortfall Energy and Replacement Energy provided under Article X, or Buyer’s obligation to make Monthly Payments up to the time that Seller ceases deliveries of Energy due to Force Majeure. In no event shall Buyer be obligated to compensate Seller or any other Person for any losses, expenses or liabilities that Seller or such other Person may sustain as a consequence of any Force Majeure.

(b)           The term “Force Majeure” means any act of God, labor disturbance, act of the public enemy, war, insurrection, riot, fire, terrorism, storm or flood, explosion, change in law or any order, regulation or restriction imposed by governmental, military or lawfully established civilian authorities (i) which prevents one Party from performing any of its obligations under this Agreement, (ii) which could not reasonably be anticipated as of the date of this Agreement, (iii) which is not within the reasonable control of, or the result of negligence, willful misconduct, breach of contract, intentional act or omission or wrongdoing on the part of the affected Party (or any subcontractor or Affiliate of that Party, or any Person under the control of that Party or any of its subcontractors or Affiliates, or any Person for whose acts such Affiliate or subcontractor is responsible), and (iv) which by the exercise of due diligence the affected Party is unable to overcome or avoid or cause to be avoided; provided nothing in this clause (iv) shall be construed so as to require either Party to accede or agree to any provision not satisfactory to it in order to settle and terminate a strike or labor dispute in which it may be involved.  Any Party rendered unable to fulfill any of its obligations by reason of a Force Majeure shall exercise reasonable efforts to remove such inability with reasonable dispatch within a reasonable time period and mitigate the effects of the Force Majeure. The relief from performance shall be of no greater scope and of no longer duration than is required by the Force Majeure. Without limiting the generality of the foregoing, a Force Majeure does not include any of the following (each an “Unexcused Cause”): (1) any requirement to meet a renewable portfolio standard or any change (whether voluntary or mandatory) in any renewable portfolio standard that may affect the value of the Energy purchased hereunder; (2) events arising from the failure by Seller to construct, operate or maintain the Facility in accordance with this Agreement, unless such failure was itself caused by an event of Force Majeure; (3) any increase of any kind in any cost; (4) delays in or inability of a Party to obtain financing or other economic hardship of any kind; (5) Seller’s ability to sell any Energy at a price in excess of that provided in this Agreement or Buyer’s ability to purchase any Energy at a price less than those provided in this Agreement; (6) curtailment or other interruption of any Transmission Service unless such curtailment or interruption was itself caused by an event of Force Majeure; failure of third parties to provide goods and services essential to a Party’s performance, unless such failure was itself caused by an event of Force Majeure; (7) Facility or related equipment failure of any kind, including wells, machinery and lines of pipe; or (8) any changes in the financial condition of Buyer, Seller, the Facility Lender or any subcontractor or supplier affecting the affected Party’s ability to perform its obligations under this Agreement.

Section 15.7         Assignment of Agreement.

(a)           Except as set forth in this Section 15.7, neither Party hereto shall assign or transfer this Agreement, in whole or in part, or any of its interests hereunder to any other Person without the prior written consent of the other Party hereto.  Such consent shall not be unreasonably withheld by either Party. Any attempt to transfer or assign this Agreement, or any privilege hereunder, without such prior written consent, except as provided herein, shall be void and confer no right on any Person that is not a party to this Agreement.

(b)           Seller’s consent shall not be required for Buyer to assign this Agreement, in whole or in part; to any of Buyer’s members, provided that at the time of assignment each of the assignees shall have an investment grade rating from Moody’s or Standard & Poor’s.

(c)           Buyer’s consent shall not be required for Seller to assign this Agreement to an Affiliate of Seller, subject however to compliance with Section 13.3; provided that Seller provides reasonable assurances and executes documents reasonably required by Buyer regarding Seller’s continued liability for all of Seller’s obligations under this Agreement in the event of any nonperformance on the part of such assignee.

(d)           Except as otherwise provided in Buyer’s indenture of trust or similar agreement under which Buyer issues or has issued bonds or other obligations relating to the Facility, it is specifically agreed that there are no third party beneficiaries of this Agreement, and that, except as provided in this Section 15.7, this Agreement shall not grant any rights enforceable by any Person not a party to this Agreement.  Notwithstanding the foregoing, Buyer’s consent shall not be required for Seller to collaterally assign this Agreement for the sole purpose of financing this Facility to any Facility Lender; provided, however, that the terms of such financing and the documentation relating thereto shall comply with the applicable terms and conditions of this Agreement.  Seller shall provide Buyer with written notice of any such assignment to any Facility Lender no later than thirty (30) days after the assignment. Notwithstanding the foregoing or anything else expressed or implied herein to the contrary, other than liens on the proceeds of the Energy or Environmental Attributes in favor of the Facility Lender, Seller shall not assign, transfer, convey, encumber, sell or otherwise dispose of all or any portion of the Energy, Capacity Rights or Environmental Attributes to any Person.

(e)           To facilitate Seller’s obtaining of financing to construct and operate the Facility, Buyer shall provide such consents to assignment or other documents (in form and substance satisfactory to Buyer) as may be reasonably requested by Seller or any Facility Lender in connection with the financing of the Facility, including the acquisition of equity for the development, construction and operation of the Facility; provided, however, that the terms of such financing and the documentation relating thereto shall comply with the applicable terms and conditions of this Agreement.  Seller shall reimburse, or shall cause the Facility Lender to reimburse, Buyer for the incremental direct expenses incurred by Buyer in the preparation, negotiation, execution and/or delivery of any documents requested by Seller or the Facility Lender, and provided by Buyer, pursuant to this Section 15.7(e).

(f)            In no event shall Buyer be liable to Facility Lender for any claims, losses, expenses or damages whatsoever other than liability Buyer may have to Seller under this Agreement. In the event of any foreclosure, whether judicial or nonjudicial, or any deed in lieu of foreclosure, in connection with any deed of trust, mortgage, or other similar Lien, Facility Lender or other transferee, and their successors in interest and assigns, will be bound by the covenants and agreements of Seller in this Agreement; provided, however, that until the Person who acquires title to the Facility executes and delivers to Buyer a written assumption of Seller’s obligations under this Agreement in form and substance acceptable to Buyer, such Person will not be entitled to any of the benefits of this Agreement. Any sale or transfer of the Facility by Facility Lender must be made only to an entity that is acceptable to Buyer and has financial qualifications and operating experience equivalent to Seller.

(g)           Notwithstanding the provision in Section 3.1 as to the ownership of the Facility by Seller during the Agreement Term, Seller may secure its obligations under the Credit Agreement by granting a lien on and security interest in and to the Facility under a deed of trust and related documents which shall include an assignment of Seller’s rights and interests under the Agreement; provided that such deed of trust and related documents shall be subject to, and Seller, Buyer and the Facility Lenders shall enter into and comply with, the terms and provisions of a Consent and Agreement in substantially the form set forth in Appendix O to the Agreement.

(h)           Seller may subcontract its duties or obligations under this Agreement without the prior written consent of Buyer, provided, that no such subcontract shall relieve Seller of any of its duties or obligations hereunder.

Section 15.8         Ambiguity.  The Parties acknowledge that this Agreement was jointly prepared by them, by and through their respective legal counsel, and any uncertainty or ambiguity existing herein shall not be interpreted against either Party on the basis that the Party drafted the language, but otherwise shall be interpreted according to the application of the rules on interpretation of contracts.

Section 15.9         Attorney Fees & Costs. Both Parties hereto agree that in any action to enforce the terms of this Agreement that each Party shall be responsible for its own attorney fees and costs. Each of the Parties to this Agreement was represented by its respective counsel during the negotiation and execution of this Agreement.

Section 15.10       Voluntary Execution.  Both Parties hereto acknowledge that they have read and fully understand the content and effect of this Agreement that the provisions of this Agreement have been reviewed and approved by their respective counsel.  The Parties to this Agreement further acknowledge that they have executed this Agreement voluntarily, subject only to the advice of their own counsel, and do not rely on any promise, inducement, representation or warranty that is not expressly stated herein.

Section 15.11       Entire Agreement.  This Agreement (including all Appendices and Exhibits) contains the entire understanding concerning the subject matter herein and supersedes and replaces any prior negotiations, discussions or agreements between the Parties, or any of them, concerning that subject matter, whether written or oral, except as expressly provided for herein.  This is a fully integrated document.  Each Party acknowledges that no other party, representative or agent, has made any promise, representation or warranty, express or implied, that is not expressly contained in this Agreement that induced the other Party to sign this document. This Agreement may be amended or modified only by an instrument in writing signed by each Party.

Section 15.12       Governing Law. This Agreement shall be governed by, interpreted and enforced in accordance with and construed under the laws of the State of California without regard to conflict of law principles.

Section 15.13       Venue. All litigation arising out of, or relating to this Agreement, shall be brought in a state or federal court in the County of Los Angeles in the State of California. The Parties irrevocably agree to submit to the exclusive jurisdiction of such courts in the State of California and waive any defense of forum non conveniens.

Section 15.14       Execution in Counterparts.  This Agreement may be executed in counterparts and upon execution by each signatory, each executed counterpart shall have the same force and effect as an original instrument and as if all signatories had signed the same instrument. Any signature page of this Agreement may be detached from any counterpart of this Agreement without impairing the legal effect of any signature thereon, and may be attached to another counterpart of this Agreement identical in form hereto by having attached to it one or more signature pages.

Section 15.15       Effect of Section Headings.  Section headings appearing in this Agreement are inserted for convenience only and shall not be construed as interpretations of text.

Section 15.16       Waiver. The failure of either Party to this Agreement to enforce or insist upon compliance with or strict performance of any of the terms or conditions hereof, or to take advantage of any of its rights hereunder, shall not constitute a waiver or relinquishment of any such terms, conditions or rights, but the same shall be and remain at all times in full force and effect. Notwithstanding anything expressed or implied herein to the contrary, nothing contained herein shall preclude either Party from pursuing any available remedies for breaches not rising to the level of a Default, including without limitation recovery of damages caused by the breach of this Agreement and specific performance or any other remedy given under this Agreement or now or hereafter existing in law or equity or otherwise.  Each Party acknowledges that money damages may not be an adequate remedy for violations of this Agreement and that either Party may, in its sole discretion, seek and obtain from a court of competent jurisdiction specific performance or injunctive or such other relief as such court may deem just and proper to enforce this Agreement or to prevent any violation hereof. Each Party hereby waives any objection to specific performance or injunctive relief. The rights granted herein are cumulative.

Section 15.17       Relationship of the Parties. This Agreement shall not be interpreted to create an association, joint venture or partnership between the Parties hereto or to impose any partnership obligation or liability upon either such Party.  Neither Party shall have any right, power or authority to enter into any agreement or undertaking for, or act on behalf of, or to act as an agent or representative of, the other Party.

Section 15.18       Indemnification; Damage or Destruction; Insurance; Limit of Liability.

(a)           Indemnification. Seller undertakes and agrees to indemnify and hold harmless Buyer and all of the officers and employees of each, and, at the option of Buyer, defend Buyer, and any and all of its Board, officers, agents, employees, advisors, assigns and successors in interest from and against any and all suits and causes of action, claims, charges, damages, demands, judgments, civil fines and penalties, or losses of any kind or nature whatsoever, for death, bodily injury or personal injury to any person, including Seller’s employees and agents, or damage or destruction to any property of either Party, or third persons in any manner arising by reason of (i) any breach of this Agreement by, or (ii) the negligent acts, errors, omissions or willful misconduct of, in each case under (i) and (ii), Seller, or any of Seller’s officers, agents, employees, or subcontractors of any tier, except to the extent caused by the gross negligence or willful misconduct of Buyer, its Board, officers, agents, or employees.

(b)           Damage or Destruction. In the event of any damage or destruction of the Facility or any part thereof, the Facility or such part thereof shall be diligently repaired, replaced or reconstructed by the Seller so that the Facility or such part thereof shall be restored to substantially the same general condition and use as existed prior to such damage or destruction, unless a different condition or use is approved by Buyer. Proceeds of Insurance with respect to such damage or destruction maintained as provided in this Agreement shall be applied, subject to the consent of the Facility Lender, not to be unreasonably withheld, to the payment for such repair, replacement or reconstruction of the damage or destruction.

(c)           Insurance. Seller shall obtain and maintain the Insurance coverages listed in Appendix F.

(d)           Condemnation or Other Taking. For the Agreement Term, Seller shall immediately notify Buyer of the institution of any proceeding for the condemnation or other taking of the Facility or any portion thereof. Buyer may participate in any such proceeding and Seller will deliver to Buyer all instruments necessary or required by Buyer to permit such participation.  Without Buyer’s prior written consent, Seller (i) shall not agree to any compensation or award, and (ii) shall not take any action or fail to take any action which would cause the compensation to be determined.  All awards and compensation for the taking or purchase in lieu of condemnation of the Facility or any portion thereof shall be applied toward the repair, restoration, reconstruction or replacement of the Facility

(e)           Limitation of Liability. Except to the extent included in (i) the liquidated damages, (ii) indemnification obligations related to third party claims, and (iii) other specific charges expressly provided for herein, neither Party hereunder shall be liable for special, incidental, exemplary, indirect, punitive or consequential damages arising out of a Party’s performance or non-performance under this Agreement, whether based on or claimed under contract, tort (including such Party’s own negligence) or any other theory at law or in equity. Anything to the contrary in the Agreement notwithstanding, Seller’s maximum liability under the Agreement shall not exceed the Prepayment Amount; provided, however, the foregoing limitation of liability shall not apply to liability arising out of the gross negligence or willful misconduct of Seller or its subcontractors.  In addition, to the extent that Buyer receives any insurance proceeds or other payment from a third party with respect to its losses, the amounts received shall not count toward or reduce the liability cap set forth herein.

Section 15.19       Severability.  In the event any of the terms, covenants or conditions of this Agreement, or the application of any such terms, covenants or conditions, shall be held invalid, illegal or unenforceable by any court having jurisdiction, all other terms, covenants and conditions of this Agreement and their application not adversely affected thereby shall remain in force and effect, provided that the remaining valid and enforceable provisions materially retain the essence of the Parties’ original bargain.

Section 15.20       Confidentiality.

(a)           Each Party agrees, and shall use reasonable efforts to cause its parent, subsidiary and Affiliates, and its and their respective directors, officers, employees and representatives, as a condition to receiving confidential information hereunder, to keep confidential, except as required by law, all documents, data, drawings, studies, projections, plans and other written information that relate to economic benefits to or amounts payable by either Party under this Agreement, and, with respect to documents that are clearly marked “Confidential” at the time a Party shares such information with the other Party (“Confidential Information”).  The provisions of this Section 15.20 shall survive and shall continue to be binding upon the Parties for period of one (1) year following the date of termination of this Agreement.  Notwithstanding the foregoing, information shall not be considered confidential which (i) is disclosed with the prior written consent of the originating Party, (ii) was in the public domain prior to disclosure or is or becomes publicly known or available other than through the action of the receiving Party in violation of this Agreement, (iii) was lawfully in a Party’s possession or acquired by a Party outside of this Agreement, which acquisition was not known by the receiving Party to be in breach of any confidentiality obligation, or (iv) is developed independently by a Party based solely on information that is not considered confidential under this Agreement .

(b)           Either Party may, without violating this Section 15.20, disclose matters that are made confidential by this Agreement:

(1)                   To its counsel, accountants, auditors, advisors, other professional consultants, credit rating agencies, actual or prospective co-owners, investors, lenders, underwriters, contractors, suppliers, and others involved in construction, operation, and financing transactions and arrangements for a Party or its subsidiaries, affiliates, or parent;

(2)                   To governmental officials and parties involved in any proceeding in which either Party is seeking a permit, certificate, or other regulatory approval or order necessary or appropriate to carry out this Agreement; to governmental officials or the public as required by any law, regulation, order, rule, ruling or other Requirement of Law, including without limitation oral questions, discovery requests, subpoenas, civil investigations or similar processes and laws or regulations requiring disclosure of financial information, information material to financial matters, and filing of financial reports.  If a Party is requested or required, pursuant to any applicable law, regulation, order, rule, order, ruling or other Requirement of Law, discovery request, subpoena, civil investigation or similar process to disclose any of the Confidential Information, such Party shall provide prompt written notice to the other Party of such request or requirement so that at such other Party’s expense, such other Party can seek a protective order or other appropriate remedy concerning such disclosure.

(c)           Notwithstanding the foregoing or any other provision of this Agreement, Seller acknowledges that Buyer, as a California municipal corporation, is subject to disclosure as required by the California Public Records Act, Cal. Govt. Code §§ 6250, et. seq. (“CPRA”), and the Ralph M. Brown Act, Cal. Govt. Code §§ 54950, et. seq. (“Brown Act”). Confidential Information of Seller provided to Buyer pursuant to this Agreement will become the property of Buyer and Seller acknowledges that Buyer shall not be in breach of this Agreement or have any liability whatsoever under this Agreement or otherwise for any claims or causes of action whatsoever resulting from or arising out of Buyer’s copying or releasing to a third party any of the Confidential Information of Seller pursuant to the CPRA or Brown Act. Notwithstanding the foregoing or any other provision of this Agreement, Buyer may record, register, deliver and file all such notices, statements, instruments and other documents as may be necessary or advisable to render fully valid, perfected and enforceable under all applicable law the credit support contemplated by this Agreement and the rights, Liens and priorities of Buyer with respect to such credit support.

(d)           If Buyer receives a CPRA request for Confidential Information of Seller, and Buyer determines that such Confidential Information is subject to disclosure under the CPRA, then Buyer will notify the Seller of the request and its intent to disclose the documents. The Buyer, as required by the CPRA, will release such documents unless the Seller timely obtains a court order prohibiting such release. If Seller, at its sole expense, chooses to seek a court order prohibiting the release of Confidential Information pursuant to a CPRA request, then Seller undertakes and agrees to defend, indemnify and hold harmless Buyer from and against all suits, claims, and causes of action brought against Buyer for Buyer’s refusal to disclose Confidential Information of Seller to any person making a request pursuant to CPRA. Seller’s indemnity obligations shall include, but are not limited to, all actual costs incurred by Buyer, and specifically including costs of experts and consultants as well as all damages or liability of any nature whatsoever arising out of any such suits, claims, and causes of action brought against Buyer, through and including any appellate proceedings. Seller’s obligations to Buyer under this indemnification provision shall be due and payable on a monthly, ongoing basis within thirty

(30) days after each submission to Seller of Buyer’s invoices for all fees and costs incurred by Buyer, as well as all damages or liability of any nature.

Section 15.21       Buyer’s Cure Rights and Rights Under Foreclosure.

(a)           Buyer Cure Rights Under the Credit Agreement.  The provisions of the Credit Agreement which relate to the Buyer’s cure rights and the enforcement thereof shall be in form and substance reasonably acceptable to Buyer and shall provide Buyer with the right, but not the obligation, at any time, to pay any or all amounts due from Seller thereunder and to do any other act or thing required of Seller, in each case to cure any default of Seller thereunder or to prevent the termination of the Credit Agreement or the exercise of any remedy by the Facility Lenders thereunder which would preclude Buyer from exercising its purchase option pursuant to this Section, as contemplated by Section 1.3 of the Consent and Agreement.  Under the Credit Agreement the Facility Lenders shall agree not to exercise remedies under the Credit Agreement or any related collateral documents which would preclude Buyer from exercising its purchase option pursuant to this Section, as contemplated by Section 1.3 of the Consent and Agreement until Buyer has been given thirty (30) days from its receipt of notice by the Facility Lenders of the default by Seller to cure a monetary default and, if such default is non-monetary, sixty (60) days from receipt of such notice (or up to ninety (90) days, so long as Buyer is diligently pursuing appropriate action to cure and has made progress toward curing such non-monetary default); and the effect of any such cure by Buyer shall be as if Seller had cured the applicable default within the cure period afforded Seller under the Credit Agreement, including cessation of exercise of remedies by the Facility Lenders. Upon any payment or cure by the Buyer relating to such a default by Seller, the amounts expended by Buyer to provide such cure, including any defaulted payment and interest thereon and all other payments made and expenses incurred by Buyer in providing such cure shall be recovered by Buyer as follows:  (i) in the event of the payment of the Prepayment Amount and purchase of Delivered Energy by Buyer, from and after the date of payment of the Prepayment Amount but subject to the provisions with respect to Shortfall Energy under Section 10.1 and Section 10.2, such amounts expended to provide such cure shall be applied in reduction of the Excess Energy Price payable by Buyer for Excess Energy as provided under Section 7.1, or (ii) in the event of the purchase of the Facility by Buyer under this Section, the purchase price shall be reduced by such amounts expended to provide such cure up to a maximum reduction of $2.5 million. For purposes of exercising and enforcing its cure rights as set forth in this Section 15.21 and in the Credit Agreement, Buyer shall be an express third party beneficiary of the applicable provisions under the Credit Agreement.  No action of Buyer taken pursuant to the exercise of its rights as provided in this Section 15.21 shall be deemed to be a waiver of any right accruing to Buyer on account of the occurrence of any matter which constitutes a default or a breach of Seller’s obligations under the Agreement.

(b)           Foreclosure Under the Credit Agreement. In the event of any default by Seller under the Credit Agreement that has not been cured and upon receipt by Buyer of a Foreclosure Notice (as defined in the Consent and Agreement), Buyer shall have the right, at its option, to purchase the Facility from Seller in lieu of foreclosure as set forth in this Section 15.21.  In the event that Buyer furnishes written notice to Seller with a copy to the Facility Lenders within sixty (60) days following Buyer’s receipt of such Foreclosure Notice that it will exercise its option to purchase the Facility and setting forth the date of such purchase (which shall be within ninety (90) days following the date of such Foreclosure Notice), Buyer shall purchase the Facility from Seller as hereinafter provided.  In the case of such purchase of the Facility, Buyer shall furnish Seller with at least fifteen (15) days written notice of the date of purchase and furnish a copy of such notice to the Facility Lenders. The purchase price of the Facility shall be paid by the Buyer to the account designated by the Facility Lenders and shall be equal to the amount of the Facility Debt. Seller agrees and expressly represents and warrants to Buyer that its rights to sell the Facility to Buyer in accordance with the provisions of this Section 15.21 do not and will not conflict with and are permitted by the Credit Agreement and the deed of trust and related agreements and documents securing Seller’s performance under the Credit Agreement.

Section 15.22       LADWP Business Policies. Seller shall use reasonable efforts to comply with the following business policies as applicable hereunder to the extent that Seller is required to do so under California law:

(a)           LADWP’s Recycling Policy.  The Buyer supports the use of recycled-content products of all types.  Recycled-content products help conserve natural resources, including water and energy, and reduce demands upon landfills.

The Seller shall submit all written documents on paper with a minimum of 30 percent post-consumer recycled content.  Existing company/corporate letterhead/stationery that accompanies these documents is exempt from this requirement.  Documents of two or more pages in length shall be duplex-copied (double-sided pages). Neon or fluorescent paper shall not be used in any written documents submitted to Buyer.

(b)           Non-Discrimination/Equal Employment Practices/Affirmative Action Construction & Non-Construction Agreements. During the performance of this Agreement, Seller shall not discriminate in its employment practices against any employee or applicant for employment because of race, religion, national origin, ancestry, sex, age or physical handicap. All subcontracts awarded under this Agreement shall contain a like nondiscrimination provision. The applicable provisions of Executive Order No. 11246 of September 24, 1965; Part 60-741 of 41 Code of Federal Regulations pertaining to handicapped workers, including 60-741.4 Affirmative Action Clause; and Sections 10.8 to 10.13 of the Los Angeles Administrative Code pertaining to nondiscrimination in employment in the performance of City of Los Angeles contracts are incorporated herein by reference and made a part hereof as if they were fully set forth herein.

Each of the above documents, if approved, shall be effective for twelve (12) months following the date of approval for the Affirmative Action practices.

(c)           Supplier Diversity.  It is the policy of Buyer to provide Minority Business Enterprises (“MBEs”), Women Business Enterprises (“WBEs”) and all other business enterprises an equal opportunity to participate in the performance of all LADWP agreements/contracts. The Seller shall assist LADWP in implementing this policy and shall use its reasonable efforts to attain MBE and WBE participation of 15 percent and 7 percent, respectively, and to ensure that all available business enterprises, including MBEs and WBEs, have an equal opportunity to compete for and participate in the work of this Agreement.

(1)                   MBE/WBE Defined. “Minority Business Enterprise” (“MBE”) or “Women’s Business Enterprise” (“WBE”), as used herein means a business enterprise that meets both of the following criteria:

(2)                   A business that is at least 51 percent owned by one or more minority person(s) or women or, in the case of any business whose stock is publicly held, at least 51 percent of the stock is owned by one or more minority person(s) or women.

(3)                   A business whose management and daily business operations are controlled by one or more minority person(s) or women.

(d)           Taxpayer Identification Number (TIN).  Seller declares that its authorized TIN is 20 8740764. No payment will be made under this Agreement without a valid TIN number.

Section 15.23       Service Contract. The Parties intend that this Agreement will qualify as a “service contract” as such term is used in Section 7701(e) of the Code.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each Party was represented by legal counsel during the negotiation and execution of this Agreement and the Parties hereto have executed this Agreement as of the date set forth at the beginning of this Agreement.

Southern California Public Power Authority

Date:	10/18/10	By:	/s/ Marcie L. Edwards
		Name:	Marcie L. Edwards
		Its:	President

		Attest:	/s/ ILLEGIBLE

Milford Wind Corridor Phase II, LLC

Date:	March 1, 2010	By:	/s/ Paul Gaynor
		Name:	Paul Gaynor
		Its:	President

APPENDIX A

MONTHLY PAYMENT SCHEDULE

1.             Monthly Energy Payment (MEP) for Excess Energy.  Buyer shall make monthly payment to Seller for all Excess Energy pursuant to Section 12.1(a). The monthly payment for Excess Energy shall be made in accordance to the following formula:

MEP = EEP × DEE

Where:

EEP is the Excess Energy Price, which is $40.00 per MWh and escalated at an annual rate of 2.00% for twenty (20) Contract Years, commencing on January 1, 2011, and continuing on each anniversary of that date.

DEE is the MWh of Delivered Excess Energy delivered or deemed to be delivered to the Point of Delivery during the month, as metered according to Section 12.5, as may be adjusted pursuant to Section 5.6(g).

2.             Monthly Payment for Startup and Test Energy. Buyer shall purchase Startup and Test Energy at a price equal to $ 40.00 per MWh. All Startup and Test Energy shall be scheduled in accordance with Buyer procedures in Section 5.6(a).  Buyer shall receive any and all Environmental Attributes associated with the Startup and Test Energy, the value of which is included in this Startup and Test Energy price.

3.             Monthly Environmental Attributes Payment. Commencing on the Prepayment Date, Buyer shall make a monthly payment to the Seller for the transfer of all Environmental Attributes pursuant to Section 9.1 in an amount equal to $16.50 per MWh times the Facility Metered Output and escalated at an annual rate of 2.00% for twenty (20) Contract Years, commencing on January 1, 2011 and continuing on each anniversary of that date.

4.             Taxes and Operating Insurance Payment.  Commencing on the Prepayment Date, Buyer shall reimburse Seller for all Taxes and Operating Insurance premiums as set forth in Section 7.1(k)of the Agreement; provided that such Taxes and Operating Insurance premiums associated with Site Common Facilities or the Transmission Line will be apportioned to the Seller pro-rata based on the Site Common Facilities Interests or the Facility Transmission Line Interests, as the case may be, in the Site Common Facilities or the Transmission Line, respectively, and in accordance with the common or joint ownership, operation or use agreements therefor entered into in accordance with Section 2.7 or Section 2.8, as applicable. Such Taxes and Operating Insurance payments in the aggregate shall not exceed $4 million for any Contract Year, escalated at an annual rate of 1.75% commencing on January 1, 2011 and continuing on each anniversary of that date. In the event Seller fails to pay when due any Taxes or any Operating Insurance premiums, and fails to make such payment within five days following notice from Buyer of such failure, Buyer shall have the right to pay such Taxes or Operating Insurance premiums, as the case may be, and Seller shall refund to Buyer the monthly payments made by Buyer with respect to such overdue Taxes or Operating Insurance premiums

A-1

pursuant to Section 7.1(k) with interest on such amounts of monthly payments at the Present Value Rate.  Thereafter, Buyer shall have the right exercised on notice to Seller to pay such Taxes or Operating Insurance premiums, as applicable, in lieu of making monthly payments therefor as provided in Section 7.1(k).

5.             Monthly Payment for Interim Energy. Buyer shall purchase Interim Energy at a price equal to $70.00 per MWh (the “Interim Energy Rate”).

A-2

APPENDIX B

TO THE

POWER PURCHASE AGREEMENT

BETWEEN

SOUTHERN CALIFORNIA PUBLIC POWER AUTHORITY

AND

MILFORD WIND CORRIDOR PHASE II, LLC

FACILITY DESCRIPTION AND MILESTONE SCHEDULE

ARTICLE I.   FACILITY DESCRIPTION

•                  The Facility Generating Premises, consisting of at least approximately 5,000 acres, as described in Exhibit A to this Appendix B, which consist of leaseholds and other property rights and interests under the Leases and Property Agreements as set forth in Section 2.6. Prior to the Commercial Operation Date, Seller shall update this Appendix B to update Exhibit A, including the list of the Leases and Property Agreements comprising the Facility Generating Premises.

•                  Exhibit A also provides a Facility layout showing the planned Facility configuration (which is subject to revision so as to show the actual Facility configuration), provided that such configuration shall be consistent with applicable setback requirements of USBLM and Millard County, Utah and Beaver County, Utah.

•                  Rights of way and easements associated with all of the wind turbine generators and all other fixtures and personal property associated with the Facility Generating Premises.

•                  Fee ownership of all wind turbine generators associated with the Contract Capacity, which is currently expected to include up to sixty-eight (68) GE-1.5 MW SLE wind turbine generators and pad-mounted transformers, and all other fixtures and personal property located on or associated with the Facility Generating Premises.

•                  One permanent meteorological tower appropriately located on the Facility Generating Premises, as necessary to operate the Facility in accordance with this Agreement.

•                  A 34.5-kV power underground collection system linking each turbine to the next and to the main step-up transformer located on the Facility Generating Premises and the Site Common Facilities.

•                  One main step-up transformer to interconnect the 34.5-kV underground collection system to the Transmission Line located on the Site Common Facilities.

•                  The Facility Transmission Line Interests which shall consist of an ownership interest (which may be an undivided tenant in common interest) in the property of the Transmission Line, including the rights of way, easements and other property rights and interests constituting the

Transmission Line right of way, all associated real or personal property, granted to Seller pursuant to Agreements between Milford I and Seller and all rights and interests of the Seller in and to any rights of way, easement or license agreements, crossing permits, or line crossing agreements.  Prior to the Commercial Operation Date, Seller shall update this Appendix B to include a list of the agreements granting to Seller the Facility Transmission Line Interests and governing the ownership and operation of such interests.

•                  The Facility Common Facilities Interests which shall consist of an ownership interest (which may be an undivided interest) in the Site Common Facilities, including all associated real or personal property, granted to Seller pursuant to agreements between Milford I and Seller. Prior to the Commercial Operation Date, Seller shall update this Appendix B to include a list of the agreements granting to Seller the Facility Common Facilities Interests and governing the ownership and operation of such interests.

ARTICLE II.   ESTIMATED PROJECT DEVELOPMENT MILESTONE SCHEDULE

1Q10	• Submit SF299 To BLM

• Receive Approval from USBLM for Engineering

• Submit Final Layout For Millard County Conditional Use Permit

• Submit Final Layout for Beaver County Conditional Use Permit

• Amendment to Plan of Development submitted to USBLM

• Receive Final, Amended Right of Way Grant from USBLM

• Obtain construction water right approvals and leases

• Receive layout approval under Millard County, Conditional-Use-Permit No. Z-2008-008

• Receive layout approval under Beaver County Conditional Use Permit No. 2006-09 Amended

• Receive site layout approval from SITLA for state lands

• Notice To Proceed from USBLM for Construction

• Construction Commences

2Q10	• Complete Civil Construction (Roads/Pads)

• Complete WTG Turbine Foundations

• Start WTG Deliveries to Site

• Start Turbine Erection

3Q10	• Complete WTG Turbine Deliveries

• Complete WTG Turbine Erection

• Start Turbine Commissioning

4Q10	• Complete Turbine Commissioning

• Construction Demobilization Cleanup/Restoration

• Commercial Operation Date Achieved

EXHIBIT A

TO

APPENDIX B

Lease and Property Agreements

1.                                      Land Lease Agreement dated June 16, 2008, by and between Elmer Lewis Frasier, as Trustee of the Elmer Lewis Frasier Revocable Living Trust dated November 16, 2007, as Lessor, and Milford Wind Corridor Phase II, LLC, a Delaware limited liability company (“Milford Phase II”), as Lessee. A Memorandum of Lease was recorded on June 26, 2008 as Entry No. 00166412, Book 489, Page 425 in official records, Millard County.

2.                                      Land Lease Agreement dated June 30, 2008, by and between Leland E. Finley and Patricia J. Finley, collectively, as Lessor, and Milford Phase II, as Lessee. A Memorandum of Lease was recorded on July 18, 2008 as Entry No. 00166689, Book 490, Page 578 in official records, Millard County.

3.                                      Land Lease Agreement dated December 12, 2008, by and between Peter Harris Brockdorff, Jenny Elise Garver, and Ellen E. Supple, collectively, as Lessor, and Milford Phase II, as Lessee. A Memorandum of Lease was recorded on February 10, 2009 as Entry No. 00168679, Book 498, Page 340 in official records, Millard County.

4.                                      Land Lease Agreement dated December 10, 2008, by and between Richard Holdaway, a.k.a. Richard M. Holdaway, and Noreen Holdaway, collectively, as Lessor, and Milford Phase II, as Lessee. A Memorandum of Lease was recorded on March 5, 2009 as Entry No. 00168886, Book 499, Page 446 in official records, Millard County;

5.                                      Land Lease Agreement dated March 6, 2009, by and between Charles F. Larsen, as Lessor, and Milford Phase II, as Lessee. A Memorandum of Lease was recorded on May 20, 2009 as Entry No. 00169755, Book 503, Page 573 in official records, Millard County;

6.                                      Land Lease Agreement dated December 10, 2008, by and between Anthony A. Weber, Dane A. Weber. and Robin J. Weber, collectively, as Lessor, and Milford Phase II, as Lessee. A Memorandum of Lease was recorded on August 14, 2009 as Entry No. 00170562, Book 507, Page 197 in official records, Millard County.

7.                                      Land Lease Agreement dated March 6, 2009, by and between Audrey Ohnikian, as Lessor, and Milford Phase II, as Lessee. A Memorandum of Lease was recorded on September 16, 2009 as Entry No. 00170877, Book 508, Page 369 in official records, Millard County;

8.                                      Land Lease Agreement dated March 6, 2009, by and between Richard Belliston, as Lessor, and Milford Phase II, as Lessee. A Memorandum of Lease was recorded on October 19, 2009 as Entry No.00171214, Book 510, Page 083 in official records, Millard County.

9.                                      Amended and Restated Land Lease Agreement, made effective as of February 22, 2007, and executed as of April 22, 2009, by and between Circle Four LLC, a Delaware limited liability company, as Lessor, and Milford Phase II, as Lessee. An Amended and Restated Memorandum of Lease was recorded on August 14, 2009 as Entry No. 00170558, Book 507, Page 155 in official records, Millard County and recorded August 25, 2009, as Entry No. 240604, Book 437, Page 860 in official records, Beaver County.

10.                               Amended and Restated Special Use Lease Agreement No. 1599B, dated effective as of April 22, 2009, by and between the State of Utah, acting by and through the School and Institutional Trust Lands Administration, as Lessor, and Milford Phase II, as Lessee. An Amended and Restated Memorandum of Lease was recorded on August 14, 2009 as Entry No. 00170560, Book 507, Page 173 in official records, Millard County and recorded August 25, 2009 as Entry No. 240606, Book 438, Page 1 in official records, Beaver County.

Facility Layout

APPENDIX C

TO THE

POWER PURCHASE AGREEMENT
BETWEEN

SOUTHERN CALIFORNIA PUBLIC POWER AUTHORITY

AND

MILFORD WIND CORRIDOR PHASE II, LLC

BUYER AND SELLER BILLING, NOTIFICATION AND
SCHEDULING CONTACT INFORMATION

1.                                      Authorized Representative. Correspondence pursuant to Section 15.1 shall be transmitted to the following addresses:

1.1                               If to Buyer:

Executive Director

Southern California Public Power Authority

225 S. Lake Avenue, Suite 1250

Pasadena, CA 91101

Telephone:  626-793-9364

Facsimile:   626-793-9461

With a copy to:

Los Angeles Department of Water and Power

Attention: Manager of Power Contracts

RE: SCPPA Contract                      [to be added following LADWP approval]

111 N. Hope Street, Room 1246

Los Angeles, California 90012

1.2                               If to Seller:

Milford Wind Corridor Phase II, LLC

c/o First Wind

Attn: Vice President, Operations

42015 Remington Ave, Suite 101

Temecula, CA 92590

Telephone:  951-294-5570

Facsimile:   951-294-5590

With a copies to:

Milford Wind Corridor Phase II, LLC

c/o First Wind

Attn: Senior Vice President, Asset Management

179 Lincoln Street, Suite 500

Boston, MA 02111

Telephone:  617-960-2888
Facsimile:   619-960-2889

And to:

Milford Wind Corridor Phase II, LLC
c/oFirst Wind
Attn: General Counsel

179 Lincoln Street, Suite 500

Boston, MA 02111
Telephone:  617-960-2888
Facsimile:   619-960-2889

2.                                      Billings and payments pursuant to Section 7.1 and Appendix A shall be transmitted to the following addresses:

2.1                               If Billing to Buyer:

Finance and Accounting Manager

Southern California Public Power Authority

225 S. Lake Avenue, Suite 1250

Pasadena, CA 91101
Telephone:  626-793-9364
Facsimile:   626-793-9461

With a copy to:

Los Angeles Department of Water and Power
Accounting Division – Accounts Payable Business Unit
P.O. Box 51211
Room 424

RE: SCPPA Contract                     [to be added following LADWP approval]

Los Angeles, California 90051-5511

2.2                               If Payment to Buyer:

Finance and Accounting Manager

Southern California Public Power Authority

225 S. Lake Avenue, Suite 1250

Pasadena, CA 91101

Telephone:  626-793-9364

Facsimile :  626-793-9461

With a copy to:

Los Angeles Department of Water and Power
Accounting Division – Accounts Payable Business Unit
P.O. Box 51211
Room 424
RE:  SCPPA Contract                  [to be added following LADWP approval]

Los Angeles, California 90051-5511

3.                                      All notices (other than scheduling notices) required under the Agreement shall be sent by registered or certified mail, postage prepaid, to the address specified below.

If to Buyer:

Executive Director

Southern California Public Power Authority

225 S. Lake Avenue, Suite 1250

Pasadena, CA 91101

Telephone:  626-793-9364

Facsimile:   626-793-9461

With a copy to:

Los Angeles Department of Water and Power
Attention:  Manager of Power Contracts

RE: SCPPA Contract                     [to be added following LADWP approval]

111 N. Hope Street, Room 1246
Los Angeles, California 90012

If to Seller:

Milford Wind Corridor Phase II, LLC

Attn:  Senior Vice President, Asset Management

179 Lincoln Street, Suite 500

Boston, MA 02111

Telephone:  617-960-2888

Facsimile:   617-960 2889

With copies to:

Milford Wind Corridor Phase II, LLC

c/o First Wind

Attn: General Counsel

179 Lincoln Street, Suite 500

Boston, MA 02111

Telephone:  617-960-2888

Facsimile:   617-960-2889

And to:

Milford Wind Corridor Phase II, LLC

c/o First Wind

Attn: Vice President, Operations

42015 Remington Ave, Suite 101

Temecula, CA 92590

Telephone:  951-294-5570

Facsimile:   951-294-5590

4.                                      All notices related to scheduling of the Facility shall be sent to the following address:

If to Buyer:

Energy Systems Manager

Southern California Public Power Authority

225 S. Lake Avenue, Suite 1250

Pasadena, CA 91101

Telephone:  626-793-9364

Facsimile:   626-793-9461

With a copy to:

Los Angeles Department of Water and Power
Attention: Manager of Wholesale Energy Resources

RE: SCPPA Contract                       [to be added following LADWP approval]

111 N. Hope Street
Room 1148 (ECC)

Los Angeles, California 90012-5701

If to Seller:

DACC Operator

First Wind Operations and Maintenance

42105 Remington Ave,

Suite 101

Temecula, CA 92590

Telephone:  951-294-5600

Facsimile:   951-294-5590

With copies to:

Milford Wind Corridor Phase II, LLC
c/o First Wind
Attn: Vice President, Asset Management
179 Lincoln Street
Suite 500
Boston, MA 02111

Telephone:  617-960-2888
Facsimile:   617-960-2889

And to:

Milford Wind Corridor Phase II, LLC
c/o First Wind
Attn: Manager, Scheduling
34 Tower Road
Mars Hill, ME 04758
Telephone:  207-217-7947

And to:

Milford Wind Corridor Phase II, LLC
c/o First Wind
Attn: General Counsel
179 Lincoln Street
Suite 500
Boston, MA 02111
Telephone:  617-960-2888
Facsimile:   617-960-2889

APPENDIX D

TO THE

POWER PURCHASE AGREEMENT
BETWEEN

SOUTHERN CALIFORNIA PUBLIC POWER AUTHORITY

AND

MILFORD WIND CORRIDOR PHASE II, LLC

FORM OF ATTESTATION

               (Seller)                Environmental Attribute Attestation and Bill of Sale

                                           (“Seller”) hereby sells, transfers and delivers to Southern California Public Power Authority (“Buyer”) the Environmental Attributes and Environmental Attribute Reporting Rights associated with the generation from the Facility described below:

Facility name and location:
Fuel Type:
Capacity (MW):	Operational Date:

As applicable: CEC Reg. no.	Energy Admin. ID no.	Q.F. ID no.

Dates	MWhrs generated
20
20
20

in the amount of one Environmental Attribute or its equivalent for each megawatt hour generated.

Seller further attests, warrants and represents as follows:

i)	the information provided herein is true and correct;

ii)	its sale to Buyer is its one and only sale of the Environmental Attributes and associated Environmental Attribute Reporting Rights referenced herein;

iii)	the Facility generated and delivered to the grid the Energy in the amount indicated as undifferentiated Energy; and

iv)

Seller owns the Facility and each of the Environmental Attributes and Environmental Attribute Reporting Rights associated with the generation of the indicated Energy for delivery to the grid have been generated and sold by the Facility.

D-1

This serves as a bill of sale, transferring from Seller to Buyer all of Seller’s right, title and interest in and to the Environmental Attributes and Environmental Attribute Reporting Rights associated with the generation of the Energy for delivery to the grid.

Contact Person:	tel:

D-2

SUBJECT TO REVISION

APPENDIX E

TO THE

POWER PURCHASE AGREEMENT
BETWEEN

SOUTHERN CALIFORNIA PUBLIC POWER AUTHORITY
AND

MILFORD WIND CORRIDOR PHASE II, LLC

FORM OF SECURITY INTEREST

DEED OF TRUST, SECURITY AGREEMENT AND FIXTURE FILING

THIS DEED OF TRUST, SECURITY AGREEMENT AND FIXTURE FILING (“Deed of Trust”) is made effective                             , 2010, by and among Milford Wind Corridor Phase II, LLC, a Delaware limited liability company, having an office and mailing address c/o First Wind Energy, LLC, 85 Wells Avenue, Suite 305, Newton, Massachusetts 02459 (hereinafter “Trustor”),                                                               (hereinafter “Trustee”), and Southern California Public Power Authority, a joint power agency created pursuant to the laws of the State of California and having an office and mailing address at 225 South Lake Ave, Pasadena, CA 91101 (hereinafter “Beneficiary”).

WITNESSETH:

1.                                      Grant. Trustor grants, transfers, assigns, conveys and warrants to Trustee, for the benefit of Beneficiary, and its successors and assigns, IN TRUST, WITH POWER OF SALE AND RIGHT OF ENTRY AND POSSESSION, all right, title and interest of Trustor in and to all of the following (collectively the “Subject Property”):

a.                                      the leasehold interests in each of the parcels of real property described on Exhibit A that are identified as a “Leasehold Parcel” thereon (each a “Leasehold Parcel” and collectively the “Leasehold Parcels”), pursuant to each of the land lease agreements described on Exhibit B attached hereto and made a part hereof (as the same may be amended, restated, supplemented or otherwise modified from time to time (each a “Ground Lease” and collectively, the “Ground Leases”); and the leasehold estates in the Leasehold Parcels created by the Ground Leases, and all other rights of Trustor under the Ground Leases, including all of Trustor’s unexpired estate, title, interest and term of years by virtue of the Ground Leases and any and all credits, deposits, options to renew or extend, options to purchase, rights of first refusal, and any other rights and privileges of Trustor thereunder;

b.                                      the rights-of-way and other interests granted in and with respect to each of the parcels of real property described on Exhibit A that are identified as a “BLM Parcel” thereon (each a “BLM Parcel” and collectively the “BLM Parcels”), pursuant to each of the Right-of-

Way Grant/Temporary Use Permits issued by the United States Department of Interior Bureau of Land Management (the “BLM”) described on Exhibit B attached hereto and made a part hereof (as the same may be amended, restated, supplemented or otherwise modified from time to time (each a “BLM Grant” and collectively, the “BLM Grants”); and the easement estates in the BLM Parcels created by the BLM Grants, and all other rights of Trustor under the BLM Grants, including all of Trustor’s unexpired estate, title and interest by virtue of the BLM Grants and any and all credits, deposits, options to renew or extend, and any other rights and privileges of Trustor thereunder. The Leasehold Parcels, and BLM Parcels are referred to collectively as the “Land”);

c.                                       all appurtenances now or hereafter belonging or in anywise appertaining to the Land, including, without limitation, all easements, rights-of-way and rights used in connection with or as a means of access to any portion of the Land, all right, title or interest of Trustor in and to any road or highway adjoining the Land or any part thereof and all strips and gores belonging, adjacent or pertaining to the Land; and any after-acquired title to any of the foregoing (all of the foregoing is referred to collectively as the “Appurtenances”);

d.                                      All buildings, structures, replacements, furnishings, fixtures, fittings and other improvements and property of every kind and character now or hereafter located or erected on the Land and owned or purported to be owned by Trustor, or leased or purported to be leased to Trustor, together with all building or construction materials, equipment, appliances, machinery, fittings, apparatus, fixtures and other articles of any kind or nature whatsoever now or hereafter found on, affixed to or attached to the Land and owned or purported to be owned by Trustor or leased or purported to be leased to Trustor, (all of the foregoing is herein referred to collectively as the “Improvements”).  The Land, Improvements and Appurtenances are herein referred to collectively as the “Real Estate”);

e.                                       All equipment now or hereafter owned or purported to be owned by Trustor and used or useful in connection with the Real Estate, regardless of whether located on the Real Estate or located elsewhere including, without limitation, all rights of Trustor under any lease to equipment and fixtures and other items of personal property at any time (all of the foregoing is herein referred to collectively as the “Equipment”);

f.                                        All option rights, purchase or sale contracts, condemnation claims, demands, awards and settlement payments, insurance contracts, insurance payments and proceeds, unearned insurance premiums, warranties, guarantees, utility deposits, books and records and general intangibles of Trustor relating to the Real Estate or the Equipment and any other intangible property of Trustor related to the Real Estate, the Equipment, the Facility Transmission Line Interests or the Facility Common Facilities’ Interests (hereafter defined) whether now existing or hereafter obtained or arising (all of the foregoing is herein referred to collectively as the “Intangibles Rights and Interests”);

g.                                       All rents, issues, profits, royalties, avails, income and other benefits derived or owned by Trustor directly or indirectly from the Real Estate or the Intangibles Rights and Interests (all of the foregoing is herein collectively called the “Revenues”);

h.                                      All rights of Trustor, if any, to all plans and specifications, designs, drawings and other matters prepared in connection with the Real Estate or the Equipment (all of the foregoing is herein called the “Plans”);

i.                                          All rights of Trustor under any contracts executed by Trustor with any provider of goods or services for or in connection with any construction, operation, maintenance or services performed or to be performed in connection with the Real Estate or the Equipment, including, without limitation, any construction contracts and management contracts (all of the foregoing are herein referred to collectively as the “Contracts for Construction or Services”);

j.                                         All rights of Trustor in any permits, approvals, consents and other authorizations in connection with the Real Estate (all of the foregoing is herein referred to collectively as the “Permits”);

k.                                      to the extent not included in (a) through (j) above, all rights of Trustor in and to the properties, easements, license agreements, crossing permits, right-of-way agreements, line crossing agreements and other rights in land running in favor of Trustor, structures, equipment and facilities, including, without limitation, those described in Exhibit C as the Facility Transmission Line Interests (the “Facility Transmission Line Interests”);

l.                                          to the extent not included in (a) through (j) above, all rights of Trustor in and to the properties, structures, equipment and facilities described in Exhibit D as the Facility Common Facilities’ Interests (the “Facility Common Facilities’ Interests”); and

m.                                  All other property or rights of Trustor of any kind or character related to the Real Estate, the Equipment, the Intangible Rights and Interests, the Revenues, the Plans, the Contracts for Construction or Services, the Permits, the Facility Transmission Line Interests or the Facility Common Facilities’ Interests, and all substitutions, replacements and additions thereto, whether now existing or hereafter acquired, and all proceeds (including insurance and condemnation proceeds) and products of any of the foregoing.

2.                                      Secured Obligations.  Trustor makes the grant, conveyance, transfer and assignment set forth above for the purpose of securing the payment and performance of (i) all obligations of Trustor under the Power Purchase Agreement dated March 1, 2010, between Trustor, as seller, and Beneficiary, as buyer (as amended, supplemented or modified from time to time, the “Power Purchase Agreement”), which provides for remedies to be exercised following a default (a “Default”) under Section 14.1 of the Power Purchase Agreement.  The maximum principal amount secured by this Deed of Trust is indefinite, but in no event shall it exceed                                        Dollars ($                           ).

3.                                      Trustor Covenants and Warranties. Trustor hereby covenants with and warrants to the Trustee and Beneficiary that: (i) at the execution and delivery hereof it is the owner of a valid leasehold interest in the Leasehold Parcels, and of a valid right way interest in the BLM Parcels, and that it is the owner or lessee of the other Subject Property, that the Subject Property is free from all encumbrances whatsoever other than: (1) any lien expressly provided for or permitted by the terms of the Power Purchase Agreement, (2) liens for taxes not yet due or for taxes being contested in good faith by appropriate proceedings so long as such proceedings do not involve a material risk of the sale, forfeiture, loss or restriction on the use of the Subject Property or any part thereof; (3) suppliers’, vendors’, mechanics’, workman’s, repairman’s, employees’ or other like liens arising in the ordinary course of business for work or service performed or materials furnished in connection with the Subject Property for amounts the payment of which is either not yet delinquent or is being contested in good faith by appropriate proceedings so long as such proceedings do not involve a material risk of the sale, forfeiture, loss or restriction on use of the Subject Property or any part thereof, and (4) easements, rights of way, use rights, exceptions, encroachments, reservations, restrictions, conditions or limitations, provided that in each case the same do not interfere with or impair in any material respect with the operation or use of the Subject Property or any rights or interests therein as contemplated by the Power Purchase Agreement (collectively, the “Permitted Encumbrances”); (ii) each of the Ground Leases and the BLM Grants is in full force and effect and has not been modified or terminated and that Trustor is not in default under any of the Ground Leases or BLM Grants; (iii) Trustor has good and lawful right to sell, mortgage and convey the Subject Property; and (iv) Trustor and its successors and assigns will forever warrant and defend the Subject Property against all claims and demands whatsoever.

To protect the security of this Deed of Trust, Trustor agrees with the Trustee and Beneficiary as follows:

a.                                      Payment of Taxes. Trustor will pay or cause to be paid when due all taxes and assessments, general or special, and any and all levies, claims, charges, expenses and liens, ordinary or extraordinary, governmental or non-governmental, statutory or otherwise, due or to become due, that may be levied, assessed, or charged on or against the Subject Property, and will submit to Beneficiary all receipts showing payment of all of such taxes, assessments and charges promptly after Beneficiary’s written request therefor.

b.                                      Maintenance and Repair.  Trustor will operate and maintain the Subject Property as required by the Power Purchase Agreement and not commit, suffer, or permit waste of any part of the Subject Property.

c.                                       Sales; Liens.  Except as permitted by the Power Purchase Agreement, Trustor will not sell, contract to sell, assign, transfer or convey, or permit to be transferred or conveyed, the Subject Property or any part thereof or any interest or estate in any thereof; or create, suffer or permit to be created or to exist any mortgage, lien, claim, security interest, charge, encumbrance or other right or claim of any kind whatsoever upon the Subject Property or any part thereof.

d.                                      Insurance. Trustor will at all times maintain or cause to be maintained on the Subject Property all insurance required under the Power Purchase Agreement, the Ground Leases, the BLM Grants, and the Appurtenance Instruments (defined below). Any proceeds of such insurance shall be paid and accounted for as provided for in the Power Purchase Agreement, the Ground Leases, the BLM Grants, and the Appurtenance Instruments, as applicable. Nothing contained in this Deed of Trust shall create any responsibility or obligation on Beneficiary to collect any amounts owing on any insurance policy or resulting from any condemnation, to rebuild or replace any damaged or destroyed Improvements or other portions of the Subject Property or to perform any other act hereunder. Beneficiary shall not by the fact of approving, disapproving, accepting, preventing, obtaining or failing to obtain any insurance, incur any liability for or with respect to the amount of insurance carried, the form or legal sufficiency of insurance contracts, solvency of insurance companies, or payment or defense of lawsuits, and Trustor hereby expressly assumes full responsibility therefor and all liability, if any, with respect thereto.

e.                                       Eminent Domain.  If the Subject Property, or any part or interest in any thereof, is threatened or taken by condemnation, Trustor shall take all action reasonably required by Beneficiary in order to protect Trustor’s and Beneficiary’s rights with respect to any such taking, including the commencement of, appearance in or prosecution of any appropriate action or proceeding. Trustor and Beneficiary shall apply all condemnation awards as provided in the Power Purchase Agreement.

f.                                        Governmental Requirements. Trustor will at all times fully comply in all material respects with, and cause the Subject Property and the use and condition thereof fully to comply in all material respects with, all federal, state, county, municipal, local and other governmental statutes, ordinances, requirements, regulations, rules, orders and decrees of any kind whatsoever that apply or relate to Trustor or the Subject Property or the use thereof (including, without limitation, those relating to land use and development, construction, access, water rights and use, and hazardous waste and substances), and will comply with all conditions and requirements necessary to preserve and extend any and all rights, licenses, permits, privileges, franchises and concessions which are applicable to Trustor or have been granted for the Subject Property or the use thereof, in each case to the extent required under the Power Purchase Agreement.  Unless required by applicable law, or unless Beneficiary has otherwise first agreed in writing or under the Power Purchase Agreement, Trustor shall not make or allow any changes to be made in the nature of the occupancy or use of the Subject Property or any portion thereof for which the Subject Property or such portion was intended at the time this Deed of Trust was delivered.  Trustor shall not initiate or acquiesce in any change in any zoning or other land use classification now or hereafter in effect and affecting the Subject Property or any part thereof without in each case obtaining Beneficiary’s prior written consent thereto.

g.                                       No Mechanics’ Liens.  Trustor will not suffer any construction, mechanic’s, laborer’s or materialmen’s lien or similar liens to be created or remain outstanding upon the Subject Property or any part thereof, other than those liens that are Permitted Encumbrances.  Trustor agrees to promptly deliver to Beneficiary a copy of any notices that Trustor receives with respect to any recorded lien or the foreclosure thereof.

h.                                      Continuing Priority.  Trustor will pay such fees, taxes and charges, execute and record or file (at Trustor’s expense) such deeds, conveyances, mortgages and financing statements and do all such other acts and things as Beneficiary may from time to time reasonably request to establish and maintain this Deed of Trust as a valid and perfected first and prior lien on and security interest in the Subject Property.

i.                                          Environmental Laws. Trustor shall take all appropriate response actions, including any removal and remedial actions, in the event of a release, emission, discharge or disposal of Hazardous Materials, as defined hereinafter, in, on, under, or about the Subject Property and shall operate and maintain the Subject Property in compliance with all

Environmental Laws, as defined hereinafter. The term “Hazardous Materials” shall mean dangerous, toxic, or hazardous pollutants, contaminants, chemicals, wastes, materials or substances, as defined in or governed by the provisions of any Environmental Law. “Environmental Law” shall mean any federal, state or local laws, statutes, ordinances, rules, regulations, orders, or permits now in effect or hereinafter enacted, pertaining to the public health, safety, industrial hygiene, or the environmental conditions on, under or about the Real Estate.

j.                                         Corrective Action. In the event Trustor is in material breach of any of its representations, warranties or agreements as set forth in this Deed of Trust, then, without limiting Beneficiary’s other rights hereunder, Trustor, at its sole expense, shall take all actions required, including, without limitation, environmental cleanup of the Subject Property, to comply with the representations, warranties, and covenants contained herein and with all applicable legal requirements and, in any event, shall take all actions deemed necessary under all applicable Environmental Laws.

k.                                      Right of Inspection.  Trustor hereby grants to Beneficiary, its agents, attorneys, employees, consultants, contractors, successors and assigns, an irrevocable license and authorization, upon reasonable notice, to enter upon and inspect the Subject Property and facilities thereon, and perform such tests (including without limitation, if a Phase I Environmental Site Assessment, as hereinafter defined, provides evidence of a breach of Trustor’s covenants with respect to Hazardous Materials hereunder, subsurface testing, soils and groundwater testing, and other tests which may physically invade the Subject Property) as Beneficiary, in its reasonable discretion, determines are necessary to protect its interest in the Subject Property or in connection with any foreclosure (or transfer in lieu of foreclosure) with respect to the Subject Property; provided, however, that under no circumstances shall Beneficiary be obligated to perform such inspections or tests, and provided further that Beneficiary indemnifies Trustor for the gross negligence or willful misconduct of Beneficiary with respect to any such tests. In making such inspections, Beneficiary shall be accompanied by a representative of Trustor, if requested by Trustor, and shall comply with Trustor’s safety requirements. Trustor shall make its representative reasonably available to Beneficiary in order to accommodate Beneficiary’s inspections as provided in this paragraph.  The term “Phase I Environmental Site Assessment” shall mean an assessment of the environmental condition of the Real Estate conducted in accordance with American Society for Testing Materials (“ASTM”) standards.

l.                                          Indemnity.  Trustor agrees to indemnify and hold Beneficiary, its directors, employees, agents, and its successors and assigns, harmless from and against any and all claims, losses, damages, liabilities, fines, penalties, charges, judgments, administrative orders, remedial action requirements, enforcement actions of any kind, and all costs and expenses incurred in connection therewith (including without limitation reasonable attorneys’ fees and expenses) arising directly or indirectly, in whole or in part, out of any failure of Trustor to comply with the environmental representations, warranties, and covenants contained herein. This indemnity shall in no way diminish any additional indemnification obligations of the parties set forth in the Power Purchase Agreement.

m.                                  Continuation of Representations, Warranties, Covenants and Indemnities. Trustor’s representations, warranties, covenants, and indemnities contained herein shall survive the occurrence of any event whatsoever, including, without limitation, the satisfaction of the obligations secured hereby, the reconveyance or foreclosure of this Deed of Trust, the acceptance by Beneficiary of a deed in lieu of foreclosure, or any transfer or abandonment of the Subject Property

n.                                      Beneficiary’s Performance.  If Trustor fails to pay or perform any of its obligations herein contained (including payment of expenses of foreclosure and court costs), Beneficiary may (but need not), as agent or attorney-in-fact of Trustor, make any payment or perform (or cause to be performed) any obligation of Trustor hereunder, in any form and manner deemed expedient by Beneficiary, and any amount so paid or expended (plus reasonable compensation to Beneficiary for its out-of-pocket and other expenses for each matter for which it acts under this Deed of Trust), with interest thereon at the rate of one percent (1%) per month, or the maximum rate permitted by law, whichever is less (the “Default Rate”), shall be added to amount hereby secured and shall be repaid to Beneficiary upon demand. By way of illustration and not in limitation of the foregoing, Beneficiary may (but need not) do all or any of the following:  make lease payments, payments of principal or interest, or other amounts on the Ground Lease or the BLM Grants and any other lien, encumbrance or charge on any of the Subject Property; complete construction; make payments with respect to maintaining and operating the Subject Property, make repairs; obtain insurance and pay premiums therefor; purchase, discharge, compromise or settle any tax lien or any other lien, encumbrance, suit, proceeding, title or claim thereof; contest any tax or assessment; and redeem from any tax sale or forfeiture affecting the Subject Property. In making any payment or securing any performance relating to any obligation of Trustor hereunder, Beneficiary shall be the sole judge of the legality, validity and amount of any lien or encumbrance and of all other matters necessary to be determined in satisfaction thereof. No such action of Beneficiary shall ever be considered as a waiver of any right accruing to it on account of the occurrence of any matter which constitutes a Default or a breach of Trustor’s obligations under this Deed of Trust.

o.                                      Subrogation.  To the extent that Beneficiary, on or after the date hereof, pays any sum under any provision of law or any instrument or document creating any lien or other interest prior or superior to the lien of this Deed of Trust, Beneficiary shall have and be entitled to a lien or other interest on the Subject Property equal in priority to the lien or other interest discharged and Beneficiary shall be subrogated to, and receive and enjoy all rights and liens possessed, held or enjoyed by, the holder of such lien, which shall remain in existence and benefit Beneficiary in securing the obligations secured hereby.

p.                                      Covenants Regarding Ground Leases, BLM Grants, and Appurtenance Instruments.

i.                                          Each of the Ground Leases, BLM Grants and other instruments creating Trustor’s rights in the Appurtenances, including, written easements, licenses, crossing permits or other permits or agreements within the Subject Property (the “Appurtenance Instruments”) is valid and is in full force and effect in accordance with the terms thereof and has not been modified except as herein set forth. All of the rents and other charges due and payable under the Ground Leases, BLM Grants and Appurtenance Instruments prior to the execution hereof have been paid, all of the terms, conditions and agreements contained in the Ground Leases, BLM Grants and Appurtenance Instruments have been performed and no default exists under any of the Ground Leases, BLM Grants, or Appurtenance Instruments. This Deed of Trust is lawfully executed and delivered and is, and will be kept, a valid lien on the interests of Trustor therein.

ii.                                       Trustor will promptly pay, or cause to be paid, all rents, charges and other sums or amounts required to be paid by Trustor under the terms of the Ground Leases, BLM Grants, and Appurtenance Instruments and will further timely and fully keep and perform all of the covenants, terms, conditions and provisions of the Ground Leases, BLM Grants, and Appurtenance Instruments required to be performed and complied with by the tenant or grantee thereunder, and will not do or suffer to be done anything the doing of which, or refrain from doing anything the omission of which, will materially impair or have a material adverse effect upon the security of this Deed of Trust.  Trustor shall provide evidence of such payments promptly upon the written request of Beneficiary.  Until the obligations secured hereby have been indefeasibly paid in full, Trustor shall exercise all options to renew the Ground Leases, BLM Grants, and Appurtenance Instruments to the extent provided for in such agreements. Trustor shall do, or cause to be done, all things necessary to preserve and keep unimpaired the rights of Trustor as lessee or grantee under the Ground Leases, BLM Grants, and Appurtenance Instruments and to prevent any default under such agreements or any termination, surrender, cancellation, forfeiture or impairment thereof, except as permitted under the Power Purchase Agreement.

iii.                                    Except as permitted or required under the Power Purchase Agreement and under Section 3(p)(ii) above, Trustor shall not extend, supplement, cancel or surrender or in any material way modify the terms of any Ground Lease, the BLM Grants, or Appurtenance Agreements without Beneficiary’s prior written consent, which consent shall not be withheld unless such action is likely to adversely affect the security of this Deed of Trust. Trustor expressly releases and surrenders unto Beneficiary all its right, power and authority to cancel, surrender, amend, modify, supplement or alter in any way the terms and provisions of the Ground Leases, BLM Grants, or Appurtenance Agreements, except as specifically provided in the Power Purchase Agreement or except with Beneficiary’s prior written consent, which consent not be withheld unless such action is likely to adversely affect the security of this Deed of Trust.  Trustor will use commercially reasonable efforts to enforce the provisions of the Ground Leases, BLM Grants, and Appurtenance Instruments short of termination thereof to the end that Trustor may enjoy all of the rights granted to it as lessee or grantee under the Ground Leases, BLM Grants, or Appurtenance Agreements. Trustor will promptly notify Beneficiary of any material breach by the lessor or grantor under any of the Ground Leases, BLM Grants, or Appurtenance Agreements, and of any inability of such lessor or grantor to perform its obligations under any of the Ground Leases, BLM Grants, or Appurtenance Agreements. Upon a Default, Trustor assigns to Beneficiary the proceeds of any claim Trustor may have against such lessor or grantor for such breach or inability. In the event of a Default or a material breach by Trustor of its obligations under this Deed of Trust, Beneficiary shall have the sole right to choose either (i) to proceed against such lessor or grantor in Trustor’s name or in Beneficiary’s name as agent for Trustor, and Trustor agrees to cooperate with Beneficiary in such action and to execute all documents required by Beneficiary in furtherance of such action, or (ii) to have Trustor proceed on its and Beneficiary’s behalf, in which event Beneficiary may participate in such proceedings, and Trustor will deliver to Beneficiary all documents required by Beneficiary for such participation. Trustor shall, at its expense, diligently prosecute such proceedings, shall deliver to Beneficiary copies of all papers served in connection therewith and shall consult and cooperate with Beneficiary and its attorneys and agents, provided that no settlement of such proceedings may be made by Trustor without Beneficiary’s prior written consent.

iv.                                   Trustor shall promptly notify Beneficiary of any material default by Trustor under any Ground Lease, BLM Grant or Appurtenance Instrument, or of the receipt by it of any notice of default from the lessor or grantor thereunder or notice of termination of any Ground Lease, BLM Grant or Appurtenance Instrument pursuant to the provisions thereof and shall furnish to Beneficiary promptly any and all information which Beneficiary may reasonably request concerning the performance by Trustor of the covenants of the Ground Leases, the BLM Grants, the Appurtenance Instruments, or of this Deed of Trust. Trustor shall promptly deposit with Beneficiary a copy of the Ground Leases, BLM Grants, and the Appurtenance Instruments, certified as true, correct and complete by Trustor, and any and all documentary evidence received by it showing compliance by Trustor with the provisions of the Ground Leases, BLM Grants, and Appurtenance Instruments, and will also deliver to Beneficiary a copy of any notice, communication, plan, specification or other instrument or document received or given by it in any way relating to or affecting the Ground Leases, BLM Grants, or Appurtenance Instruments, which may adversely affect the estate of the lessor or the lessee in or under the Ground Leases or in the real estate thereby demised, or the estate of the Trustor under the BLM Grants or Appurtenance Instruments.

q.                                      Covenants Regarding Facility Transmission Line Interests and the Facility Common Facilities’ Interests.

i.                                          Trustor has provided Beneficiary with true and correct copies of all easements, rights of way, common ownership, maintenance and other agreements existing with regard to the Facility Transmission Line Interests and the Facility Common Facilities’ Interests (collectively, and together with any other similar agreement entered into by Trustor after the date hereof, the “Transmission and Common Facility Agreements”). Each of the Transmission and Common Facility Agreements is a valid and existing agreement, is in full force and effect in accordance with the terms thereof and has not been modified, except as set forth herein. All of payments and other charges payable by Trustor under the Transmission and Common Facility Agreements prior to the execution hereof have been paid, all of the terms, conditions and agreements contained in the Transmission and Common Facility Agreements have been performed and no default exists under the Transmission and Common Facility Agreements. This Deed of Trust is and will be kept a valid lien on the rights and interests of Trustor therein.

ii.                                       Trustor will promptly pay, or cause to be paid, all rents, charges and other sums or amounts required to be paid by Trustor under the terms of the Transmission and Common Facility Agreements, will further timely and fully keep and perform all of the covenants, terms, conditions and provisions of the Transmission and Common Facility Agreements required to be performed and complied with by Trustor thereunder, and will not do or suffer to be done anything the doing of which, or refrain from doing anything the omission of which, will impair the security of this Deed of Trust.  Trustor shall provide evidence of such payments promptly upon the request of Beneficiary. Until the obligations secured hereby have been indefeasibly paid in full, Trustor shall keep the Transmission and Common Facility Agreements in full force and effect. Trustor shall do, or cause to be done, all things necessary to preserve and keep unimpaired the rights of Trustor under the Transmission and Common Facility Agreements and to prevent any default that will impair or have an adverse effect upon the security of this Deed of Trust under the Transmission and Common Facility Agreements, or any termination, surrender, cancellation, forfeiture or impairment thereof.

iii.                                    Trustor covenants that it will not modify, extend, supplement or cancel any of the Transmission and Common Facility Agreements as to which Beneficiary has rights of review and approval under Sections 2.7 or 2.8 of the Power Purchase Agreement, or waive or release the other parties thereto of or from any obligations, conditions or agreements by said parties, and shall not have the power to do so, without Beneficiary’s prior written consent, which consent shall be granted upon confirmation by Beneficiary that such action is not likely to have a material adverse effect on, or materially increase the risk of Beneficiary with regard to, the security provided to Beneficiary under this Deed of Trust. Trustor agrees to promptly notify Beneficiary of any breach by any party to the Transmission and Common Facility Agreements and to enforce the obligations of the other parties to the Transmission and Common Facility Agreements, to the end that Trustor may enjoy all of its rights under the Transmission and Common Facility Agreements. In the event of a Default or a material breach by Trustor of its obligations under this Deed of Trust, Beneficiary shall have the sole right to choose either (i) to proceed against such other parties in Trustor’s name or in Beneficiary’s name as agent for Trustor, and Trustor agrees to cooperate with Beneficiary in such action and to execute all documents required by Beneficiary in furtherance of such action, or (ii) to have Trustor proceed on its and Beneficiary’s behalf, in which event Beneficiary may participate in such proceedings, and Trustor will deliver to Beneficiary all documents required by Beneficiary for such participation. Trustor shall, at its expense, diligently prosecute such proceedings, shall deliver to Beneficiary copies of all papers served in connection therewith and shall consult and cooperate with Beneficiary and its attorneys and agents, provided that no settlement of such proceedings may be made by Trustor without Beneficiary’s prior written consent.

iv.                                   Trustor shall promptly give Beneficiary notice of any material default by Trustor under the Transmission and Common Facility Agreements or of the receipt by it of any notice of default from any party thereunder or notice of termination of any of the Transmission and Common Facility Agreements pursuant to the provisions thereof and shall furnish to Beneficiary promptly any and all information which Beneficiary may reasonably request concerning the performance by Trustor of the covenants of the Transmission and Common Facility Agreements. Upon the request of Beneficiary, Trustor shall promptly deposit with Beneficiary a copy of the Transmission and Common Facility Agreements, certified as true, correct and complete by Trustor, and any and all documentary evidence received by it showing compliance by Trustor with the provisions of the Transmission and Common Facility Agreements.

r.                                         Bankruptcy Rights and Remedies. The lien of this Deed of Trust attaches to all of Trustor’s rights and remedies at any time arising under or pursuant to Section 365 of the Bankruptcy Code (the “Bankruptcy Code”), including, without limitation, all of Trustor’s rights to remain in possession of the Subject Property.  Trustor shall not commence any action, suit, proceeding or case, or file any application or make any motion, in respect of the Ground Leases,

BLM Grants, or Appurtenance Instruments in any such case under the Bankruptcy Code without the prior written consent of Beneficiary.  Trustor shall promptly, after obtaining knowledge thereof, notify Beneficiary orally of any filing by or against the lessor or Trustor of a petition under the Bankruptcy Code. Trustor shall thereafter forthwith give written notice of such filing to Beneficiary, setting forth any information available to Trustor as to the date of such filing, the court in which such petition was filed and the relief sought therein.  Trustor shall promptly deliver to Beneficiary, following receipt, any and all notices, summons, pleadings, applications and other documents received by Trustor in connection with any such petition and any proceedings relating thereto.

s.                                        Beneficiary’s Lease.  Notwithstanding the provisions of the foregoing paragraphs regarding termination of the Ground Leases, BLM Grants, or Appurtenance Instruments, upon a termination or rejection of one or more of the Ground Leases, BLM Grants, or Appurtenance Instruments by or for Trustor as a debtor under the Bankruptcy Code, Trustor acknowledges that Beneficiary may enter into (1) an instrument recognizing, confirming and giving legal effect to the continued existence of such Ground Lease, BLM Grant, or Appurtenance Instrument in favor of Beneficiary or its designee, or (2) a new lease or right-of-way grant in favor of Beneficiary or its designee (in either event the “Beneficiary’s Lease”) for the Subject Property pursuant to the terms of such Ground Lease, BLM Grant, or Appurtenance Instrument, or the provisions of a separate agreement between Beneficiary and the lessor, in such event, Beneficiary’s execution of the Beneficiary’s Lease shall not be deemed to be in satisfaction in whole or in part of the obligations secured hereby and all of the other terms, covenants and conditions contained in this Deed of Trust shall remain as a lien on the Subject Property. Trustor hereby releases, remises, and quitclaims to Beneficiary any interest Trustor may have in the Beneficiary’s Lease and further agrees and acknowledges that Beneficiary may assign the Beneficiary’s Lease without notice, consent or joinder of Trustor.  Trustor further waives any right Trustor may have to challenge the adequacy of any consideration received therefore.

4.                                      Default and Remedies.  Should (i) a Default occur under the Power Purchase Agreement, as provided and defined therein; (ii) Trustor fail to pay any amount when due under this Deed of Trust or other amounts due under any Ground Lease, BLM Grant, Appurtenance Instrument, any of the Transmission and Common Facility Agreements, or other Intangible Rights and Interests, which is not cured within thirty (30) days after receiving written notice thereof from Beneficiary or such shorter cure period that may be provided under any such Ground Lease, BLM Grant, Appurtenance Instrument, or any of the Transmission and Common Facility Agreements; or (iii) Trustor fail to perform any of its other material duties or obligations under this Deed of Trust, which failure is not cured within sixty (60) days after receipt of written of such failure from Beneficiary (provided that if (A) such breach cannot be cured within such period, (B) such breach is susceptible of cure within an additional thirty (30) days, (C) Trustor is proceeding with diligence and in good faith to cure such breach, and (D) the existence of such breach has not resulted in, and would not after considering the nature of the cure be reasonably expected to give rise to, a termination by the counterparty to any Ground Lease, BLM Grant, Appurtenance Instrument, or Transmission and Common Facility Agreement, or other Intangible Rights and Interests which is subject to breach, or to otherwise have a material adverse effect on the Subject Property or the validity or priority of Beneficiary’s security interests and lien on the Subject Property, then such cure period shall be extended an additional thirty (30) days), then

Beneficiary shall have the right to foreclose the lien of this Deed of Trust.  In addition, Beneficiary may exercise any remedy available at law or in equity or under the Power Purchase Agreement to Beneficiary, including but not limited to those listed below, in such sequence or combination as Beneficiary may determine in Beneficiary’s sole discretion:

a.                                      Performance of Defaulted Obligations.  Beneficiary may make any payment or perform any other obligation under this Deed of Trust which Trustor has failed to make or perform as provided for herein. All payments made and expenses (including reasonable attorney’s fees) incurred by Beneficiary in this connection, together with interest thereon at the Default Rate from the date paid or incurred until repaid, will be part of the obligations secured by this Deed of Trust and will be immediately due and payable by Trustor to Beneficiary. In lieu of advancing Beneficiary’s own funds for such purposes, Beneficiary may use any funds of Trustor which may be in Beneficiary’s possession, including but not limited to insurance or condemnation proceeds and amounts deposited for taxes, insurance premiums, or other purposes.

b.                                      Specific Performance and Injunctive Relief.  Notwithstanding the availability of legal remedies, Beneficiary will be entitled to obtain specific performance, mandatory or prohibitory injunctive relief, or other equitable relief requiring Trustor to cure or refrain from repeating any default.

c.                                       Possession of Subject Property.  Beneficiary may enter and take possession of the Subject Property without seeking or obtaining the appointment of a receiver, may employ a managing agent for the Subject Property, and may lease or rent all or any part of the Subject Property, either in Beneficiary’s name or in the name of Trustor, and may collect the rents, issues, and profits of the Subject Property. Any revenues collected by Beneficiary under this section will be applied first toward payment of all expenses (including reasonable attorney’s fees) incurred by Beneficiary, together with interest thereon at the Default Rate from the date incurred until repaid, and the balance, if any, will be applied against the obligations secured hereby.

d.                                      Other Remedies.  Beneficiary may exercise all rights and remedies set forth in the Power Purchase Agreement or in this Deed of Trust, including all rights of a secured party under the UCC, as defined in Article 5 hereof.

e.                                       Foreclosure.

i.                                          Trustee’s Sale.  Beneficiary may foreclose this Deed of Trust by way of a trustee’s sale pursuant to the provisions of Title 57, Chapter 1, Utah Code Annotated, as currently in effect, as amended, or in any other manner then permitted by law (“Trustee’s Sale”). After the lapse of such time as may then be required by law following the recordation of said notice of default, and notice of default and notice of sale having been given as then required by law, Trustee, without demand on Trustor, shall sell the Subject Property on the date and at the time and place designated in said notice of sale, either as a whole or in separate parts or parcels, and in the absence of direction by Trustor, in such order as it may determine, at public auction to the highest bidder, the purchase price payable in lawful money of the United States at the time of the sale. To the extent allowed by law, the person conducting the sale may, for any cause he or she deems expedient, postpone the sale from time to time until it shall be completed and, in every such case, postponement shall be given by public declaration thereof at the time and place last appointed for sale.  Trustee shall execute and deliver to the purchaser its trustee’s deed conveying said property so sold, but without any covenant or warranty, express or implied. The recitals in the trustee’s deed of any matters or facts shall be conclusive proof as to bona fide third parties of the truthfulness thereof.  Any person, including Beneficiary, may bid at the sale. Trustee shall apply the proceeds of the sale to payment of (1) the costs and expenses of exercising the power of sale and of the sale, including the payment of Trustee’s and reasonable attorney’s fees; (2) the obligations secured hereby; and (3) the remainder, if any, to the person or persons entitled thereto.

ii.                                       Judicial Foreclosure.  Beneficiary shall also have the right to foreclose this Deed of Trust as a mortgage by appropriate proceedings in any court of competent jurisdiction (“Judicial Foreclosure”).

iii.                                    Expenses of Trustee’s Sale or Foreclosure.  All reasonable fees, costs and expenses of any kind incurred by Beneficiary in connection with foreclosure of this Deed of Trust, including, without limitation, the reasonable costs of any appraisals of the Subject Property obtained by Beneficiary, all reasonable costs of any receivership for the Subject Property advanced by Beneficiary, and all reasonable attorneys’ and consultants’ fees incurred by Beneficiary, appraisers’ fees, outlays for documentary and expert evidence, stenographers’ charges, publication costs and costs (which may be estimates as to items to be expended after entry of the decree) of procuring all such abstracts of title, title searches and examination and similar data and assurances with respect to title, as Trustee or Beneficiary may deem necessary either to prosecute such suit or to evidence to bidders at the sales that may be had pursuant to such proceedings the true conditions of the title to or the value of the Subject Property, together with and including a reasonable compensation to Trustee, shall constitute a part of the obligations secured hereby and may be included as part of the amount owing from Trustor to Beneficiary at any foreclosure sale.

iv.                                   Proceeds of Trustee’s or Foreclosure Sale.  The proceeds of foreclosure sale of the Subject Property shall be distributed and applied in the following order of priority: first, on account of all costs and expenses incident to the foreclosure proceedings, second, to the obligations secured hereby, and lastly, to Trustor, or, if applicable to such person or persons legally entitled thereto.

v.                                      Insurance Upon Foreclosure.  In case of an insured loss after Judicial Foreclosure or Trustee’s Sale proceedings have been instituted, the proceeds of any insurance policy or policies, if not applied to rebuilding or restoring the buildings or improvements, shall be used to pay the amount due under the obligations secured hereby. In the event of Judicial Foreclosure or Trustee’s Sale, Beneficiary or Trustee is hereby authorized, without the consent of Trustor, to assign any and all insurance policies to the purchaser at the sale, or to take such other steps as Beneficiary or Trustee may deem advisable to cause the interest of such purchaser to be protected by any of the said insurance policies.

f.                                        Appointment of Receiver. Beneficiary shall be entitled to the appointment of a receiver.  Such receiver and his agents shall be empowered (a) to take possession of the Subject Property and any businesses conducted by Trustor or any other person (other than the lessor or other persons authorized by the lessor with respect to any rights to use portions of the Subject Property retained by the lessor as provided in the Ground Leases or by the BLM under the BLM Grants) thereon and any business assets used in connection therewith and, if the receiver deems it appropriate, to operate the same, (b) to exclude Trustor and Trustor’s agents and employees from the Subject Property, (c) to collect the rents, issues, profits, and income therefrom, (d) to complete any construction which may be in progress, (e) to do such maintenance and make such repairs and alterations as the receiver deems necessary, (f) to pay all taxes and assessments against the Subject Property and all premiums for insurance thereon, (g) to pay all utility and other operating expenses, and all sums due under any prior or subsequent encumbrance, and (h) generally to do anything which Trustor could legally do if Trustor were in possession of the Subject Property.  All reasonable expenses incurred by the receiver or his agents shall constitute a part of the obligations secured hereby. Any revenues collected by the receiver shall be applied first to the expenses of the receivership, including reasonable attorneys’ fees incurred by the receiver and by Beneficiary, together with interest thereon at the Default Rate from the date incurred until repaid, and the balance shall be applied toward the obligations secured hereby and then to Trustor or in such other manner as the court may direct.  Unless sooner terminated with the express consent of Beneficiary, any such receivership will continue until the obligations secured hereby have been discharged in full, or until title to the Subject Property has passed after foreclosure sale and all applicable periods of redemption have expired.

g.                                       Right to Make Repairs, Improvements.  Should any part of the Subject Property come into the possession of Beneficiary after a Default under the Power Purchase Agreement, as provided and defined therein, or after a default under this Deed of Trust, Beneficiary may use, operate, and/or make repairs, alterations, additions and improvements to the Subject Property for the purpose of preserving it or its value. Trustor covenants to promptly reimburse and pay to Beneficiary, at the address set forth in the first paragraph of this Deed of Trust, or at such other place as may be designated by Beneficiary in writing, the amount of all reasonable expenses (including the cost of any insurance, taxes, or other charges) incurred by Beneficiary in connection with its custody, preservation, use or operation of the Subject Property, together with interest thereon from the date incurred by Beneficiary at the Default Rate, and all such expenses, costs, taxes, interest, and other charges shall be a part of the obligations secured hereby. It is agreed, however, that the risk of accidental loss or damage to the Subject Property is undertaken by Trustor and, except for Beneficiary’s willful misconduct or gross negligence, Beneficiary shall have no liability whatsoever for decline in value of the Subject Property, for failure to obtain or maintain insurance, or for failure to determine whether any insurance ever in force is adequate as to amount or as to the risks insured.

h.                                      Waivers.  To the full extent that the covenants and waivers contained in this paragraph are permitted by law, but not otherwise, Trustor hereby waives any and all rights under, and covenants and agrees that it will not at any time insist upon or plead or in any manner whatsoever claim or take advantage of, any stay, exemption, moratorium or extension law now or hereafter in effect or any law now or hereafter in effect providing for the valuation or appraisement of the Subject Property or any part thereof prior to any sale or sales thereof and Trustor will not invoke or utilize any such law or laws or otherwise hinder, delay or impede the execution of any right, power or remedy herein or otherwise granted or delegated to Trustee or Beneficiary, but will suffer and permit the execution of every such right, power and remedy as though no such law or laws have been made or enacted.

5.                                      Uniform Commercial Code. This Deed of Trust, to the extent that it conveys or otherwise deals with (i) personal property, or (ii) items of personal property which are or may become fixtures, shall also be construed as a security agreement under the Uniform Commercial Code as in effect in the state of Utah (“UCC”), and this Deed of Trust constitutes a financing statement filed as a fixture filing in the Official Records of the county recorder of the county or counties in which the Subject Property, or any portion thereof is located with respect to any and all fixtures included within the term “Subject Property” as used herein and with respect to any personal property that may now be or hereafter become such fixtures.  For purposes of the foregoing, Trustor is the debtor and owner of the Subject Property (with its address as set forth above), Beneficiary is the secured party (with its address as set forth below). Trustor grants to Beneficiary a valid and effective first priority security interest in all of Trustor’s right, title and interest in and to all portions of the Subject Property which constitute personal property, together with all replacements, additions, and proceeds.  Except for Permitted Encumbrances, Trustor agrees that, without the written consent of Beneficiary and except as otherwise permitted under the Power Purchase Agreement, no other security interest will be created under the provisions of the UCC and no lease having a market value of over $500,000 will be entered into with respect to any goods, fixtures, equipment, appliances, or articles of personal property now attached to or used or to be attached to or used in connection with the Subject Property; provided that any lease entered into by Trustor having a market value of over $50,000 shall constitute Subject Property subject to the security interest under this Deed of Trust. Subject to the cure provisions of Article 4 herein, upon Trustor’s failure to perform any of its material obligations under this Deed of Trust or upon the occurrence of a Default under the Power Purchase Agreement, as provided and defined therein, Beneficiary shall have the remedies of a secured party under the UCC and, at Beneficiary’s option, may also invoke the power of sale and all other remedies provided in this Deed of Trust as to the personal property and any other items of the Subject Property subject to this security interest. In exercising any remedies, Beneficiary may proceed against the items of Real Estate and any other items of personal property specified in Article 1 as part of the Subject Property separately or together and in any order whatsoever, without in any way affecting the availability of Beneficiary’s remedies under the UCC or of the remedies provided in this Deed of Trust.

6.                                      Beneficiary’s Actions. Without affecting the lien of this instrument, Beneficiary may, from time to time, release any obligation, extend, alter or renew the terms of payment or performance, substitute security, and/or release any portion of the Subject Property.

7.                                      Reconveyance by Trustee.  Trustee may from time to time and only upon the written request of Beneficiary, reconvey, without warranty, any part of said property and/or join in any agreement subordinating the lien or charge hereof.

8.                                      Partial Payment. The acceptance by Beneficiary of any sum in payment, or part payment, of any obligation secured hereby, after the same is due or after the recording of a notice of default, shall not be considered a waiver of the right to require prompt payment when due, of other sums, nor shall such acceptance cure or waive any remaining default or invalidate any sale held pursuant to Notice for any remaining default.

9.                                      Severability.  The invalidity of any one or more covenants, phrases, clauses, sentences or paragraphs of this Deed of Trust shall not affect the remaining portions of this Deed of Trust or any part thereof, and this Deed of Trust shall be construed as if such invalid covenants, phrases, clauses, sentences or paragraphs, if any, had not been inserted herein.

10.                               Successors and Assigns. This Deed of Trust shall inure to the benefit of and be binding upon the heirs, legatees, devisees, administrators, executors, successors and assigns of the parties hereto. The use of the singular number shall include the plural number and the use of the plural number shall include the singular number.  The use of the masculine gender shall include the feminine gender, and corporation or corporations that may be a party or parties hereto.  The term “Beneficiary” shall mean the owners and holders of the obligation secured hereby, whether or not named as Beneficiary herein.

11.                               Notices. Trustor requests all notices to be given to it shall be made to the address stated on the first page of this Deed of Trust.  All notices required or permitted to be given hereunder shall be in writing and may be given in person or by United States mail, by commercial delivery service or by electronic transmission with verified receipt.  Any notice directed to a party to this Deed of Trust shall become effective upon the earliest of the following: (i) actual receipt by that party; (ii) delivery to the designated address of that party, addressed to that party; or (iii) if given by certified or registered United States mail, two (2) days after deposit with the United States Postal Service, postage prepaid, addressed to that party at its designated address.  Notwithstanding the foregoing, any copy of a notice of default recorded pursuant to Utah law and any notice of sale shall be sent to Trustor by certified or registered mail.  The designated address of a party shall be the address of that party shown at the beginning of this Deed of Trust or such other address as that party, from time to time, may specify by notice to the other parties.

12.                               Termination of Deed of Trust. This Deed of Trust shall terminate and be of no further force or effect upon the expiration or termination of the Power Purchase Agreement and the payment by Trustor of the Termination Payment, if any, as defined in and required in accordance with the Power Purchase Agreement and any other payments due to Beneficiary thereunder.  Beneficiary agrees to deliver to Trustee (with a copy to Trustor) a release, satisfaction and request for reconveyance in recordable form within ten (10) days after such occurrence as provided in the preceding sentence. Upon receipt of such release, satisfaction and request for reconveyance and this Deed of Trust for cancellation (if required under applicable law), Trustee shall reconvey, without warranty, the estate in the Subject Property then held by Trustee. The grantee in such reconveyance may be designated and described as the “person or persons legally entitled thereto.

13.                               Time of Essence and Waiver. Time is declared to be of the essence in this Deed of Trust.  If Beneficiary chooses to waive any covenant, section, or provision of this Deed of Trust, or if any covenant, section, or provision of this Deed of Trust is construed by a court of competent jurisdiction to be invalid or unenforceable, it shall not affect the applicability, validity, or enforceability of the remaining covenants, paragraphs, or provisions.

14.                               Conflicts. In the event of a conflict or inconsistency with the terms of this Deed of Trust and the terms of the Power Purchase Agreement, the terms of the Power Purchase Agreement shall control.  Notwithstanding the foregoing, the rights and remedies afforded to beneficiaries under deeds of trust and provided to Beneficiary in this Deed of Trust shall be in addition to, and not in lieu of, rights and remedies provided to Beneficiary under the Power Purchase Agreement.

15.                               Estoppel Certificate.  Beneficiary agrees to provide Trustor with an estoppel certificate specifying whether there are any defaults hereunder (which shall include the amount of any outstanding Termination Payment then due), within ten (10) days after Trustor’s written request therefore.

16.                               Release Provisions.  Beneficiary agrees to execute and deliver (or cause the Trustee to execute and deliver) a partial release of lien and amendment to this Deed of Trust in recordable form releasing any portion of the Subject Property for which the conditions of release pursuant to Sections 2.7 and 2.8 of the Power Purchase Agreement have been met, as soon as practicable following Trustor’s written request therefore

Executed as of this                      day of                                           , 20      .

[TO BE EXECUTED AND DELIVERED AFTER RELEASE OF CONSTRUCTION FINANCING]

TRUSTOR:

Milford Wind Corridor Phase II, LLC, a Delaware limited liability company

By:
Name: Evelyn Lim
Title: Secretary

STATE or COMMONWEALTH OF MASSACHUSETTS	)
: ss.
COUNTY OF MIDDLESEX	)

The foregoing instrument was acknowledged before me this               day of                       ,                    , by Evelyn Lim, the Secretary of Milford Wind Corridor Phase II, LLC, a Delaware limited liability company.

My Commission Expires:

NOTARY PUBLIC

Residing at:

EXHIBIT A

TO

DEED OF TRUST, SECURITY AGREEMENT AND FIXTURE FILING

[Legal Descriptions of Leasehold Parcels and BLM Parcels, which include the Facility Premises, to be provided prior to execution of the Deed of Trust]

EXHIBIT B

TO

DEED OF TRUST, SECURITY AGREEMENT AND FIXTURE FILING

[Descriptions of each Ground Lease and BLM Grant to be provided prior to the execution of the Deed of Trust]

EXHIBIT C

TO

DEED OF TRUST, SECURITY AGREEMENT AND FIXTURE FILING

[Legal description of the real property interests and description of all improvements, supporting equipment and property agreements pertaining to the Facility Transmission Line Interests, as defined in the Power Purchase Agreement, to be provided prior to the execution of the Deed of Trust]

EXHIBIT D

TO

DEED OF TRUST, SECURITY AGREEMENT AND FIXTURE FILING

[Facility Common Facility Interests, as defined in the Power Purchase Agreement, to be provided prior to execution of the Deed of Trust]

APPENDIX F

TO THE

POWER PURCHASE AGREEMENT

BETWEEN

SOUTHERN CALIFORNIA PUBLIC POWER AUTHORITY

AND

MILFORD WIND CORRIDOR PHASE II, LLC

INSURANCE

I.                                        GENERAL REQUIREMENTS

Prior to the start of work, but not later than thirty (30) days after the date of award of contract, Seller shall furnish Buyer evidence of coverage from insurers acceptable to Buyer and in a form acceptable to Buyer’s Risk Manager.  Such insurance shall be maintained by Seller at Seller’s sole cost and expense.

Such insurance shall not limit or qualify the liabilities and obligations of Seller assumed under this Agreement. Buyer shall not by reason of its inclusion under these policies incur liability to the insurance carrier for payment of premium for these policies.

Any insurance carried by Buyer which may be applicable shall be deemed to be excess insurance and Seller’s insurance is primary for all purposes despite any conflicting provision in Seller’s policies to the contrary.

Said evidence of insurance shall contain a provision that the policy cannot be canceled or reduced in coverage or amount without first giving thirty (30) calendar days prior notice thereof (ten (10) days for non-payment of premium) to Southern California Public Power Authority, 225 S. Lake Avenue, Suite 1250, Pasadena, California 91101.

Should any portion of the required insurance be on a “Claims Made” policy, Seller shall, at the policy expiration date following completion of work, provide evidence that the “Claims Made” policy has been renewed or replaced with the same limits, terms and conditions of the expiring policy, or that an extended discovery period has been purchased on the expiring policy at least for the contract under which the work was performed.

Failure to maintain and provide acceptable evidence of the required insurance for the required period of coverage shall constitute a breach of contract, upon which Buyer may immediately terminate or suspend the Agreement.

Seller shall be responsible for all subcontractors’ compliance with the insurance requirements. All contractors and subcontractors shall maintain the same types of insurance with limits and terms that are normal and customary for the industry and types of services being provided.

II.                                   SPECIFIC COVERAGES REQUIRED

A.                                    Commercial Automobile Liability

Seller shall provide Commercial Automobile Liability insurance which shall include coverages for liability arising out of the use of owned, non-owned, and hired vehicles for performance of the work as required to be licensed under the California or any other applicable state vehicle code. The Commercial Automobile Liability insurance shall have not less than $1,000,000.00 combined single limit per occurrence and shall apply to all operations of Seller.

The Commercial Automobile Liability policy shall include Buyer and its members, officers, agents, and employees while acting within the scope of their employment, as additional insured with Seller, and shall insure against liability for death, bodily injury, or property damage resulting from the performance of this Agreement. The form of evidence of insurance shall be a Buyer’s Additional Insured Endorsement or an endorsement to the policy acceptable to Buyer’s Risk Manager.

B.                                    Commercial General Liability

Seller shall provide Commercial General Liability insurance with Blanket Contractual Liability, Independent Contractors, Broad Form Property Damage, Premises and Operations, Products and Completed Operations, Sudden and Accidental Pollution, Fire Legal Liability and Personal Injury coverages included. Except for Sudden and Accidental Pollution, which shall provide coverage with limits of liability of not less than $1,000,000, such insurance shall provide coverage with limits of liability not less than $25,000,000.00 combined single limit per occurrence and in the aggregate. The limits of liability are to be specific for this Agreement. Umbrella or Excess Liability coverages may be used to supplement primary coverages to meet the required limits. Evidence of such coverage shall be on an endorsement to the policy acceptable to the Buyer’s Risk Management Section, and shall provide for the following:

1.                                      Include Buyer and its members, officers, agents, and employees as additional insureds with the Named Insured for the activities and operations under this Agreement.

2.                                      Severability-of-Interest or Cross-Liability Clause such as: “The policy to which this endorsement is attached shall apply separately to each insured against whom a claim is made or suit is brought, except with respect to the limits of the company’s liability.”

3.                                      A description of the coverages included under the policy.

C.                                    Excess Liability

Seller may use an Umbrella or Excess Liability Coverage to meet coverage limits specified in this Agreement.  Seller shall require the carrier for Excess Liability to properly schedule and to identify the underlying policies as provided for Buyer on an endorsement to the policy acceptable to Buyer’s Risk Management Section. Such policy shall include, as appropriate, coverage for Commercial General Liability, Commercial Automobile Liability, Employer’s Liability, or other applicable insurance coverages.

D.                                    Workers’ Compensation/Employer’s Liability Insurance

Seller shall provide Workers’ Compensation insurance covering all of Seller’s employees in accordance with the laws of any state in which the work is to be performed and including Employer’s Liability insurance and a Waiver of Subrogation in favor of Buyer. The limit for Employer’s Liability coverage shall be not less than $1,000,000.00 each accident and shall be a separate policy if not included with Workers’ Compensation coverage.  Umbrella or Excess Liability coverages may be used to supplement primary coverages to meet the required limits. Evidence of such insurance shall be in the form of a Buyer Special Endorsement of insurance or on an endorsement to the policy acceptable to Buyer’s Risk Management Section.  Workers’ Compensation/Employer’s Liability exposure may be self-insured provided that Buyer is furnished with a copy of the certificate issued by the state authorizing Seller to self-insure. Seller shall notify Buyer’s Risk Management Section by receipted delivery as soon as possible of the state withdrawing authority to self-insure.

E.                                    Builders’ Risk

Builder’s Risk insurance shall be of the “all risk” type, shall be written in completed value form, and shall protect Seller and Buyer against risks of damage to buildings, structures, and materials and equipment, that constitute part of the project, whether on site or in transit, unless transit is covered under a separate policy, at any location world wide. The amount of such insurance shall be not less than the insurable value of the work at completion.  The Builder’s Risk insurance shall provide for losses to be payable to Seller.  The policy shall contain a provision that in the event of payment for any loss under the coverage provided, the insurance company shall have no rights of recovery against Seller. The Builders’ Risk policy shall insure against all risks of direct physical loss or damage to property from any cause including testing, ensuing loss, commissioning, earthquake and flood. The policy shall also provide for a one (1) year maintenance extension from the date of Final Completion.  The policy shall be in full force and effect until the Commercial Operation Date or final completion of the Facility whichever date is the later.

F.                                     Property All Risk Insurance

Seller shall procure and maintain or cause to be procured and maintained an All Risk Physical Damage policy to insure the full replacement value of the property located at Facility as described in this Agreement. The policy shall include coverage for boiler and machinery breakdown, earthquake, flood, expediting expense, extra expense, Business Interruption, ensuing loss from faulty workmanship, faulty materials, and/or faulty design.  This policy shall incept in full force and effect as of the date of Final Completion. This policy shall name Buyer as an additional insured, and all losses shall be payable in the same manner, as provided for the Builders’ Risk Policy in Paragraph E.

APPENDIX G

TO THE

POWER PURCHASE AGREEMENT

BETWEEN

SOUTHERN CALIFORNIA PUBLIC POWER AUTHORITY

AND

MILFORD WIND CORRIDOR PHASE II, LLC

REMAINING PREPAYMENT AMOUNT

Remaining Prepayment Amount
Contract Year	(assuming 4,467,600 MWh)
0.5	$209,980,000
1	$206,505,000
1.5	$202,960,000
2	$199,345,000
2.5	$195,655,000
3	$191,890,000
3.5	$188,050,000
4	$184,135,000
4.5	$180,140,000
5	$176,065,000
5.5	$171,910,000
6	$167,670,000
6.5	$163,345,000
7	$158,935,000
7.5	$154,440,000
8	$149,855,000
8.5	$145,175,000
9	$140,405,000
9.5	$135,535,000
10	$130,570,000
10.5	$125,505,000
11	$120,340,000
11.5	$115,070,000
12	$109,695,000
12.5	$104,215,000
13	$98,625,000
13.5	$92,920,000
14	$87,105,000
14.5	$81,170,000
15	$75,120,000

G-1

Remaining Prepayment Amount
Contract Year	(assuming 4,467,600 MWh)
15.5	$68,945,000
16	$62,650,000
16.5	$56,225,000
17	$49,675,000
17.5	$42,995,000
18	$36,180,000
18.5	$29,230,000
19	$22,140,000
19.5	$14,905,000
20	$7,525,000

G-2

APPENDIX H

TO THE

POWER PURCHASE AGREEMENT

BETWEEN

SOUTHERN CALIFORNIA PUBLIC POWER AUTHORITY

AND

MILFORD WIND CORRIDOR PHASE II, LLC

CIRCLE FOUR LEASE

[financial terms redacted]

THIS AMENDED AND RESTATED LAND LEASE AGREEMENT (this “Lease”) is made effective as of February 22, 2007 (the “Effective Date”), between Circle Four LLC, a Delaware limited liability company with an address at 341 South Main Street, PO. Box 100, Milford, UT 84751 (together with its successors and assigns, the “Lessor”), and Milford Wind Corridor Phase II, LLC, a Delaware limited liability company with an address c/o First Wind Energy, LLC, 85 Wells Avenue, Suite 305, Newton, MA 02459 (together with its successors and assigns, the “Lessee”). Lessor and Lessee are at times collectively referred to herein as the “Parties” or individually as a “Party.”

A.                                    Lessor owns land situated in Beaver and Millard Counties, Utah. Approximately 13,130 acres of that land (the “Lessor Lands”), which, together with all other rights, interests, privileges and appurtenances pertaining to the Lessor Lands, including (i) such rights as may exist under law allowing an owner to exploit wind energy occurring on the Lessor Lands (“Wind Rights”), and (ii) other easements and rights of ingress, egress and maintenance of the Lessor Lands and any rights as to adjacent roads, streets, and rights-of-way (such items in clause (ii) collectively, the “Other Appurtenances”) are the subject of this Lease and the Beaver County Land Lease (defined below).

B.                                    Lessor and Milford Wind Corridor Phase I, LLC, a Delaware limited liability company (“Beaver County Lessee”) are parties to that certain Land Lease Agreement dated effective as of February 22, 2007 (“Original Land Lease”), concerning the Lessor Lands more particularly described in the Original Land Lease and evidenced by that certain Memorandum of Lease (“Original Memorandum”) recorded in the Beaver County Recorder’s Office on February 26, 2007, as Entry No. 230418, in Book 402, beginning at Page 392 and in the Millard County Recorder’s Office on February 26, 2007, as Entry No. 160231, in Book 462, beginning at Page 467.

C.                                    Pursuant to Section 17.1 and Section 17.5 of the Original Land Lease, Lessor and the Beaver County Lessee have agreed to amend the Original Land Lease to remove from the Original Land Lease all portions of the Lessor Lands located in Millard County, Utah together with a portion of the Lessor Lands located in Beaver County, Utah in Section 6, Township 26 South, Range 9 West, Salt Lake Base and Meridian (collectively, “Premises”) and to execute a separate lease with respect to Premises as more particularly described on Exhibit “A” attached hereto.

D.                                    Lessor and Beaver County Lessee have entered into that certain Amended and Restated Land Lease Agreement made effective as of February 22, 2007 and executed on or about the date hereof (“Beaver County Lease”), concerning portions of the Lessor Lands located in Beaver County, Utah (“Beaver County Premises”).

E.                                     Beaver County Lessee has assigned or will assign to Lessee all right, title and interest of Lessee in and to the Premises under the Original Land Lease.

F.                                      Lessor and Lessee desire to amend and restate the Original Land Lease to provide that the Lessee lease from Lessor, and Lessor lease to Lessee, the Premises, the Wind Rights and the Other Appurtenances (collectively, the “Leased Property”) for purposes of wind energy generation and related uses on the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the Parties agree as follows:

1.                                      DEFINITIONS.

1.1                               “Commencement Date” shall have the meaning set forth in the Beaver County Lease.

1.2                               “Improvements” is as defined in Section 6.

1.3                               “Inflation Index” means the Consumer Price Index — Seasonally Adjusted U.S. City Average For All Items For All Urban Consumers, “CPI-U” of the Bureau of Labor Statistics of the United States Department of Labor (or any successor Department of Labor index).

1.4                               “Lender(s)” means the banks, entities, or institutions providing financing for a Wind Energy Improvement from time to time.

1.5                               “Liens” is as defined in paragraph 13.4.1.

1.6                               “Security Assignee” is as defined in Subsection 17.2.

1.7                               “Transportation Facilities” is as defined in Subsection 3.5.

1.8                               “Transmission Facilities Easement” is as defined in Section 7.

1.9                               “Wind Energy Improvement” is as defined in Section 6.

1.10                        “WTG” means a wind turbine generator, consisting of pedestal, tower, rotors, generators, control equipment, electrical connections, and any other related or appurtenant facilities or equipment necessary to generate and transmit electricity.

2.                                      LEASE. Lessor hereby leases to Lessee and Lessee leases from Lessor the Leased Property upon and subject to the terms and conditions hereof. Except as provided herein, the Parties agree that, upon the execution and delivery of this Lease by each Party, the terms and provisions of the Original Land Lease shall be and hereby are amended, superseded and restated in their entirety by the terms and provisions of this Lease. In the event of any conflict or inconsistency between the terms of this Lease and the terms of the Original Land Lease, the terms of this Lease shall control. Except for Lessor’s obligations arising under the Original Land Lease prior to the execution of this Lease, Lessor shall have no further obligation or liability under the Original Land Lease nor any further obligation or liability with respect to the Beaver County Premises other than those obligations and liabilities agreed upon in the Beaver County Lease. Except for the Lessee’s obligations, if any, arising under the Original Land Lease with respect to the Premises prior to the date of this Lease, Lessee shall have no further obligation or liability under the Original Land Lease nor any obligation or liability with respect to the Beaver County Premises. Notwithstanding the foregoing, for purposes of priority the Parties intend this Lease to relate back to the Effective Date.

3.                                      PURPOSE AND SCOPE OF LEASE. The Lease is for the use of the Leased Property for the purpose of converting wind energy to electricity and exploiting the Wind Rights, including the collection and transmission of electric power by installing, operating, maintaining, and integrating WTGs on the Leased Property in conjunction with similar uses on other properties, and for related activities. Without limiting the generality of the foregoing, Lessee shall have, subject to the limitations contained in this Lease, the following rights and privileges under this Lease:

3.1                               The right to develop, erect, construct, install, replace, repair, relocate, remove, maintain, operate, and use, from time to time, WTGs, underground and above-ground electrical transmission and communications lines related to the operation of WTGs, electric transformers and substations, energy storage facilities, telecommunications equipment, roads, meteorological towers and wind measurement equipment, control buildings, maintenance yards, and related facilities and equipment on the Leased Property, which WTGs may be integrated with each other and with WTGs located on other properties;

3.2                               The right to capture and to convert any or all of the wind resources of premises.

3.3                               The right to investigate the potential of wind energy conversion but not limited to, conducting environmental and paleontological studies, soil tests, and studies of wind speed, wind direction and other meteorological data and geological studies, and other studies as may be required in connection with permitting the WTGs;

3.4                               The right to develop, erect, construct, install, replace, repair, relocate, remove, maintain, operate, and use the following from time to time in connection with the WTGs (i) a line or lines of poles or towers, together with such wires and cables as from time to time are suspended there from, and/or underground wires and cables, for the transmission of electrical energy and/or for communication purposes, and all necessary and proper anchors, support structures, foundations, footings, crossarms and other appliances and fixtures for use in connection with said towers, wires and cables; (ii) one or more substations or interconnection or switching facilities from which the WTGs may interconnect to a utility transmission system or the transmission system of another purchaser of electrical energy; and (iii) roads associated with the foregoing (such towers, wires, cables, substations, facilities and other enumerated items in clauses (i), (ii) and (iii) are herein collectively called the “Transmission Facilities”);

3.5                               The right of pedestrian and vehicular ingress, egress, and access over and across the Leased Property by means of roads and lanes thereon if existing, or otherwise by such roads, structure, route or routes as Lessee may construct or improve from time to time (“Transportation Facilities”);

3.6                               The right of subjacent and lateral support to whatever is necessary for the operation and maintenance of improvements on the Leased Property and other property used in connection with Wind Energy Improvements, including, without limitation, guy wires and supports;

3.7                               The right to permit the rotors of WTGs located on adjacent properties to overhang the Leased Property and the right to permit the rotors of WTGs on the Leased Property to overhang any adjacent property owned by Lessor;

3.8                               The right to grade, level, fill, clear and replant ground; and to excavate and use sand, gravel, caliche or other materials suitable for road cover solely to construct the Transportation Facilities on the Leased Property, all to the extent permitted by law and only at locations and in amounts approved by Lessor in its reasonable discretion;

3.9                               The right to enter upon the Premises and to conduct Phase I and other environmental studies or audits of the Premises, including the air, soil, and water in and about the Premises, at any time; and

3.10                        The right to undertake any other activities, whether accomplished by Lessee or a third party authorized by Lessee, that are reasonably necessary, useful or appropriate to accomplish any of the purposes or uses of the Lease set forth above.

4.                                      USES RESERVED BY LESSOR

4.1                               Subject to Subsections 4.2 (including Sub-subsection 4.2.6) and 13.3 below, Lessor expressly reserves all rights to use the Leased Property (excluding any Wind Rights) for purposes not granted to Lessee, including the installation and operation of animal husbandry facilities, to the extent that the lawful exercise of such reserved rights does not materially interfere with the construction, operation, or maintenance of the Improvements. Lessor will give sixty (60) days’ prior written notice to Lessee of any intended and new material use or development of the Premises or Other Appurtenances. If Lessee believes that interference with Lessee’s use of such Premises and Other Appurtenances will result from the proposed use of the Premises and Other Appurtenances by Lessor or its designees, Lessor will take all steps reasonably necessary to ensure the compatibility of Lessor’s intended use with Lessee’s use of such property. Lessee shall have no liability for costs associated with any use of the Premises or Other Appurtenances by Lessor pursuant to the rights reserved or not granted herein.

4.2                               In furtherance of Subsection 4.1, and subject to Sub-subsection 4.2.6 below, in consideration of Lessee’s investment in the Improvements and the other covenants contained in this Lease, Lessor shall limit its future activities on the Premises, and any grant of rights Lessor makes to any third party, whether the right of use is located on the Premises or elsewhere, as follows:

4.2.1                     Except to the extent specifically provided in this Lease, Lessor shall not, and shall not authorize other persons or entities to, install structures or undertake other activities on the Premises that materially interfere with the wind speed or wind direction over the Premises or materially decrease efficiency of any WTG, including any WTGs located on lands adjoining the Premises, or the installation or operation of the Improvements.

4.2.2                     Lessor will not grant or authorize any mineral extraction rights or mineral estates, geothermal rights, hunting rights, or similar types of usage rights on the Premises in a form that materially interferes with the construction or operation of the Improvements or other allowed uses of the Leased Property; provided that Lessor shall have no liability to Lessee for any damages incurred by Lessee and caused by unauthorized uses, or caused by trespasses by unrelated third parties. Lessor shall not interfere with Lessee’s efforts reasonably necessary to mitigate unauthorized uses or trespasses.

4.2.3                     Lessor will not, and will not authorize any third party, to construct or install any structure or other improvement that is within the Minimum Distance of any WTG. The Minimum Distance for any such structure is as follows:

MD = 100 tf. + (H*20)

Where: MD = the Minimum Distance

H = maximum height above ground (in ft.) of any structure in excess of 15 tf.

Thus, for example, the Minimum Distance for a building with a maximum height above ground of 20tf. would be calculated as (20f1 -15ft = 5ft=f1; 5ft*20 = 100tf; 100tf + 100tf = 200tf = MD).

4.2.4                     Lessor will consult with and obtain Lessee’s prior written approval as to all animal husbandry facilities and other structures constructed under 4.1 to be located by or under the direction of Lessor or its permittees within the Minimum Distance, whether located on or off the Premises. Lessee shall cooperate with Lessor in any such review, and Lessee shall consent to any such structures so long as, based upon appropriate professional engineering and meteorological opinions, the proposed structures at the proposed location are not likely to materially interfere with wind speed or wind direction over any portion of the Premises, cause a material decrease in the output or efficiency of any WTG, or otherwise materially interfere with Lessee’s operations on the Leased Property.

4.2.5                     Each of Lessor and Lessee will use good faith, commercially reasonable efforts to avoid or minimize material interference with each Party’s respective operations on the Leased Property.

4.2.6                     Notwithstanding the balance of this Subsection 4.2, if Lessee has not commenced commercial electrical power production on the Premises by April 15, 2013, then unless and until such construction commences, Lessor shall have the right to proceed with any use of the Premises reserved by Lessor in Subsection 4.1, but shall not be subject to the limitations of Subsubsections 4.2.1 — 4.2.4 above. Thereafter if Lessee elects to commence installation of WTGs and/or Wind Energy Improvements on the Premises, Lessee shall give written notice of its election and the Parties will remain subject to Subsection 4.2.5 above with respect to the design, installation and operation of their respective facilities on the Premises, provided that Lessor shall not be obligated to remove or relocate any facilities or uses previously installed or allowed by it on the Premises. Any such notice from Lessee electing to commence installation of WTGs and/or Wind Energy Improvements on the Premises shall lapse without opportunity for extension or renewal if commercial electrical power production does not commence within two years from the date of the notice.

5.                                      EXCLUSIVENESS OF LEASE. Lessee’s granted rights hereunder to the Wind Rights and rights to erect and maintain WTGs and Wind Energy Improvements on the Premises set forth in Section 3.1-3.4 and 3.6-3.7 are exclusive of all other persons, including Lessor. Without limiting the generality of the foregoing, Lessor covenants not to convey or authorize the exploitation of Wind Rights or otherwise to grant or suffer any conflicting rights with respect to the Leased Property.

6.                                      OWNERSHIP OF WIND ENERGY IMPROVEMENTS. Lessor shall have no ownership or other interest in any Improvements (as defined below). Lessee shall have title to all Improvements at all times, whether or not the same shall be affixed to the Premises, and Lessee may remove any or all such Improvements at any time. As used in this Lease, the term “Improvements” means all facilities or equipment installed on the Leased Property for the purpose of producing electricity by wind power, including but not limited to WTGs, Transmission Facilities, structures, equipment, machinery, wire, conduit, fiber, cable, poles, materials and property of every kind and character constructed, installed and/or placed on, above or below the Leased Property by or on behalf of Lessee. This Lease contemplates that Improvements may be installed at separate times, in multiple stages to create one or more sets of integrated Improvements under separate capital structures and power sales arrangements, each defined as a “Wind Energy Improvement.” The Wind Energy Improvements may share some common facilities such as substations, transmission lines, and roads.

7.                                      TRANSMISSION FACILITIES EASEMENT. Lessee shall have the right to sublease to any utility, power provider, or other party (collectively, “Transmission Facility Assignees”) any of its rights granted hereunder to (a) construct, operate, and maintain the Transmission Facilities on the Leased Property, and (b) access such Transmission Facilities, including the right of ingress and egress into and across portions of the Leased Property and other adjacent property of Lessor, if any. All such sublease rights shall remain subject to the terms and conditions hereof If requested by a Transmission Facility Assignee and Lessee, Lessor will provide written affirmation to such Transmission Facility Assignee of such easements and access rights as granted to Lessee herein (each a “Transmission Facility Easement”).

8.                                      SURVEY AND SITE PLAN. Lessee may survey the Premises and all elements of any Wind Energy Improvements at its own expense. Any site and/or construction plan(s) intended to be used by Lessee with respect to the Improvements, Transportation Facilities, or Transmission Facilities, including any plans required to be filed from time to time in connection with permitting each Wind Energy Improvement, shall be subject to the review and consent of Lessor; provided that such review shall be as timely as practical so as to avoid permitting or construction delays, and such consent will be provided so long as such plans maintain a distance between lines of WTGs, such that Lessor may install buildings up to 30 tf. in height above ground between such lines or arrays while conforming to the Minimum Distance. Once accepted by Lessor, Lessee may make immaterial alterations to such plans without prior Lessor consent and shall locate, construct, operate, and replace all Improvements in accordance with such plans. While the wind resource will dictate the location of the WTGs, Lessee shall use commercially reasonable efforts to accommodate requests of Lessor regarding the location of Transportation Facilities, Transmission facilities, and substations. To the best of Lessor’s knowledge and only insofar as such plans have been provided to Lessor by Lessee prior to the execution of this Lease, Lessor has reviewed and approved the site and construction plans intended to be used by Lessee with respect to the Improvements, Transportation Facilities, or Transmission Facilities, including any plans required to be filed from time to time in connection with permitting the Wind Energy Improvement related to the Premises. No review and consent by Lessor shall constitute any warranty of Lessor or create any liability of Lessor. Lessee shall be solely responsible for designing, permitting, financing, constructing, operating, repairing, replacing, and maintaining each Wind Energy Improvement. Lessor is solely responsible for the placement and operation of its facilities on the Premises.

9.                                      TERM

9.1                               This Lease shall be effective as of the Effective Date. The initial term of this Lease shall be until the last day in the December following the fortieth (40th) anniversary of the Commencement Date (“Initial Term”). The Lessee shall have the option to renew this Lease for up to two additional ten (10) year terms. If the Lessee is then in possession of the Premises and if there is not a notice of default from Lessor pending at the time the lease term ends (whether at the end of the Initial Term or the first extension), Lessee will be deemed to have exercised its option to extend the term hereof absent Lessee providing a written notice to Lessor to the effect that the extension will not be undertaken. If a notice of default is pending, the lease term may be extended only upon written consent from Lessor. Any such Lessee notice that it will not extend the lease shall be in writing by certified or registered mail, and made on or before sixty (60) days prior to the end of the Initial Term or any extension of the Initial Term. For the purposes of this Section 9, a notice of default shall be deemed to be pending if notice of default has been given by Lessor as provided in Section 18 and the default specified in the notice has not been corrected.

9.2                               If the Beaver County Lease terminates pursuant to Section 9.2 of the Beaver County Lease, this Lease shall automatically terminate as of the termination of the Beaver County Lease. If Lessor’s right to terminate the Beaver County Lease pursuant to Section 9.2 thereof is extinguished, this Section 9.2 shall have no further effect. At Lessee’s request and expense, Lessor will provide written acknowledgement in recordable form of the occurrence of Commencement Date.

9.3                               When the Lease terminates for any reason, Lessor shall be entitled to file a notice thereof in the office of the recorder of each county in which a portion of the Premises is located.

9.4                               Notwithstanding the foregoing, Lessee shall not be entitled to erect WTGs on the Premises until such time as Lessee has demonstrated to Lessor’s reasonable satisfaction that Lessee is financially capable of performing its obligations under Section 21. Within 15 business days of Lessee’s delivery of evidence of Lessee’s financial capability to perform under Section 21, Lessor shall either deliver written notice to Lessee of its acceptance of such evidence or provide a detailed written explanation of its basis for not accepting such evidence. If Lessor fails to respond in writing with such 15-day period, such failure shall be deemed to waive objection to Lessee’s ability to perform its obligations under Section 21 and Lessee shall be entitled to erect WTGs on the Premises.

9.4.1                     The evidence of Lessee’s financial capability to be provided under this Subsection 9.4 shall include information represented and warranted by Lessee as providing an accurate and complete statement of Lessee’s financial capability as of the date furnished, together with any other additional assurances reasonably necessary to demonstrate Lessee’s capability under Section 21.

10.                               RENT: TAXES AND UTILITIES

10.1                        The rent payable by Lessee to Lessor for use of the Premises shall be determined and paid as set out in this Lease. All rents shall accrue and be deemed fully earned by Lessor on a daily basis.

10.2                        Rent Payment. Payments due Lessor hereunder will be made to Lessor at the address provided for notices under this Lease, or to such other person, firm, or place as Lessor may from time to time designate.

10.3                        Due Dates. All rent payments shall be paid annually, except as otherwise specifically provided herein. Rent shall be computed on a calendar year basis beginning on the Commencement Date and thereafter shall be paid in annual payments. All annual payments due hereunder shall be paid in arrears, and shall be due and payable on or before March 31 of the calendar year following the year in which the rental obligation accrues.

10.4                        Initial Payments. In consideration of Lessor entering into this exclusive wind resources Lease with Lessee, assistance with initial wind assessments, and status as the primary private land owner necessary for the Improvements, Lessee shall pay [language redacted ]. The payment under this section shall be deemed fully earned when paid. Lessee shall be deemed in default under this Lease if such payments are not received by Lessor within sixty (60) days of the due date.

10.5                        Proration of Rent. All annual Base Rent payments shall be prorated from the date rent begins or the date on which an adjustment to rental rates occurs during any partial calendar year during which this Lease is in effect. [language redacted].

10.6                        Base Rent. [language redacted]. Beginning as of the Commencement Date, the Base Rent due hereunder shall be:

10.6.1              [language redacted].

10.6.2              [language redacted].

10.6.3              [language redacted].

10.6.4              [language redacted]..

10.6.5              [language redacted].

10.6.6              [language redacted]

10.6.7              [language redacted].

10.7                        Lessor’s Taxes. [language redacted].

10.8                        Lessee’s Taxes. [language redacted].

10.9                        Utilities. To the extent that Lessee’s use of the Leased Property or operation of any Wind Energy Improvement involves the joint use with Lessor of electricity, gas, telephone services or other utilities, the Parties shall cooperate in good faith to apportion the cost of such utilities. Subject to the specific written consent of Lessor, Lessee may construct, install, maintain and use one or more water wells upon the Leased Property for potable water uses; in such event, Lessor shall retain ownership of all water available from such well(s), but Lessor will allow Lessee to use water from such wells at no cost to Lessee for the limited use of potable water reasonably necessary for Lessee’s personnel and minor cleaning and maintenance. The water rights to be furnished at no cost by Lessor to Lessee shall not exceed 1.0 acre feet per year for all uses under this Lease, except upon the prior written consent of Lessor. Lessor shall have the right, but not the obligation, to conduct all proceedings before the Utah Division of Water Rights and in any judicial review proceedings for all applications pertaining to such water rights. Lessee shall bear the cost of all such proceedings. Lessor shall reasonably cooperate with Lessee to obtain such water rights approvals.

11.                               USE: GOVERNMENTAL APPROVALS. Lessee’s uses of the Leased Property are subject to receipt of all of the certificates, permits, zoning changes or variances, easements, rights of way, and other federal, state or local authorizations and/or approvals (collectively, the “Governmental Approvals”) that may be required by any federal, state or local government, agency or other authority (“Governmental Authorities”) under any applicable federal, state, or local law, rule, regulation, ordinance, statute, order or decree (“Legal Requirements”) as well as satisfactory soil boring tests which will permit the Lessee use of the Leased Property as set forth above. Lessee shall have the right in its sole discretion, to contest by appropriate legal proceedings, brought in the name of Lessee or in the names of both Lessee and Lessor where appropriate or required, the validity or applicability to the Leased Property, Transmission Facilities, Improvements, or Wind Energy Improvements of any Legal Requirement, Taxes or the like, now or hereafter made or issued by any Governmental Authority. Lessor shall cooperate in every reasonable way in such contest, at no material out-of-pocket expense to Lessor. If any of such Governmental Approvals should be finally rejected or denied or any Governmental Approval issued to the Lessee is canceled, expires, lapses or is otherwise withdrawn or terminated, or soil boring tests are found to be unsatisfactory so that the Lessee in its sole discretion will be unable to use the Leased Property for its intended purposes or the Lessee determines that the Leased Property is no longer technically compatible for its intended use, the Lessee shall have the right to terminate this Lease. Notice of the Lessee’s exercise of its right to terminate shall be given to the Lessor in writing by certified mail, return receipt requested, and shall be effective upon the mailing of such notice by the Lessee. Except with respect to any surviving provisions hereof, including provisions with respect to indemnity, taxes, removal of Improvements and any outstanding rent due, this Lease shall become null and void and the Parties shall have no further obligations.

12.                               LESSEE’S REPRESENTATIONS, WARRANTIES AND COVENANTS. Lessee hereby represents, warrants and covenants to Lessor as follows:

12.1                        Lessee’s Authority. Lessee has full power, authority, capacity and legal right to enter into, execute and deliver this Lease. Each person signing this Lease on behalf of Lessee is authorized to do so. This Lease constitutes a valid and binding agreement enforceable against Lessee in accordance with its terms.

12.2                        Legal Status/Approvals. Lessee (a) is duly organized or formed, validly existing and in good standing under the laws of its state of organization or formation; (b) is duly qualified to transact business and is in good standing in the state of Utah; and (c) has full power and authority to lease the Leased Property and carry on its business as now conducted. Lessee has all necessary approvals, governmental and otherwise, to execute and deliver this Lease and the execution and delivery of this Lease by Lessee will not place Lessee in default of any agreements to which Lessee is a party or bound.

12.3                        Liens. Lessee shall keep Lessor’s interest in the Leased Property free and clear of all Liens and mechanics liens and claims of liens for labor and services performed on, and materials, supplies or equipment furnished to, the Leased Property in connection with Lessee’s use of the Leased Property; provided, however, that if (a) such a Lien does arise on Lessor’s interest in the Leased Property, (b) Lessee has a right to contest such Lien and (c) Lessee, within thirty (30) days after it receives notice of the filing of such Lien, either bonds around such Lien or establishes appropriate reserves therefore, or, otherwise, removes such Lien from the Leased Property pursuant to applicable law, then Lessee shall not be deemed to have breached this Section. Lessee shall indemnify and defend Lessor and the Premises against any lien or claim of lien arising in any way from Lessee’s use of the Premises.

12.4                        Hazardous Materials. Lessee shall not violate in any material respect any Legal Requirement relating to the generation, manufacture, production, use, storage, release or threatened release, discharge, disposal, transportation or presence of any substance, material or waste which is now or hereafter classified as hazardous or toxic, or which is regulated under current or future Legal Requirement (collectively, “Hazardous Materials”) on or under the Leased Property. Lessee will at the end of this Lease remove any Hazardous Materials from the Premises deposited there by Lessee, except as specifically approved in writing by Lessor.

12.5                        Estoppel Certificate by Lessee. Lessee shall at any time, and from time to time, within fifteen (15) days after a written request by Lessor, execute and deliver to Lessor a written statement certifying that this Lease is in full force and effect (or modified and stating the modification). Such statement shall also state that, to Lessee’s knowledge, there are no defaults existing at the time of execution of the statement, or (to the extent applicable) if existing, the nature of such defaults.

12.6                        Gates and Fences. Lessee shall have the right to install and maintain gates, cattle guards and other security structures where necessary or useful in connection with Lessee’s use of the Leased Property. The location of all gates and fences remains subject to Lessor review pursuant to Section 8 above.

12.7                        Bio-Security and Animal Welfare. If Lessor installs any animal husbandry facilities on the Premises, Lessee shall cause its personnel entering any such facility or bringing a vehicle within fifty yards of such facility to comply with Lessor’s Bio-Security Management System and Animal Welfare System Requirements, each as currently in effect, or as supplemented or changed from time to time (copies of which shall promptly be provided to Lessee). Lessor shall be entitled to immediately prevent any officers, employees, agents, subcontractors, or others, as well as any equipment, materials, tools, or any other substance or item from entering or approaching any Lessor facility if such entry would breach Lessor’s bio-security or animal welfare protocols.

13.                               LESSOR’S REPRESENTATIONS, WARRANTIES AND COVENANTS. Lessor hereby represents, warrants, and covenants to Lessee as follows:

13.1                        Lessor’s Authority. Lessor has full power, authority, capacity and legal right to enter into, execute and deliver this Lease, and to assign, warrant, set-over, transfer and convey the Leased Property pursuant to the terms of this Lease. Each person signing this Lease on behalf of Lessor is authorized to do so. This Lease constitutes a valid and binding agreement enforceable against Lessor and the Leased Property in accordance with its terms.

13.2                        Legal Status; Approvals. Lessor (a) is duly organized or formed, validly existing and in good standing under the laws of its state of organization or formation; (b) is duly qualified to transact business and is in good standing in the state of Utah; and (c) has full power and authority to own the Leased Property and carry on its business as now conducted and proposed to be conducted. Lessor has all necessary approvals to execute and deliver this Lease and the execution and delivery of this Lease by Lessor will not place Lessor in default of any agreements to which Lessor is a party or bound.

13.3                        Quiet Use. Lessor covenants and agrees that Lessee shall have the quiet use and enjoyment of the Leased Property in accordance with the terms of this Lease without hindrance or interruption from Lessor or any other person or persons, subject to all items of record as of the date hereof or arising from prescriptive or adverse use of the Premises.

13.4                        Liens.

13.4.1              Lessor represents that as of the Effective Date, to Lessor’s knowledge without further inquiry, there are no liens, encumbrances, leases for wind energy or that will interfere with the rights granted to Lessee under this Lease, mortgages, deeds of trust, security interests, licenses, mineral estates, or other exceptions (collectively, “Liens”) encumbering or affecting all or any portion of the Leased Property that could materially and adversely affect Lessee’s use of the Leased Property, except to the extent disclosed in the public record or arising from adverse or prescriptive uses not known to Lessor.

13.4.2              To Lessor’s knowledge, there are no currently existing options, rights of refusal, sales contracts, or other such rights in favor of any third parties relating to the Leased Property or any interest therein that could materially interfere with the development, construction, installation, maintenance, or operation by Lessee of the Improvements or that allow any party other than Lessee to exploit the Wind Rights or that could materially and adversely affect Lessee’s use of the Leased Property, except to the extent disclosed in the public record.

13.4.3              At Lessee’s request, Lessor will use commercially reasonable efforts to remove, or subordinate to Lessee’s reasonable satisfaction, any existing liens or encumbrances that, in the opinion of Lessee, materially interfere with Lessee’s use of the Leased Property.

13.4.4              If, after the date hereof, Lessor creates or allows additional Liens with respect to the Leased Property or any part thereof, Lessor shall, prior to granting such Lien, notify such Lien holder of this Lease, and obtain from such holder a written subordination agreement with Lessee providing that such holder will (i) subordinate such Lien to Lessee’s interest under this Lease, (ii) agree not to disturb Lessee’s possession or rights under this Lease or terminate this Lease, so long as Lessor is not entitled to terminate this Lease under the provisions hereof, (iii) provide notice to Lessee, its Lenders and any Security Assignee under Section 17.2 of defaults under the Lien documents, and (iv) comply with such other requirements as may be reasonably required by Lessee, its Lenders and any Security Assignee under Section 17.2 to protect the interests of Lessee, its Lenders, or any Security Assignee under Section 17.2, all in a form reasonably acceptable to Lessee and in recordable form. Lessee may, at its sole option, cure or correct Lessor’s default and upon doing so, Lessee shall be subrogated to any and all rights, titles, liens and equities of the holders of such mortgage or security interest to the extent of such cure, and the Lessee shall be entitled to deduct and setoff against all rents that may otherwise become due under this Lease the sums paid by Lessee to cure or correct such defaults.

13.5                        Requirements of Governmental Authorities. Lessor shall fully cooperate with Lessee, at no out-of-pocket expense to Lessor, in connection with (i) obtaining and complying with any land use, environmental or other Governmental Approvals required for the financing, construction, installation, relocation, replacement, maintenance, operation or removal of any Wind Energy Improvements, including without limitation execution of applications for such Approvals and (ii) providing affidavits or documents from Lessor customarily required by title companies.

13.6                        Hazardous Materials. Lessor represents that to its knowledge: there are no Hazardous Materials located on the Leased Property in any amount which would require reporting under applicable Legal Requirements; the Leased Property has not been used for the generation, treatment, storage, or disposal of Hazardous Materials; and there are no underground storage tanks located on the Leased Property.

13.7                        No Litigation. Lessor is not a party to any, and to Lessor’s knowledge there are no pending or threatened, legal, administrative, arbitral or other proceedings, claims,

actions or governmental or regulatory investigations of any kind or nature whatsoever against Lessor (a) challenging the validity or propriety of this Lease, the documents executed in connection herewith, and/or transactions contemplated in this Lease and/or such documents or (b) which could reasonably be expected to have a material adverse effect on the ownership, operation or value of the Leased Property or any part thereof or interest therein. Lessor shall promptly (i) inform Lessee of any disagreements, disputes, threatened litigation or pending litigation between any Lessor and any other party that may materially impact Lessee’s use of the Leased Property, (ii) promptly give Lessee copies of any notices, correspondence or other written or digital communication received by Lessor in connection with any such disagreement, dispute, threatened litigation or pending litigation.

13.8                        Estoppel Certificates from Lessor. Lessor shall at any time and from time to time, within fifteen (15) days after a written request by Lessee, execute and deliver to Lessee a written statement certifying that this Lease is in full force and effect (or modified and stating the modification). Such statement shall also state that, to Lessor’s knowledge, there are no defaults existing at the time of execution of the statement, or (to the extent applicable) if existing, the nature of such defaults, and (b) attest to such other factual matters relating to this Lease as Lessee shall reasonably request.

13.9                        Noise/Interference. Lessor acknowledges and agrees that incident to the uses permitted by the Lease shall be the continuous creation of audible and electromagnetic noise and interference, radio frequency interference or cell tower interference related to the maintenance, operation and use of the Wind Energy Improvements, including WTGs, Transmission Facilities and other Improvements, and as further set forth in Section 16.2, Lessor waives, on behalf of Lessor and its officers, employees, permittees, invitees and agents (the “Lessor Parties”), the right to make any claims for Losses as a result thereof.

13.10                 No Liability for Failure to Develop or Operate. Lessor acknowledges and agrees that Lessee may or may not elect to construct, install or develop WTGs, Wind Energy Improvements, Transmission Facilities and/or Improvements on the Leased Property in its sole discretion, and Lessee shall have no responsibility or liability to Lessor or any other party in the event Lessee does not construct, install or develop WTGs, Wind Energy Improvements, Transmission Facilities and/or Improvements on the Leased Property. Furthermore, nothing in this Lease may be interpreted as imposing on Lessee, or any other party, any obligation to continuously operate any Wind Energy Improvements constructed, developed or installed on the Leased Property, subject to the provisions of 10.6.

13.11                 Confidentiality. Lessor shall maintain in confidence, except to the extent required by law, for the sole benefit of Lessee, all information pertaining to the financial terms of or payments under this Lease, Lessee’s site or product design, methods of operation, methods of construction, power production or availability of the Wind Energy Improvements whether disclosed by Lessee or discovered by Lessor, unless such information either (a) is in the public domain by reason of prior publication through no act or omission of Lessor or the other Lessor Parties, or (b) was already known to Lessor at the time of disclosure and which Lessor is free to use or disclose without breach of any obligation to any person or entity. Lessor shall not publish or otherwise disclose such information to others, except as necessary to financial advisors, consultants, retained experts, constituent entities of any Lessor, and lawyers or other professionals, who receive such information under an obligation of confidentiality.

13.12                 Surface Waivers. At its discretion, Lessee may seek executed waivers from each party owning or leasing a mineral interest underlying any portion of the Premises the development of which might interfere with Lessee’s rights under this Lease by each such mineral owner or lessee, on terms reasonably satisfactory to Lessee. Lessor will use reasonable efforts to cooperate with Lessee in such efforts. With respect to any and all existing mineral and geothermal interests: (a) Lessor is not and has not received any lease, rent or royalty payment arising out of any mineral and/or geothermal production related to the Premises; (b) Lessor is not aware of any mining and/or geothermal development or production activity on or related to the Premises; and (c) Lessor hereby confirms to its actual knowledge without duty of inquiry that there are no unexpired mineral leases or geothermal leases on or related to the Premises.

14.                               LESSEE INSURANCE. Prior to commencing any activities at the Premises Lessee at its own cost and expense will obtain and maintain and comply with the following insurance requirements throughout the Initial Term and any extensions thereof:

14.1                        General Liability. Lessee shall obtain and maintain, from an insurance company or companies and in a form acceptable to Lessor, a policy or policies of commercial general liability insurance, or its equivalent, covering all of Lessee’s activities and operations on the Premises or that in any way may be the source of any liability claim against Lessor. Such policy or policies shall provide protection against liability for bodily injury and death and for damage to property. Liability coverage shall provide at least [language redacted] in any one occurrence, with an annual aggregate limit of at least [language redacted]. Lessee shall have Lessor named as an additional insured on each such policy, or as an insured indemnitee, or provide contractual liability endorsement in favor of and satisfactory to Lessor.

14.2                        Property Coverage for Lessee’s Improvements. Lessee shall maintain commercially adequate property insurance for damage or destruction to its Improvements situated on the Premises.

14.3                        Worker’s Compensation. Lessee shall maintain any required workers’ compensation insurance protecting against liability to each of its employees regarding activities and operations related to the transportation and delivery services required by this Lease. Employer liability coverage under workers’ compensation shall be at least [language redacted] in all areas in which workers’ compensation insurance provides coverage.

14.4                        Auto and Truck Insurance. Lessee shall obtain vehicle insurance on all vehicles used on the Premises. This insurance coverage shall include liability coverage of at least [language redacted].

14.5                        Evidence of Insurance. Lessee shall provide to Lessor, upon request, evidence of all insurance policies (or self-insurance plans) required under this Lease. Such insurance policies shall provide for thirty (30) days written notice to Lessor prior to cancellation of any coverage required herein, unless a shorter notice period is approved in writing by Lessor. Lessor will consider in good faith, and will not unreasonably withhold its consent to, any request by Lessee to self-insure any of the required coverages upon a showing by Lessee of the legality of self-insurance and sufficient financial resources to support a self-insurance program.

14.6                        Failure to Obtain Required Insurance. Failure to obtain satisfactory insurance and proof of insurance, or to provide self-insurance and evidence thereof, shall constitute a default under this Lease. If Lessee fails to obtain any types or amounts of insurance required under this Lease, Lessor shall have the right, but shall not be obligated, to immediately obtain such insurance and keep the same in effect. In such an event, Lessee shall pay Lessor the premium costs of such insurance and any other actual costs incurred by Lessor in obtaining such insurance within ten (10) days after demand.

14.7                        Increase in Insurance Limits. Lessor may require by written notice an increase in the insurance limits specified in this Section 14 based on inflation or commercial adequacy. The inflation adjustment shall be made by one of the following methods:

14.7.1              The coverage limits for each policy of insurance required shall be increased on each five-year anniversary of the Effective Date using the Inflation Index, with 2007 as the base year, or another index approved in writing by Lessor, for each year that the Inflation Index is greater than the base year. The limits required by this paragraph shall not exceed commercially reasonable limits.

14.7.2              Notwithstanding the provision for inflation adjustment, if the policy limits established by such adjustment do not comply with applicable law or are substantially less than prevailing commercial practices for the activities conducted by Lessee, then upon request from Lessor to Lessee, Lessee shall revise its policies to provide commercially reasonable coverage limits.

15.                               LESSOR INSURANCE. If Lessor commences new and material commercial activities on the Premises, then at the request of Lessee, Lessor shall procure and maintain during the Initial Term and any extension thereof, at its sole cost and expense, a policy or policies of insurance in amounts not less than a combined single limit of [language redacted] per occurrence and [language redacted] in the aggregate, insuring against any and all liability to the extent obtainable for injury or death of a person or persons or damage to property occasioned by or arising out of or in connection with Lessor’s occupation and material use of the Leased Property.  Lessee shall be named as an additional insured on such policy or policies. Lessor shall provide copies of certificates evidencing such coverage from time to time upon Lessee’s request. The limits of any insurance coverage required under this Section 15 shall be subject to adjustment as required under Subsection 14.7.

16.                               INDEMNITY AND RELEASE

16.1                        Indemnity. To the fullest extent permitted by law, each Party (an “Indemnifying Party”) shall indemnify, defend and hold harmless the other Party and its consultants, owners, agents, employees, and any company of which such Party is a subsidiary or any company owned by an entity of which such Party is a subsidiary (the “Indemnified Parties”) from and against claims, damages, losses and expenses, including, but not limited to attorneys fees (collectively, “Losses”), arising out of or resulting from (a) the Indemnifying Party’s activities or operations (i) on the Premises or (ii) which may create any liability claim against the Indemnified Parties, including, without limitation, in the case of Lessee, liens for material or labor furnished to the Premises at the instance of Lessee, except to the extent that such Losses are caused by one or more Indemnified Parties, or (b) inaccuracies in or breaches of the Indemnifying Party’s representations, warranties, covenants or agreements contained herein.  Should either Party suffer a Loss because of an act or omission of the other Party, the other Party’s employees or agents, or another for whose acts the other Party is legally liable, claim shall be made in writing to the other Party within a reasonable time after such Loss occurred. Any obligation of indemnity hereunder will be limited to claims in excess of $10,000. This duty to indemnify the Indemnified Parties shall extend beyond termination of the Lease provided for in this Lease and shall continue for so long as the Indemnified Parties can be held liable for any claim or injury arising from any activities of Lessee, whether such activity occurs on the Premises or elsewhere.

16.2        Release by Lessor. LESSOR, ON ITS OWN BEHALF AND ON BEHALF OF EACH INDEMNIFIED PARTY, HEREBY IRREVOCABLY RELEASES AND DISCHARGES EACH LESSEE INDEMNIFIED PARTY FROM ANY LOSSES ATTRIBUTABLE TO (i) INTERFERENCE WITH WIND ON ANY PROPERTY OWNED IN WHOLE OR IN PART BY LESSOR THAT IS ADJACENT TO THE LEASED PROPERTY, OR (ii) AUDIBLE NOISE, ANY EFFECT OF ELECTROMAGNETIC FIELDS OR BACKGROUND STRAY VOLTAGE ON PERSONS OR LIVESTOCK ELECTROMAGNETIC NOISE OR INTERFERENCE, RADIO FREQUENCY INTERFERENCE OR CELL TOWER INTERFERENCE. IN EACH CASE TO THE EXTENT CAUSED BY ANY OF THE IMPROVEMENTS.

17.                               ASSIGNMENT AND SUBDIVISION

17.1                        Assignment by the Parties. This Lease and the rights of any Party to this Lease and the Leased Property, Wind Energy Improvements, Transmission Facilities and Improvements may be assigned, encumbered, or mortgaged, in whole or in part, (and may be sublet by Lessee) without the prior written consent of the non-assigning Party, but no such assignment, encumbrance, mortgage, deed of trust, or sublease shall operate to enlarge the obligations or diminish the rights of the non-assigning Party hereto, nor relieve the assigning Party of its indemnification obligations hereunder (except as expressly provided below, with respect to the release of the assigning Party). Notwithstanding the foregoing, no assignment, encumbrance, mortgage, or sublease of this Lease or the rights of any Party hereunder or to the Leased Property, Wind Energy Improvements, Transmission Facilities or Improvements, however accomplished, shall be binding on the non-assigning Party until after the non-assigning Party has been furnished with written notice thereof and an executed original counterpart of the instrument establishing such persons’ rights under this Lease and/or to the Leased Property, Wind Energy Improvements, Transmission Facilities and Improvements. Except as otherwise provided herein, in the event of an assignment or sublease of this Lease by any Party hereto that is not for collateral or other security purposes, such Party shall be relieved of all obligations under this Lease as to the interest so assigned to the extent that such obligations relate to periods of time following such assignment and are assumed by the party to whom assigned, and liability for obligations relating to the interest so assigned and assumed and relating to the periods of time from and after such assignment shall rest exclusively upon such assignee; provided, that no such assignment shall release the assigning Party from its removal obligations under Section 21 hereof absent a demonstration to Lessor’s reasonable satisfaction that the assignee is financially capable of assuming such obligations. Without limiting the generality of the foregoing, any such assignment shall not relieve the assigning Party from any obligation that arose or accrued prior to such assignment.

17.2                        Security Assignment by Lessee; Cure Rights of Security Assignee.

17.2.1              In connection with Lessee’s financing of the Project, Lessee and every successor and assign of Lessee may, without Lessor’s prior written consent, mortgage, collaterally assign, or otherwise encumber and grant security interests in all or any part of Lessee’s rights or interests in this Lease, or any part or parts thereof, or any of the Wind Energy Improvements, Improvements or Transmission Facilities, under one or more leasehold mortgage(s), or deed(s) of trust, and may assign this Lease, or any part or parts thereof, and any subleases as collateral security for such leasehold mortgage(s), upon the condition that all rights acquired under such leasehold mortgage(s) or trustee(s) shall be subject to each and all of the covenants, conditions, and restrictions set forth in this Lease, and to all rights and interests of Lessor herein, none of which covenants, conditions, or restrictions is or shall be waived by Lessor by reason of the right given to so grant leasehold mortgages or deed(s) of trust with respect to such interest in this Lease.

17.2.2              If Lessee grants to any party (a “Security Assignee”) a Lien on or security interest in all or any part of or any interest in its rights hereunder, Wind Energy Improvements, Transmission Facilities, or Improvements for security purposes, the Security Assignee shall have no obligation or liability under this Lease prior to the time, if ever, that that such Security Assignee succeeds to the rights of the Lessee under the Lease, or to the Wind Energy Improvements, Transmission Facilities or Improvements by foreclosure or conveyance in lieu of foreclosure.

17.2.3              A Security Assignee shall have the right, but not the obligation, at any time prior to the termination or exercise of any other remedy, to pay any or all amounts due from Lessee hereunder and to do any other act or thing required of Lessee as necessary to cure any Lessee default and to prevent the termination of the Lease or the exercise of any other remedy. Security Assignee shall be entitled to a minimum of thirty (30) days to cure a monetary default if Lessee fails to cure within Lessee’s cure period, and sixty (60) days to cure a non-monetary default, if Lessee fails to cure within Lessee’s cure period; provided, further, that such period shall be extended for non-monetary defaults as reasonably necessary to effect a cure if and to the extent the same is not susceptible of cure within such sixty (60) day period but Security Assignee commences such cure within such period (or as soon as Security Assignee obtains possession of the Leased Property) and diligently prosecutes the same to completion. In furtherance of the foregoing, as a precondition to exercising any rights or remedies as a result of any alleged default by Lessee, Lessor shall give written notice of the alleged default to each Security Assignee of which Lessor has received notice concurrently with delivery of such notice to Lessee, specifying in detail the alleged default and not less than thirty (30) days prior written notice of the date Lessor (subject to the notice provision set forth in Section 18.2) will commence the exercise of termination or any other remedy under this Lease. Upon any payment or cure by Security Assignee provided for in this Section 17.2.3, Security Assignee shall be subrogated to the rights of the Lessor in respect of the defaulted payment and interest payable thereon and shall be entitled to receive such defaulted payment and interest as shall be provided in the agreement or other instrument granting the Security Assignee a Lien or security interest in all or any part of or interest in this Lease, the Leased Property, the Wind Energy Improvement, Transmission Facilities or Improvements or as shall be provided in any other agreement between the Lessee and the Security Assignee, and Lessor shall not be entitled to terminate this Lease and any notice of termination or breach previously given shall be void.

17.2.4              There shall be no voluntary cancellation, surrender or amendment to this Lease by joint action of Lessor and Lessee without the prior written consent of the Secured Assignee.

17.2.5              Lessor shall execute any instruments that a Secured Party may reasonably request with respect to acknowledging (i) the right of Lessee or its assignee or sublessee to erect or install the Improvements, and that same shall not be deemed to be nor become part of the Premises, (ii) the right of the Secured Party to maintain a lien or security interest in the Improvements superior to any claim or interest of Lessor, and (iii) the right to remove any or all Improvements in the event of default in the instrument creating the lien or security interest, subject to the terms hereof regarding remediation of the Premises.

17.3                        New Lease. If this Lease is rejected by a trustee or debtor-in-possession in any bankruptcy or insolvency preceding except in the case where Lessee shall elect to retain its rights under the Lease pursuant to Section 365(h) of the U.S. Bankruptcy Code or other similar applicable law, or the Lease is terminated by operation of law or as a result of any default, and within one hundred twenty (120) days after such rejection or termination a Security Assignee shall have arranged to the reasonable satisfaction of Lessor for the payment of all fees or other charges due and payable by Lessee as of the date of such rejection or termination, then Lessor shall execute and deliver to Security Assignee or its designee a new lease to the Leased Property which (a) shall be for a term equal to the remainder of the term of the Lease before giving effect to such rejection or termination, (b) shall contain the same covenants, agreements, terms, provisions and limitations as this Lease (except for any requirements that have been fulfilled by Lessee prior to rejection or termination of the Lease), (c) shall include that portion of the Lease, Leased Property, Wind Energy Improvements or Improvements in which Security Assignee had a security interest on the date of rejection or termination, (d) shall enjoy the same priority as this Lease over any Lien or other interest created by Lessor, (e) may be made subject to the same security interest held by Security Assignee prior to any such rejection by a trustee or debtor-in possession in any bankruptcy or insolvency proceeding; and, until such time as such new lease is executed and delivered, the Security Assignee may enter, use and enjoy the Leased Property and conduct operations thereon as if this Lease were still in effect.

17.4                        Third Party Beneficiary. For purposes of enforcing it rights and remedies and the obligations of the Lessor and the Lessee under this Lease, Security Assignee shall be an express third party beneficiary thereof and may enforce such rights and remedies and such obligations of the Lessor and Lessee.

17.5                        Subdivision/Separation. In order to satisfy the financing and transactional requirements of the separate Lenders and power purchasers of each Wind Energy Improvement, the Lessee may, upon prior written notice to Lessor and subject to applicable law, (i) subdivide the leasehold estate and all rights and obligations of Lessee granted hereby into separate leasehold estates (the “Subdivided Leaseholds”), referencing specific portions of the Premises to be included in each Subdivided Leasehold; and (ii) assign each Subdivided Leasehold to a single purpose limited liability company or legal entity that will own the Wind Energy Improvement located within the Subdivided Leasehold. In lieu of such subdivisions, at the request of Lessee, Lessor and Lessee will (i) amend this Lease to remove portions of the Leased Property other than that required for the initial Wind Energy Improvement; and (ii) cause Lessor and any designee of Lessee to execute one or more separate leases with respect to such removed portions of the Leased Property, each in form and substance materially identical to this Lease (with such changes as shall be necessary to reflect such removal). In order to comply with the separate financial and security requirements of separate Wind Energy Improvements, the segregated leasehold estates will not be subject to cross defaults with each other, allowing each lessee and its Security Assignees to enjoy quiet title to their respective leasehold rights and interests regardless of any default of another lessee.

18.                               DEFAULT AND TERMINATION

18.1                        Lessee’s Right to Terminate. In addition to its other termination rights herein, Lessee shall have the right to terminate the Lease as to all or any part of the Leased Property at any time, effective upon thirty (30) days’ written notice to Lessor from Lessee.

18.2                        Lessor’s Right to Terminate. Subject to Section 17.2.3, Lessor shall have the right to terminate the Lease if (a) a material default in the performance of Lessee’s obligations under this Lease shall have occurred and remains uncured, (b) Lessor notifies Lessee and Security Assignee in writing of the default, which notice sets forth in reasonable detail the facts pertaining to the default, and (c)(i) if the default is a failure to pay undisputed charges or sums due and payable, then if the default, shall not have been remedied within sixty (60) days after Lessee and Security Assignee receive notice thereof, or (ii) if the default is other than a payment default described in clause (c)(i), then if the default shall not have been remedied within one hundred twenty (120) days after Lessee and Security Assignee receive notice thereof, or if the default will take longer than one hundred twenty (120) days for Lessee to remedy, Lessee is not working diligently to remedy such default.

18.3                        Effect of Termination. Upon termination of the Lease, whether as to the entire Leased Property or a portion thereof, Lessee shall, upon written request by Lessor, prepare and place of record in the county or counties in which the Leased Property is located, a release of all of Lessee’s right, title and interest in and to the Leased Property, or to that part thereof as to which the Lease has been terminated. Subject to Section 21, following termination of the Lease as to all or any part of the Leased Property, Lessee shall peaceably and quietly leave, surrender and return the Leased Property (or applicable portion thereof) to Lessor. All further rights and obligations of Lessor and Lessee under this Lease will cease and terminate as of the date of any termination with respect or in regard to the Leased Property, or to that part as to which the Lease has been terminated; except for the provisions of Section 21 and those obligations that expressly survive the termination of this Lease.

18.4                        Remedies. If either Lessor or Lessee breaches this Lease, the non-breaching Party shall have all rights and remedies available to such non-breaching Party at law and in equity. In consideration of the investment being made by Lessee in reliance on the provisions herein, including Sections 3 and 4 hereto regarding coordination of Lessor and Lessee activities on the Premises, Lessee shall have the special remedy of specific enforcement with respect to Lessor breaches of this Lease that adversely affect the operation of any Wind Energy Improvement. In order to protect its investment in future agricultural installations, Lessor shall have the special remedy of specific performance with respect to the bio-security provisions set forth in Section 12.7.

18.5                        Safety Risks/Emergency. Notwithstanding any other term hereof, each Party may undertake such actions as may be reasonable under the circumstances to avoid imminent death, injury or damage to the persons or property of themselves or others, without incurring liability hereunder or to avoid violation of any federal, state, or local government, agency, or other authority under any applicable federal, state, or local law, rule, regulation, ordinance, statute, order, or decree. Lessor may undertake any action it deems necessary under the circumstances to cure a breach by Lessee of Lessor’s Bio-Security Management System or Animal Welfare System requirements, and Lessee shall reimburse Lessor the reasonable cost of any such cure.

19.                               CONDEMNATION.

19.1                        Complete Taking. If during the Initial Term or any extension thereof there shall be taken for any public or quasi-public use under any statute or by right of eminent domain or by private purchase in lieu thereof, the entire Leased Property or any substantial portion of the Leased Property which is sufficient to render the remaining portion thereof unsuitable, in the sole judgment of Lessee, for restoration for continued use by Lessee for the purposes of this Lease, Lessee shall have the right to terminate this Lease as of the date of such taking. Such termination shall be without prejudice to the rights of either Lessor or Lessee to recover compensation from the condemning authority for any Loss caused by such condemnation.

19.2                        Partial Taking. If during the Term there shall be taken for any public or quasi-public use under any statute or by right of eminent domain or by private purchase in lieu thereof, a portion of the Leased Property which is not sufficient to require termination of this Lease as provided in Section 19.1 above, then this Lease shall continue in full effect as to the untaken portion notwithstanding such taking, and the rent payable hereunder shall be equitably adjusted based on the circumstances. In the event of any lesser taking as described in this Section 19.2, Lessee shall be entitled to the portion of the net award for such taking (whether paid by way of damages, rent or otherwise) allocable to the Improvements placed on the Leased Property by Lessee, or to the relocation of the same.

19.3                        Apportionment, Distribution of Award. On any taking, all sums awarded shall be apportioned between the Parties in proportion to their respective: (i) costs of relocating or removing property; (ii) anticipated lost revenues or profits; (iii) other remaining values of their respective interests.

20.          RIGHTS UPON SALE. If Lessor desires during the Initial Term or any extension thereof to sell, transfer or otherwise dispose (a “Sale”) of all or any portion of its interest in the Leased Property to a third party (“Purchaser”), Lessor shall (a) obtain from the Purchaser a bona fide written offer to acquire such interest, stating the terms and conditions upon which the Sale is to be made and the consideration offered therefore, and (b) give written notification to Lessee of its intention to so sell or otherwise dispose of its interest in the Leased Property, which notification shall be accompanied by a copy of Purchaser’s offer. Lessee shall have the option to purchase all but not less than all of the interest in the Leased Property offered by Lessor upon the same terms and conditions as offered by the Purchaser, which option may be exercised by giving written notification to Lessor within twenty (20) days after notice of Lessor’s intent to sell or otherwise dispose of the interest in the Leased Property. If Lessee fails to timely exercise its purchase option, Lessor shall be entitled to consummate the Sale to the Purchaser upon terms and conditions that are materially no less favorable than are set forth in Purchaser’s offer, with such Purchaser taking subject to this Lease. If Lessee timely elects to exercise its purchase option, it shall designate the time, date, and place of closing, provided that the date of closing shall be within sixty (60) days of the date of Lessee’s exercise of its purchase option.

21.          REMOVAL UPON TERMINATION. Upon termination of the Lease, Lessee shall, within ninety (90) days, remove its building(s), equipment, cables, fixtures, and all personal property and otherwise restore the Premises, reasonable wear and tear and casualty excepted, it being understood that WTG foundations shall be removed to at least five feet (5’) below grade and covered with topsoil, and at the request of Lessor, any access roads and crane pads will be contoured to match the surrounding terrain and seeded. Lessor agrees and acknowledges that all of the Improvements, equipment, fixtures and personal property of Lessee shall remain the property of Lessee, and Lessee shall have the right to remove the same, whether or not said items are considered fixtures and attachments to real property under applicable law. If such time for removal causes Lessee to remain on the Premises after the 90th day following termination of this Lease, Lessee shall pay Base Rent at the then existing monthly rate until such time as the removal of the building(s), equipment, cables, fixtures and all personal property are completed. Lessee shall be responsible to remove any hazardous materials or environmental contamination from the Premises that it caused to be located thereon.

22.          MISCELLANEOUS

22.1        Force Majeure. If performance of this Lease or of any obligation hereunder (other than an obligation to pay any amounts described in Section 10) is prevented or substantially restricted or interfered with by reason of an event of Force Majeure (defined below), the affected Party shall be excused from such performance to the extent of and for the duration of such prevention, restriction, or interference. The affected Party shall promptly notify the other Party in writing of the event of Force Majeure and shall use its reasonable efforts to avoid or remove such causes of nonperformance, and shall continue performance hereunder whenever such causes are removed. The term “Force Majeure” means causes beyond the reasonable control of and without the fault or negligence of the Party claiming Force Majeure, including, but not limited to, acts of God, labor unrest (including, but not limited to, slowdowns, picketing, boycotts or strikes), floods, earthquakes, storms, fires, lightning, explosions, power failures or power surges, vandalism, theft, terrorism, the unauthorized cutting of power, transmission or other lines, wires or cables to a Wind Energy Improvement, epidemics, wars, revolutions, riots, civil disturbances, sabotage, changes in law or applicable regulations subsequent to the date hereof and actions or inactions by any federal, state or local legislative, executive, administrative judicial agency or body which in any of the foregoing cases, by exercise of due foresight such Party could not reasonably have expected to avoid, and which, by the exercise of due diligence, it is unable to overcome.

22.2        Exclusion of Warranties. Lessor and Lessee specifically acknowledge that Lessee is responsible to evaluate the condition and suitability of the Leased Property for use by Lessee for the purposes set out in this Lease. LESSOR EXPRESSLY EXCLUDES ANY WARRANTY THAT THE PREMISES OR ANY IMPROVEMENTS OR EQUIPMENT LOCATED ON THE PREMISES ARE SUITABLE OR FIT FOR LESSEE’S USE FOR THE PURPOSES INTENDED BY LESSEE OR FOR ANY PURPOSE.

22.3        Further Assurances. Each Party shall, whenever reasonably requested by the other, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, all conveyances, assignments and all other instruments and documents as may be reasonably necessary in order to complete the transactions herein provided and to carry out the terms and provisions of this Lease.

22.4        Severability. If, at any time, any provision of this Lease is or becomes illegal, invalid, or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity, or enforceability of the remaining provisions hereof nor shall the legality, validity, or enforceability of such provision under the law of any other jurisdiction in any way be affected or impaired thereby and the Parties shall promptly negotiate to restore this Lease as near as possible to its original intent and economic effect.

22.5        Tax Credits. Lessee and Lessor acknowledge and agree that as between Lessee and Lessor, Lessee is, to the extent allowed by law, to have the benefit of all federal, state, and local tax credits and other benefits associated with the generation of electricity from a “clean” or renewable power source. Except as provided above, if under applicable law the holder of a leasehold interest becomes ineligible for any tax credit, benefit, or incentive for alternative energy expenditure established by any local, state, or federal government, then, at Lessee’s option, Lessor and Lessee, to the extent practicable, shall amend this Lease or replace it with a different instrument, so as to convert Lessee’s interest in the Leased Property to a substantially equivalent interest that makes Lessee eligible for such tax credit, benefit, or incentive; provided, however, that any such change shall not materially reduce Lessor’s rights or benefits hereunder.

22.6        No Partnership. Nothing contained in this Lease shall be construed to create a partnership or joint venture between the Parties or their successors in interest and Lessor shall not have any ownership in the Wind Energy Improvements or any rights to the electricity generated thereby except and to the extent set forth in a written agreement by and between Lessor and Lessee.

22.7        Construction. The Parties acknowledge that their attorneys have reviewed and revised this Lease and that any rule of construction to the effect that any ambiguities are to be resolved against the drafting Party shall not be employed in the interpretation of this Lease or any amendments or exhibits hereto. Each Party was represented by legal counsel in the negotiations of this Lease.

22.8        Counterparts. This Lease may be executed by facsimile [provided that a duplicate copy with an original signature is transmitted to the other Party within the following ten (10) days] and in multiple counterparts, no one of which need be executed by all Parties hereto, each of which shall constitute an original. Counterparts thus executed shall together constitute one and the same instrument.

22.9        Integration. This Lease contains all agreements, promises and understandings between the Lessor and the Lessee and that no verbal or oral agreements, promises or understandings shall be binding upon either the Lessor or the Lessee in any dispute, controversy or proceeding at law, and any addition, variation or modification to this Lease shall be void and ineffective unless made in writing and signed by the Parties. This Lease supersedes in all respects that certain Option Agreement between the Parties hereto, dated October 8, 2003, as subsequently amended on April 15, 2005 and April 1, 2006, and such Option Agreement is of no further effect.

22.10      Governing Law. This Lease and the performance thereof shall be governed, interpreted, construed and regulated in accordance with the laws of the State of Utah.

22.11      Notices. All notices hereunder must be in writing and shall be deemed validly given if sent by certified mail, return receipt requested, or by commercial courier, provided the courier’s regular business is delivery service and provided further that it guarantees delivery to the addressee by the end of the next business day following the courier’s receipt from the sender, addressed as follows (or any other address that the Party to be notified may have designated to the sender by like notice):

To the Lessor:	Circle Four LLC
ATTN: Jim Webb
Circle Four Farms
PO Box 100
Milford, UT 84751-0100

With a copy (which shall not constitute notice) to:	Waddingham & Associates, PC
Attorney at Law
362 West Main
Delta, UT 84625

To the Lessor:	Milford Wind Corridor Phase II, LLC
c/o First Wind Energy, LLC
85 Wells Avenue, Suite 305
Newton, MA 02459

With Copy to:	First Wind Energy, LLC
85 Wells Avenue, Suite 305
Newton, MA 02459

Notice shall be effective upon mailing or delivering the same to a commercial courier, as permitted above.

22.12      Successors. This Lease shall extend to and bind the heirs, personal representatives, successors, trustees, and assigns of the Parties hereto.

22.13      Recording. Concurrent with the execution of this Lease, the Parties shall each execute and acknowledge an amended and restated memorandum to replace and supersede the Original Memorandum and either Party may thereafter record such amended and restated memorandum in the Official Records of the Millard County Recorder and the Beaver County Recorder. The date set forth in any such amended and restated memorandum is for recording purposes only and bears no reference to commencement of either term or rent payments.

22.14      Casualty. In the event of damage by fire or other casualty whatsoever to the Leased Property that cannot reasonably be expected to be repaired within forty-five (45) days following same or, if the Premises is damaged by fire or other casualty whatsoever so that such damage may reasonably be expected to disrupt the Lessee’s operations at the Premises for more than forty-five (45) days, or if any event makes it impossible for the Lessee to effectively and practicably operate Lessee’s business at a reasonable profit as determined by Lessee, then the Lessee may at any time following such fire or other casualty or event, terminate this Lease upon sixty (60) days written notice to the Lessor. Any such notice of termination shall cause this Lease to expire with the same force and effect as though the date set forth in such notice were the date originally set as the expiration date of this Lease, and the Parties shall make an appropriate adjustment, as of such termination date, with respect to payments due to the other under this Lease.

22.15      Submission of Lease. The submission of this Lease for examination does not constitute an offer to lease the Premises, and this Lease becomes effective only upon the full execution of this Lease by the Parties.

22.16      Authority to Execute Agreement. Each of the Parties hereto warrants to the other that the person or persons executing this Lease on behalf of such Party has the full right, power and authority to enter into and execute this Lease on such Party’s behalf and that no consent from any other person or entity is necessary as a condition precedent to the legal effect of this Lease.

22.17      Applicable Legal Requirements. The Lessee shall use the Leased Property as may be required or as permitted by applicable Legal Requirements. The Lessee agrees to keep the Leased Property in material conformance with all applicable Legal Requirements and agrees to reasonably cooperate with the Lessor regarding any compliance required by the Lessor in respect to its use of the Premises.

22.18      Arbitration.

22.18.1          Any claim shall, at the request of either Party, be referred to a senior representative of each of the Parties for resolution on an informal basis as promptly as practicable. If the senior representatives are unable to resolve the dispute within thirty (30) calendar days of such referral or such other period as the Parties may mutually agree, the Parties may submit the matter to binding arbitration in accordance with this Section 22.18.

22.18.2          Any controversy arising out of or relating to this Lease, including but not limited to the interpretation of the Lease, may be subject to arbitration upon the mutual agreement of the Parties. Should the Parties elect to proceed with arbitration, an award shall be final and judgment may be entered on the award. All Parties to this Lease are bound, each to the other, by this arbitration clause, provided that each such Party has signed this Lease or has signed another agreement or document that incorporates this Lease by reference, or signs any other agreement to be bound by this arbitration clause.

22.18.3          The Parties hereto agree to be bound by the Utah Uniform Arbitration Act, Utah Code Ann. §§ 78-31a-101, et seq., or any subsequent recodification or enactment of a replacement to these provisions. The arbitrators shall apply Utah law in evaluating the evidence presented.

22.18.4          Arbitration shall be in accordance with the Commercial Arbitration Rules of the American Arbitration Association in effect at the time arbitration is initiated. The scope of the arbitration shall be determined by the arbitrator or arbitrators depending upon the size of the claim and the controlling Commercial Arbitration Rules. The arbitration hearings shall be held at the Offices of the American Arbitration Association located in Salt Lake City, Utah. Should any Party refuse or neglect to appear or participate in the arbitration proceedings after due notice, the arbitrator or arbitrators are empowered to decide the controversy in accordance with whatever evidence is presented ex parte. Each side shall bear its own costs and attorney fees incurred for the time, expense, and trouble of the arbitration. The costs and fees associated with pursuing the arbitration with the American Arbitration Association shall be borne equally by all the Parties.

22.18.5          This Section 22.18 shall survive the termination or expiration of this lease.

22.18.6          Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction.

22.19      Captions. The captions contained in this Lease are inserted for convenience only and are not intended to be part of this Lease. They shall not affect or be utilized in the construction or interpretation of this Lease.

22.20      Publicity. Neither Party shall use the name, trademark, logo, or other identifying information of the other Party or its affiliates in any publicity display or advertising without the other Party’s prior written approval.

22.21      Survival. Any provision of this Lease that expressly or by implication comes into or remains in force following the termination of this Lease shall survive the termination or expiration of this Lease for the period set forth in such provision, or if no period is set forth in such provision, for the period that is coextensive with the applicable statute of limitations. The provisions of the Lease relating to indemnification from one Party to the other

Party for events prior to such termination shall survive any termination or expiration of this Lease. Additionally, any provisions of this Lease which require performance subsequent to the termination or expiration of this Lease shall also survive such termination or expiration.

22.22      Attorneys Fees. Each Party shall bear its own attorney’s fees and costs incurred in connection with any claim, controversy or dispute arising under or in connection with this Lease.

[THIS SPACE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Parties hereto have set their hands and affixed their respective seals to this Amended and Restated Land Lease Agreement the day and year set forth below to be effective as of the Effective Date.

WITNESS	LESSOR:

CIRCLE FOUR LLC

By:
Name:
Title:
	Date:	April , 2009

WITNESS	LESSEE:

MILFORD WIND CORRIDOR PHASE II, LLC

By:
Name:
Title:
	Date:	April , 2009

Acknowledgement of Lessor

STATE OF		)
:ss
COUNTY OF		)

The Foregoing instrument was acknowledged before me this                day of April, 2009, by                                                                 , as                                                                      of Circle Four LLC, a Delaware limited liability company.

NOTARY PUBLIC
Residing at:

My Commission Expires:

Acknowledgement of Lessee

STATE OF		)
:ss
COUNTY OF		)

The Foregoing instrument was acknowledged before me this                day of April, 2009, by                                                                 , as                                                                          of Milford Wind Corridor Phase II, LLC, a Delaware limited liability company.

NOTARY PUBLIC
Residing at:

My Commission Expires:

WITNESS	LESSOR:

CIRCLE FOUR LLC

By:
Name:
Title:
	Date:	April , 2009

WITNESS	LESSEE:

MILFORD WIND CORRIDOR PHASE II, LLC

By:
Name:
Title:
	Date:	April , 2009

STATE OF		)
:ss
COUNTY OF		)

The Foregoing instrument was acknowledged before me this                day of April, 2009, 2007, by                                                       , as                                                                    of Circle Four LLC, a Delaware limited liability company.

NOTARY PUBLIC
Residing at:

My Commission Expires:

Acknowledgement of Lessee

COMMONWEALTH OF		)
:ss
COUNTY OF		)

The Foregoing instrument was acknowledged before me this                day of April, 2009, 2007, by                                                       , as                                                                    of Milford Wind Corridor Phase II, LLC, a Delaware limited liability company.

NOTARY PUBLIC
Residing at:

My Commission Expires:

EXHIBIT A

TO

AMENDED AND RESTATED LAND LEASE AGREEMENT

(Millard County)

PREMISES

The Premises consist of the following Parcels located in Millard County and Beaver County, Utah:

PARCEL 1:

THE SOUTH HALF OF SECTION 31, TOWNSHIP 25, SOUTH, RANGE 9 WEST, SALT LAKE BASE AND MERIDIAN.

PARCEL 2:

ALL OF SECTION 32, TOWNSHIP 25 SOUTH, RANGE 9 WEST, SALT LAKE BASE AND MERIDIAN

PARCEL 3:

THE NORTHEAST QUARTER OF SECTION 33, TOWNSHIP 25 SOUTH, RANGE 9 WEST, SALT LAKE BASE AND MERIDIAN

PARCEL 4:

THE NORTHEAST QUARTER OF SECTION 33, TOWNSHIP 25 SOUTH, RANGE 9 WEST, SALT LAKE BASE AND MERIDIAN

PARCEL 5

THE NORTH 120.32 ACRES OF THE SOUTHEAST QUARTER OF SECTION 6, TOWNSHIP 26 SOUTH, RANGE 9 WEST, SALT LAKE BASE AND MERIDIAN

PARCEL 6:

THE SOUTH HALF OF SECTION 29, TOWNSHIP 25, SOUTH, RANGE 9 WEST, SALT LAKE BASE AND MERIDIAN.

APPENDIX I

TO THE

POWER PURCHASE AGREEMENT

BETWEEN

SOUTHERN CALIFORNIA PUBLIC POWER AUTHORITY

AND

MILFORD WIND CORRIDOR PHASE II, LLC

GUARANTEED GENERATION AND PREPAYMENT AMOUNT TABLE

Guaranteed Generation

	Through and
From (MWH)	Including(MWH)	Prepayment Amount
4,458,666	4,467,600	$209,977,200
4,449,731	4,458,665	$209,557,246
4,440,795	4,449,730	$209,137,291
4,431,860	4,440,794	$208,717,337
4,422,925	4,431,859	$208,297,382
4,413,990	4,422,924	$207,877,428
4,405,055	4,413,989	$207,457,474
4,396,119	4,405,054	$207,037,519
4,387,184	4,396,118	$206,617,565
4,378,249	4,387,183	$206,197,610
4,369,314	4,378,248	$205,777,656
4,360,379	4,369,313	$205,357,702
4,351,443	4,360,378	$204,937,747
4,342,508	4,351,442	$204,517,793
4,333,573	4,342,507	$204,097,838
4,324,638	4,333,572	$203,677,884
4,315,703	4,324,637	$203,257,930
4,306,767	4,315,702	$202,837,975
4,297,832	4,306,766	$202,418,021
4,288,897	4,297,831	$201,998,066
4,279,962	4,288,896	$201,578,112
4,271,027	4,279,961	$201,158,158
4,262,091	4,271,026	$200,738,203
4,253,156	4,262,090	$200,318,249
4,244,221	4,253,155	$199,898,294
4,235,286	4,244,220	$199,478,340
4,226,351	4,235,285	$199,058,386
4,217,415	4,226,350	$198,638,431
4,208,480	4,217,414	$198,218,477

Guaranteed Generation

	Through and
From (MWH)	Including(MWH)	Prepayment Amount
4,199,545	4,208,479	$197,798,522
4,190,610	4,199,544	$197,378,568
4,181,675	4,190,609	$196,958,614
4,172,739	4,181,674	$196,538,659
4,163,804	4,172,738	$196,118,705
4,154,869	4,163,803	$195,698,750
4,145,934	4,154,868	$195,278,796
4,136,999	4,145,933	$194,858,842
4,128,063	4,136,998	$194,438,887
4,119,128	4,128,062	$194,018,933
4,110,193	4,119,127	$193,598,978
4,101,258	4,110,192	$193,179,024
4,092,323	4,101,257	$192,759,070
4,083,387	4,092,322	$192,339,115
4,074,452	4,083,386	$191,919,161
4,065,517	4,074,451	$191,499,206
4,056,582	4,065,516	$191,079,252
4,047,647	4,056,581	$190,659,298
4,038,711	4,047,646	$190,239,343
4,029,776	4,038,710	$189,819,389
4,020,841	4,029,775	$189,399,434
4,011,906	4,020,840	$188,979,480
4,002,971	4,011,905	$188,559,526
3,994,035	4,002,970	$188,139,571
3,985,100	3,994,034	$187,719,617
3,976,165	3,985,099	$187,299,662
3,967,230	3,976,164	$186,879,708
3,958,295	3,967,229	$186,459,754
3,949,359	3,958,294	$186,039,799
3,940,424	3,949,358	$185,619,845
3,931,489	3,940,423	$185,199,890
3,922,554	3,931,488	$184,779,936
3,913,619	3,922,553	$184,359,982
3,904,683	3,913,618	$183,940,027
3,895,748	3,904,682	$183,520,073
3,886,813	3,895,747	$183,100,118
3,877,878	3,886,812	$182,680,164
3,868,943	3,877,877	$182,260,210
3,860,007	3,868,942	$181,840,255
3,851,072	3,860,006	$181,420,301

Guaranteed Generation

	Through and
From (MWH)	Including(MWH)	Prepayment Amount
3,842,137	3,851,071	$181,000,346
3,833,202	3,842,136	$180,580,392
3,824,267	3,833,201	$180,160,438
3,815,331	3,824,266	$179,740,483
3,806,396	3,815,330	$179,320,529
3,797,461	3,806,395	$178,900,574
3,788,526	3,797,460	$178,480,620
3,779,591	3,788,525	$178,060,666
3,770,655	3,779,590	$177,640,711
3,761,720	3,770,654	$177,220,757
3,752,785	3,761,719	$176,800,802
3,743,850	3,752,784	$176,380,848
3,734,915	3,743,849	$175,960,894
3,725,979	3,734,914	$175,540,939
3,717,044	3,725,978	$175,120,985
3,708,109	3,717,043	$174,701,030
3,699,174	3,708,108	$174,281,076
3,690,239	3,699,173	$173,861,122
3,681,303	3,690,238	$173,441,167
3,672,368	3,681,302	$173,021,213
3,663,433	3,672,367	$172,601,258
3,654,498	3,663,432	$172,181,304
3,645,563	3,654,497	$171,761,350
3,636,627	3,645,562	$171,341,395
3,627,692	3,636,626	$170,921,441
3,618,757	3,627,691	$170,501,486
3,609,822	3,618,756	$170,081,532
3,600,887	3,609,821	$169,661,578
3,591,951	3,600,886	$169,241,623
3,583,016	3,591,950	$168,821,669
3,574,081	3,583,015	$168,401,714
3,565,146	3,574,080	$167,981,760
3,556,211	3,565,145	$167,561,806
3,547,275	3,556,210	$167,141,851
3,538,340	3,547,274	$166,721,897
3,529,405	3,538,339	$166,301,942
3,520,470	3,529,404	$165,881,988
3,511,535	3,520,469	$165,462,034
3,502,599	3,511,534	$165,042,079
3,493,664	3,502,598	$164,622,125

Guaranteed Generation

	Through and
From (MWH)	Including(MWH)	Prepayment Amount
3,484,729	3,493,663	$164,202,170
3,475,794	3,484,728	$163,782,216
3,466,859	3,475,793	$163,362,262
3,457,923	3,466,858	$162,942,307
3,448,988	3,457,922	$162,522,353
3,440,053	3,448,987	$162,102,398
3,431,118	3,440,052	$161,682,444
3,422,183	3,431,117	$161,262,490
3,413,247	3,422,182	$160,842,535
3,404,312	3,413,246	$160,422,581
3,395,377	3,404,311	$160,002,626
3,386,442	3,395,376	$159,582,672
3,377,507	3,386,441	$159,162,718
3,368,571	3,377,506	$158,742,763
3,359,636	3,368,570	$158,322,809
3,350,701	3,359,635	$157,902,854
3,341,766	3,350,700	$157,482,900
3,332,831	3,341,765	$157,062,946
3,323,895	3,332,830	$156,642,991
3,314,960	3,323,894	$156,223,037
3,306,025	3,314,959	$155,803,082
3,297,090	3,306,024	$155,383,128
3,288,155	3,297,089	$154,963,174
3,279,219	3,288,154	$154,543,219
3,270,284	3,279,218	$154,123,265
3,261,349	3,270,283	$153,703,310
3,252,414	3,261,348	$153,283,356
3,243,479	3,252,413	$152,863,402
3,234,543	3,243,478	$152,443,447
3,225,608	3,234,542	$152,023,493
3,216,673	3,225,607	$151,603,538
3,207,738	3,216,672	$151,183,584
3,198,803	3,207,737	$150,763,630
3,189,867	3,198,802	$150,343,675
3,180,932	3,189,866	$149,923,721
3,171,997	3,180,931	$149,503,766
3,163,062	3,171,996	$149,083,812
3,154,127	3,163,061	$148,663,858
3,145,191	3,154,126	$148,243,903
3,136,256	3,145,190	$147,823,949

Guaranteed Generation

	Through and
From (MWH)	Including(MWH)	Prepayment Amount
3,127,321	3,136,255	$147,403,994
3,118,386	3,127,320	$146,984,040
3,109,451	3,118,385	$146,564,086
3,100,515	3,109,450	$146,144,131
3,091,580	3,100,514	$145,724,177
3,082,645	3,091,579	$145,304,222
3,073,710	3,082,644	$144,884,268
3,064,775	3,073,709	$144,464,314
3,055,839	3,064,774	$144,044,359
3,046,904	3,055,838	$143,624,405
3,037,969	3,046,903	$143,204,450
3,029,034	3,037,968	$142,784,496
3,020,099	3,029,033	$142,364,542
3,011,163	3,020,098	$141,944,587
3,002,228	3,011,162	$141,524,633
2,993,293	3,002,227	$141,104,678
2,984,358	2,993,292	$140,684,724
2,975,423	2,984,357	$140,264,770
2,966,487	2,975,422	$139,844,815
2,957,552	2,966,486	$139,424,861
2,948,617	2,957,551	$139,004,906
2,939,682	2,948,616	$138,584,952
2,930,747	2,939,681	$138,164,998
2,921,811	2,930,746	$137,745,043
2,912,876	2,921,810	$137,325,089
2,903,941	2,912,875	$136,905,134
2,895,006	2,903,940	$136,485,180
2,886,071	2,895,005	$136,065,226
2,877,135	2,886,070	$135,645,271
2,868,200	2,877,134	$135,225,317
2,859,265	2,868,199	$134,805,362
	2,859,264	$134,385,408

APPENDIX J

TO THE

POWER PURCHASE AGREEMENT

BETWEEN

SOUTHERN CALIFORNIA PUBLIC POWER AUTHORITY

AND

MILFORD WIND CORRIDOR PHASE II, LLC

QUALITY ASSURANCE PROGRAM

Seller shall implement a Quality Assurance (“Q/A”) Program to ensure that the performance of the development, design and construction of the Facility fulfills the requirements of this Agreement. The Q/A Program shall provide assurance that design, purchasing, manufacturing, shipping, storage, construction, testing and examination of all equipment, materials, services and maintenance of the Facility will comply with the requirements of this Agreement, all applicable Requirements of Law and the manufacturers and/or suppliers requirements for successful operation of the Facility.

Quality at Seller

What is quality? Seller believes that quality is the unit of measure for assessing fulfillment of project goals.  A quality project meets or exceeds the contract requirements and accepted standards of professional and industry practice. Furthermore, high quality projects are those that address client and societal needs more successfully than “low” quality projects. While this may seem like a straightforward definition, the process to ensure quality is much more involved and includes quality management, quality planning, quality control, quality assurance, a quality system, and total quality management.

“Quality assurance” refers to a process that reduces the potential for error throughout the phases of a project.  On projects with a Q/A Program, the chances of producing a poor quality deliverable are substantially reduced. Quality control procedures are an integral part of quality assurance.  Historically, industry has used the term “quality control” to indicate a checking procedure for verifying the quality of deliverables. This checking commonly occurs at the end of the process, long after an error may have been made and compounded by subsequent work. While quality control checks at the end of a project are an essential exercise, scheduled periodic reviews at each phase of project conceptual and final design are integral to Seller’s Q/A Program.  In addition, quality maintenance which meet or exceed manufacturers’ and/or suppliers’ requirements and best industry practices must be an integral part of Seller’s Q/A Program.

The Quality Management Process

The surest way to achieve satisfactory quality is to adhere to a proven quality process. The term “quality” most accurately refers to a project’s ability to satisfy needs when considered as a whole and each part of the process meets or exceeds the standards of Prudent Utility Practices.

Seller project management team is responsible for proactively planning and directing the quality of the work process, services, and deliverables. Seller’s project management team will target six (6) areas to monitor quality:

1)            A written work plan with accompanying Q/A Manual (as defined below).

2)            Detailed review of the project design at the planning and conceptual design phase.

3)            Detailed review of project final design prior to construction.

4)            A quality control program during construction to verify implementation is in compliance with design documents and document any changes.

5)            Independent engineering review of the entire project process, from design review through commercial operation.

6)            A written maintenance manual for the Facility for the duration of the commercial operation that complies with the maintenance manuals of the manufacturers and suppliers from whom the Seller has purchased equipment and/or material and best industry practices.

Written Work Plan and Q/A Manual

The idea of a written work plan and Q/A manual is to incorporate quality assurance in all areas of project execution. Seller has found that quality needs to be institutionalized into the project process, not only in the budgeting process, but everywhere.  For example, specific tasks and duties need to be allocated to specific individuals; roles and interface points need to be clearly defined; individual assignments need to be realistic; special attention needs to be paid to complex areas within projects; schedules need to be realistic and achievable; and, lastly, the work culture needs to be enjoyable and open so that employees are empowered to react quickly to symptoms of quality problems before they actually manifest.

Seller’s quality program shall be documented in a written work plan and Quality Assurance manual (the “Q/A Manual”). The form and the format of the Q/A Manual shall be developed by Seller, but must comply with Prudent Utility Practices and follow manufacturers and suppliers recommendations without deviation.  The content of the Q/A Manual shall provide written descriptions of policies, procedures and methodology to accomplish a quality project.  Seller shall submit three (3) copies of the Q/A Manual within ninety (90) days after the Effective Date to Buyer or Buyer’s Agent. The Q/A Manual shall be kept current by Seller throughout the term of this Agreement through the submittal of revisions, as appropriate, by Seller to Buyer or Buyer’s Agent.

The Q/A Manual shall describe the authority and the responsibility of the Persons in charge of the Q/A Program and inspection activities. It shall also provide the plan for detailed review of project conceptual design and final design, hold points, and methodology for document control and comment. Furthermore, it shall provide the plan and strategy for quality control and review during the construction of the project and for maintenance and operations during commercial operation. The Q/A Manual shall strive; at a minimum, to define control procedures or methods to assure the following:

(a)           The design documents, drawings, specifications, Q/A procedures, records, inspection procedures and purchase documents are maintained to be current, accurate and in compliance with all applicable law.

(b)           The purchased materials, equipment and services comply with the requirements of this Agreement and all applicable Requirements of Law.

(c)           The materials received at the site are inspected for compliance with specifications.

(d)           The subcontracted work is adequately inspected by third parties.

(e)           Proper methods are employed for the qualification of personnel who are performing work for the development, design and construction of the Facility.

(f)            Proper documentation, control and disposition of nonconforming equipment and materials is maintained.

(g)           Proper records are kept and available following project completion to ensure accurate documentation of as-built conditions.

(h)           Detailed and complete plan for maintenance and operation during commercial operations consistent with manufacturers and suppliers recommendations and best industry practices.

Conceptual Design Review

Seller shall have a team of professionals who develop and review the project layout and project conceptual design.  The team shall consist of specialists in land-use and planning, permitting, meteorology, engineering, construction, project management, and finance.  A preliminary site plan is developed and meetings are held to assess optimization of the resource, constructability, minimization of cultural and biological impacts, land use restrictions, and landowner requirements. Preliminary road design will also be started and access to the site will be reviewed in detail. When this plan is ready for review, a formal plan and map shall be created and a final internal review is conducted. Following that shall be detailed studies for biological, cultural and other types of impacts by third parties. The site plan will be reviewed, modified as necessary, and then used to begin the permitting and public review process. The site plan shall be further modified based on comments in that process.  At that point, the site plan can be issued for construction, and final engineering can commence.

In parallel with this process, preliminary conceptual design will start for the major areas of the project, including the substation, transmission line, foundations, underground collection system, and communications system; and road and grading done to develop construction estimates as well as materials specifications. All of these areas of conceptual designs shall be used to check and verify the assumptions used for development of the site plan.

Final Engineering Design

Following finalization of the site plan, the detailed design will be done for the collection system, fiber-optic network, foundations, roads and grading, transmission line, and substation by third party engineering firms licensed to practice in the state in which the project is to be constructed. Each firm shall have its own quality assurance and checking procedures, however, Seller shall review the final work products in detail to check with conformance with this Agreement and provide comments as a second round of quality assurance. When Seller’s comments have been incorporated, the design of each area will be considered final, and that design will then be submitted to an independent engineer for review and comment. This ensures that another entity, in addition to Seller, has done a comprehensive review of all project areas and details to ensure conformance with this Agreement.

In parallel with final design and checking activities, final geotechnical studies will be conducted at the site, and a final resource assessment will be performed with the issued-for-construction project layout.  If existing subsurface conditions are different from what is expected, the foundation locations could be slightly modified or the foundation design on a specific turbine could be modified. Any changes of this nature would be documented in as-built design drawings and approved of in advance by Seller.

Quality Assurance at the Construction Site

Seller will hire a third party general contractor to construct the project. This contractor will be required to have its own quality assurance program in place using its own staff, as well as third party inspectors. The two primary areas of focus at the site will be (1) assuring conformance of construction to design drawings, and (2) conformance of materials to specifications. The general contractor will be required to provide third party inspectors and testing for materials including concrete slump testing, rebar and concrete placement, cable trenching, soil compaction testing, etc. The general contractor will also be required to maintain a set of red-line drawings during the course of construction to document any changes to the design documents.  Proposed project changes would be reviewed and approved in the field by Seller construction management team prior to implementation.

Quality assurance of turbine erection shall be achieved through a combination of procedures and processes. The general contractor will provide rigorous inspection of its installation crew. The turbine supplier will have technical advisors on site to inspect and sign off on turbine components received, oversee and monitor turbine erection, and approve mechanical completion. In addition, Seller will have its own construction management team on site, consisting of a construction manager and quality inspectors who will observe performance of all areas of the work and ensure compliance with design documents. A team consisting of the turbine supplier, Seller, and the general contractor will walk down each turbine at mechanical completion to develop a comprehensive punchlist of any un-finished or incorrect work.  This punchlist is maintained by the contractor, and is signed off by Seller upon completion of the punchlist items. Lastly, the independent engineer shall perform periodic audits during construction to oversee critical items, spot check individual turbines, confirm construction progress, report on any perceived issues, and provide independent reporting and assessments to the project stakeholders.

Following completion of the project, the general contractor will be required to provide as-built all design drawings and records of all materials testing conducted at the site. This documentation will be maintained at the project site during operation of the Facility.

Quality Assurance During Commercial Operation

Seller shall supply a Quality Assurance Plan for Buyer’s review and approval, such approval not to be unreasonably withheld, no less than sixty (60) days prior to the anticipated Commercial Operation Date.

APPENDIX K

TO THE

POWER PURCHASE AGREEMENT

BETWEEN

SOUTHERN CALIFORNIA PUBLIC POWER AUTHORITY

AND

MILFORD WIND CORRIDOR PHASE II, LLC

PERMITS

Federal

FAA Determination of No Hazard to Air Navigation
BLM FONSI & Decision Record — EA-UT-0400-8035
BLM Right-of-Way for the Phase II facilities located on BLM land. Note subject to 30-day appeal period.
BLM Right-of-Way for the Transmission Line
BLM Notice to Proceed (General)
BLM Notice to Proceed (Cultural Resource Sites)
BLM approval of assignment by MWC Phase I to MWC Phase II of undivided interest in BLM Right of Way for the Transmission Line. Note subject to 30-day appeal period
ACOE Nationwide Permit 12: Utility Line Activities
ACOE Nationwide Permit 14: Linear Transportation Crossings
BATFE, ATF Explosives Permit if needed during construction
State and Local

UPDES Storm Water Permit UTR302754 (Coverage under Storm Water General Construction Permit No. UTR300000)
Millard Co. Conditional Use Permit - CUP #Z-2008-012
UDAQ, Batch Plant and Temporary Relocation Permit DAQC-368-09; Site ID: 12575(B)

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Millard Co. Building Permit
Utah DWR, Approval of Temporary Change of Use of Water Right
SITLA cultural resource clearance and consent to POD amendment
Beaver Co. Conditional Use Permit No. 2006-09 Amended
Beaver Co. Building Permit

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APPENDIX L

TO THE

POWER PURCHASE AGREEMENT

BETWEEN

SOUTHERN CALIFORNIA PUBLIC POWER AUTHORITY

AND

MILFORD WIND CORRIDOR PHASE II, LLC

CLOSING CONDITIONS FOR PURCHASE OF FACILITY

The closing for the purchase and sale (the “Closing”) of the Facility and Related Interests and Rights shall take place at the offices of Southern California Public Power Authority, 225 South Lake Ave, Pasadena, CA 91101 on the third Business Day after the conditions to Closing have been satisfied or waived, or at such place as Buyer and Seller mutually agree in writing (“Closing Date”).  The Closing shall be deemed effective as of 11:59 p.m. (Pacific Prevailing Time) on the date of the Closing. The obligation of Buyer to purchase the Facility and Related Interests and Rights shall be subject to the following terms and conditions:

1.             Representations and Warranties.  Seller shall provide representations and warranties customary for transactions involving the purchase and sale of wind generating facilities, including, without limitation, those identified on Appendix L-1.

2.             Adjustments. All items relating to the ownership and operation of the Facility and Related Interests and Rights, which are customarily prorated, including without limitation Taxes, insurance premiums, permit fees, utilities, and rentals or other payments under leases and property agreements, shall be prorated as of the date of the Closing, with Seller being liable therefor to the extent such items relate to any time period prior to the Closing Date and Buyer being liable therefor to the extent that Buyer is not exempt therefrom and such items related to period on or after the Closing Date with, to the extent practicable, a cash settlement on the Closing Date.  Any unknown or disputed adjustments will not delay the Closing, but will be estimated and escrowed for post-Closing resolution.

3.             Assumed Liabilities.  At the Closing, Buyer shall assume, and agree to pay, perform, fulfill and discharge, all obligations of Seller and the contracts required for the ownership and operation of the Facility and Related Interests and Rights and to be assumed by Buyer, as determined by Buyer in its sole discretion (the “Assumed Contracts”) and the Permits required for the ownership, operation and maintenance of the Facility and Related Interests and Rights (the “Transferred Permits”) but only to the extent such obligations (i) arise after the Closing, (ii) do not arise from or relate to any breach by Seller of any provision of any of such Assumed Contracts or Transferred Permits, (iii) do not arise from or relate to any event, circumstance or condition occurring or existing prior to the Closing that, with notice or lapse of time, could constitute or result in a breach of any of such Assumed Contracts or Transferred Permits, and (iv) are ascertainable, in nature and amount, solely by reference to the express written terms of such Assumed Contracts or Transferred Permits. The Obligations of Seller to be so assumed by Buyer are herein referred to as the “Assumed Liabilities.”

4.             Excluded Liabilities.  Anything in this Agreement to the contrary notwithstanding, Buyer shall not assume, and shall not be deemed to have assumed, any liability or obligation of any nature, fixed or contingent or known or unknown, of Seller whatsoever other than as specifically set forth in this Paragraph 4 (with all such unassumed obligations referred to in this Agreement as the “Excluded Liabilities”).  Without limiting the generality of the preceding sentence, it is agreed that Buyer shall have no liability with respect to any of the following liabilities or obligations (whether asserted before or after the Closing and regardless of whether the same or the basis therefor may have been disclosed to Buyer by Seller or otherwise be known to Buyer), all of which are included in the Excluded Liabilities:

(a)           Any liability or obligation of Seller in respect of Taxes;

(b)           Any liability or obligation of Seller, other than the Assumed Liabilities, arising out of Seller’s ownership and operation of the Purchased Assets (as defined below) or the Facility and Related Interests and Rights prior to the Closing;

(c)           Any liability or obligation of Seller arising out of Seller’s ownership and operation of any assets other than the Purchased Assets (as defined below) or the Facility and Related Interests and Rights;

(d)           Any liability or obligation of Seller under this Agreement;

(e)           Any liability or obligation of Seller under any Assumed Contract or Transferred Permit other than as expressly set forth in Paragraph 3;

(f)            Any liability or obligation of Seller with respect to the employment or termination of any employee or group of employees by Seller, or the terms thereof, whether union or nonunion, whether the liability or obligation calls for performance or observance before or after the Closing and whether the liability or obligation arises from a collective bargaining agreement, pension trust fund plan or other agreement or arrangement to which Seller is a party or by which the Seller is bound (whether oral or written and whether express or implied in fact or in law) or any past practice or custom or otherwise, it being understood and agreed that Buyer will itself be specifying the terms on which it offers employment to any individual to whom it, in its sole discretion, chooses to offer employment and will not be bound by any term of employment in effect at or at any time prior to the Closing;

(g)           Any liability or obligation of Seller for pension fund payments or unfunded pension fund liabilities; and

(h)           Any liability or obligation arising from or related to any asset that will not be purchased by Buyer, as determined by Buyer in its sole discretion (collectively, the “Excluded Assets”).

5.             Conditions to Closing.  The obligation of Buyer to Close will be subject to satisfaction of the following conditions:

(a)           Default. Seller shall not be in Default under the Agreement.

(b)           Resolutions; Incumbency Certificates. Buyer shall have received copies of all requisite resolutions and incumbency certificates of Seller and any other documents evidencing all actions taken by Seller to authorize the consummation of the transactions contemplated by the Closing, such resolutions to be certified as of the Closing Date by an Authorized Representative of Seller..

(c)           Consents.  Each approval, consent, ratification, waiver, license, permit, certification, registration or other authorization (including any governmental approval by a Governmental Authority) (“Consent”) as identified in Schedule      must have been obtained and must be in full force and effect.

(d)           Deliveries. Each of the following documents must have been delivered to Buyer:

(i)        an opinion of Seller’s Counsel dated the Closing Date, substantially in the form of Exhibit     ;

(ii)           Seller shall have delivered to Buyer in writing, at and as of the Closing, a certificate, in form and substance satisfactory to Buyer, executed by an officer of Seller certifying that each of the conditions specified in this Paragraph 5 have been satisfied;

(iii)          a Bill of Sale, dated the Closing Date, substantially in the form of Exhibit     ;

(iv)          transfer documents for the Facility Premises, dated the Closing Date, substantially in the form of Exhibit     ;

(v)           an Assignment and Assumption Agreement, dated the Closing Date, substantially in the form of Exhibit     ;

(vi)          a title insurance policy is in form and substance and containing such requirements, modifications and endorsements as Buyer may reasonably approve; and

(vii)         such other documents as Buyer may reasonably request for the purpose of (i) evidencing the accuracy of any of Seller’s representations and warranties, (ii) evidencing the performance by Seller of, or the compliance by Seller with, any covenant or obligation required to be performed or complied with by Seller, or (iii) evidencing the satisfaction of any condition referred to in this Paragraph 5.

(e)           Litigation.  No action, order, writ, judgment or decree outstanding, arbitration, audit, hearing, investigation, claim, litigation, or suit (whether civil, criminal, regulatory, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Person (“Proceeding”) shall have been instituted by any Governmental Authority or by any other Person and, at what would otherwise have been the Closing Date, remain pending to delay, restrain or prohibit any part of the transactions contemplated by this Agreement or to seek any divestiture or to revoke or suspend any Permit by reason of any or all of the transactions contemplated by this Agreement; nor shall any Governmental Authority have notified either Party or any of their respective Affiliates that consummation of any part of the transactions contemplated by this Agreement would constitute a violation of any Requirements of Law of any jurisdiction or that it intends to commence a Proceeding to restrain or prohibit any part of the transactions contemplated by this Agreement or to require such divestiture, revocation or suspension; unless, in any such case, such Governmental Authority or other Person shall have withdrawn such notice and abandoned such Proceeding to the satisfaction of Buyer.

(f)            Assets and Property.  From the date hereof to the Closing Date, there must not have been damage to or destruction or loss of the machinery or equipment in the Facility or the Purchased Assets (as defined below), whether or not covered by insurance, or any taking which could reasonably be expected to materially and adversely affect the operation and use of the Facility or the Purchased Assets as of the Closing Date.

(g)           No Material Adverse Effect.  Buyer shall have confirmed, in its reasonable determination, that since the date hereof, that no facts or circumstances exist that do or could reasonably be expected to have, and no action shall have been taken or omitted and no event shall have occurred or be threatened which has had or could reasonably be expected to result in, a Material Adverse Effect.

(h)           Title. Title to the Facility and Related Interests and Rights shall be good and marketable, subject only to Permitted Encumbrances.

(i)            Permits. Buyer shall have obtained or Seller shall have validly assigned to Buyer at Closing, all Permits necessary or desirable for Buyer’s ownership and operation of the Facility.

(j)            All amounts owed by Seller to Buyer under the Agreement, including if any Shortfall Energy or Replacement Energy has not been made up by Seller as of the closing date, an amount equal to the product of (x) the amount of such Shortfall Energy (measured in MWh), or the amount of such Replacement Energy (measured in MWh), as the case may be, multiplied by (y) the Prepaid Energy Price; and (iii) any amounts owed to Buyer under Section 10.3 for Replacement Energy purchased by Buyer in accordance with Section 10.3, or if Buyer has not purchased such Replacement Energy in accordance with Section 10.3, such Replacement Energy (measured in MWh) multiplied by the Prepaid Energy Price.

6.             Actions at Closing.  Buyer shall release and return to Seller the Performance Security provided under the Agreement, and Seller shall transfer the Facility and Related Interests and Rights to Buyer free and clear of all liens and encumbrances, other than Permitted Encumbrances. Seller shall assign and transfer to Buyer all of its right, title and interest in the “Purchased Assets,” which means the following:

(a)           all Assumed Contracts;

(b)           all fixtures, equipment (including turbines, control rooms and other auxiliaries, furniture, office equipment, communications equipment, fixtures, furnishings, machinery, vehicles, equipment, computers, air conditioning ventilation and heating equipment and control stations) and other tangible personal property owned or used by Seller in connection with the operation of the Facility and listed on Exhibit      (the “Fixtures and Equipment”);

(c)           the Facility Premises;

(d)           to the extent relating to periods of time prior to the Closing, (i) all books, records, purchasing records, lists, files and papers in the possession of Seller or its agents pertaining to the Purchased Assets and the Facility, and all records and lists concerning suppliers to and personnel of the Facility, (ii) all ledgers, and reports, plans, drawings, maps, photographs, technical manuals and operating records of every kind maintained by Seller with respect to the Facility, whether in hard copy or computer format, and (iii) all software used by Seller primarily in connection with the operation of the Facility, to the extent transferable (the “Books and Records”);

(e)           all Transferred Permits;

(f)            all patents, patent applications, inventions, improvements, computer programs, computer applications, operating programs, other programs and software, including without limitation, system documentation and instructions, engineering, construction and other drawings (other than drawings not needed for the operation, maintenance or repair of the Facility), designs, technology, know-how, trade secrets, trademarks, trademark applications, trade names, copyrights and other proprietary rights and proprietary information (to the extent any of the foregoing are used at the Facility) (the “Intellectual Property Assets”);

(g)           the supplies, inventories and spare parts used or held for use by Seller in connection with the operation of the Facility (the “Supplies”);

(h)           all Facility Transmission Line Interests;

(i)            all rights of Seller under or pursuant to all warranties, representations and guarantees made by manufacturers and suppliers in connection with the Purchased Assets or services furnished to Seller pertaining to the Facility or affecting the Purchased Assets, as more particularly described on Schedule        (the “Warranties”);

(j)            all common or joint ownership, construction and operating agreements entered into by Seller with respect to the Facility and Related Interests and Rights, and

(k)           all other agreements for third-party operation of the Facility and Related Interests and Rights or any portion thereof or of any capacity or capability of the Facility Transmission Line Interests, all of which shall be assignable and transferable to Buyer in accordance with the terms thereof.

7.             Further Assurances. At any time or from time to time after the Closing, at either Party’s request and without further consideration, the other Party shall execute and deliver to the requesting Party such other instruments of sale, transfer, conveyance, assignment and confirmation, provide such materials and information and take such other actions as the requesting Party may reasonably deem necessary or desirable in order to more effectively (i) transfer, convey and assign to Buyer, and confirm Buyer’s title to, all of the transferred assets, free and clear of all liens other than Permitted Encumbrances; (ii) to the full extent permitted by law, put Buyer in actual possession of the transferred assets and assist Buyer in exercising all rights with respect to such transferred assets; (iii) include within the transferred assets, and transfer, convey and assign to Buyer, free and clear of all liens other than Permitted Encumbrances, any assets that are held or owned by Seller but that have not been expressly identified in paragraph (4) of this Appendix L and that Buyer has requested be transferred to it; and (iv) otherwise to consummate the transactions contemplated by this Agreement.

APPENDIX L-1

TO THE

POWER PURCHASE AGREEMENT

BETWEEN

SOUTHERN CALIFORNIA PUBLIC POWER AUTHORITY

AND

MILFORD WIND CORRIDOR PHASE II, LLC

REPRESENTATIONS AND WARRANTIES

Seller represents and warrants to Buyer as follows:

1.     Organization and Good Standing.  Seller is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of its state of incorporation or organization, is qualified to do business in the State of California and the state where Facility is located, if different, and has the legal power and authority to own its properties, to carry on its business as now being conducted and to enter into and perform its obligations under the Agreement and each agreement between the Parties (the “Operative Documents”).

2.     Authority; Absence of Conflict or Breach.  The execution, delivery and performance by Seller of its obligations under each of the Operative Documents have been duly authorized by all necessary action on the part of Seller and the owners of any interest in Seller, and do not and will not require any consent or approval other than those which have already been obtained. Each of the Operative Documents constitutes the legal, valid and binding obligation of Seller, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights generally or by general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law. The execution and delivery of the Operative Documents, the consummation of the transactions contemplated thereby and the fulfillment of and compliance with the provisions of the Operative Documents, do not and will not conflict with or constitute a breach of or a default under, any of the terms, conditions or provisions of any Requirements of Law, or any organizational documents, agreement, deed of trust, mortgage, loan agreement, other evidence of indebtedness or any other agreement or instrument to which Seller is a party or by which it or any of its property is bound, or result in a breach of or a default under any of the foregoing or result in or require the creation or imposition of any Lien upon any of the properties or assets of Seller (except as contemplated hereby), and Seller has obtained or shall timely obtain all permits, licenses, approvals and consents of Governmental Authorities required for the performance of its obligations thereunder and operation of the Facility in accordance with the requirements of the Operative Documents and all applicable Requirements of Law.

3.     Purchased Assets.  Schedule        (with respect to the Assumed Contracts), Schedule        (with respect to the Fixtures and Equipment), Schedule        (with respect to the Facility Premises), Schedule        (with respect to the Books and Records), Schedule        (with

L-1-1

respect to the Transferred Permits), Schedule        (with respect to the Intellectual Property Assets), Schedule        (with respect to the Supplies), Schedule        (with respect to Facility Transmission Line Interests), Schedule        (with respect to the Warranties), Schedule        (with respect to the common or joint ownership, construction and operating agreements); and Schedule        (with respect to other agreements for third-party operation of the Facility and Related Interests and Rights or any portion thereof or of any capacity or capability of the Facility Transmission Line Interests) contain a true and complete listing of the Purchased Assets. The Fixtures and Equipment are in good repair and operating condition, ordinary wear and tear excepted, and are suitable for continued use in the ordinary course of the Facility and Related Interests and Rights.

4.               Title to Purchased Assets. Prior to the Closing, Seller has good and marketable title to the Purchased Assets, free and clear of all Liens except for Permitted Encumbrances. At the Closing, Buyer will acquire good and marketable title to the Purchased Assets free and clear of all Liens, except for Permitted Encumbrances solely of the type described in clause (iv) of the definition thereof.

5.               Assets of the Business.  The Purchased Assets constitute all of the assets, properties, rights, privileges, claims and contracts of every kind and nature, real or personal, tangible or intangible, absolute or contingent, wherever located, owned or used (including those necessary to access and utilize any common use facilities), necessary to operate the Facility and to sell and deliver Energy generated by the Facility in substantially the same manner as it has historically been operated.

6.               Environmental.

(a)                                     Except as set forth in Schedule        , there are no pending or outstanding notices of violation, complaints, orders, consent orders, consent agreements, assessments of a fine or penalty or other similar demands for action brought by a Governmental Authority having the requisite authority and jurisdiction to bring such action (“Agency Actions”) concerning the Facility or the Facility Premises with respect to any current or future treaty, constitution, law, statute, ordinance, rule, order, decree, regulation or other directive which is legally binding and has been enacted, issued or promulgated by any Governmental Authority that imposes liability for or standards of conduct or compliance or other requirements or obligations concerning protection of health, or safety (in each case, to the extent relating to exposure to Hazardous Substances), natural resources or the environment and includes all Hazardous Substances Law (as defined below) (collectively, “Environmental Laws”) applicable to Seller, the Facility or the Facility Premises, and Seller’s operation and use of the Facility and the Facility Premises have at all times been in compliance with all Environmental Laws.  There are no writs, injunctions, decrees, orders or judgments outstanding, or any notices, actions, suits, Proceedings or investigations pending or threatened involving Seller relating to (i) its compliance with any Environmental Laws with respect to any of the Purchased Assets or the Facility Premises, or (ii) the release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Substances in the indoor or outdoor environment, including the movement of Hazardous Substances through or in the air, soil, surface water, ground water or property (“Release”) of any substance, material or waste that is regulated by or

L-1-2

forms the basis of liability now or hereafter under, any current or future treaty, constitution, law, statute, ordinance, rule, order, decree, regulation or other directive which is legally binding and has been enacted, issued or promulgated by any Governmental Authority that imposes liability for or standards of conduct or compliance concerning the generation, distribution, use, treatment, storage, disposal, cleanup, transport or handling of Hazardous Substances, including, the Federal Water Pollution Control Act, the Resource Conservation and Recovery Act of 1976, CERCLA, the Toxic Substances Control Act, the Oil Pollution Act, the Safe Drinking Water Act, and includes the Occupational Safety and Health Act of 1970, to the extent that it relates to the handling of and exposure to hazardous or toxic materials or similar substances (collectively, “Hazardous Substances Law”), including any material, substance or waste that is (1) defined as a “solid waste,” “hazardous waste,” “hazardous material,” “hazardous substance,” “extremely hazardous waste,” “restricted hazardous waste,” “pollutant,” “contaminant,” “hazardous constituent,” “special waste,” “toxic substance” or other similar term or phrase under any Environmental Law, (2) petroleum or any fraction or by-product thereof, asbestos, polychlorinated biphenyls (PCB’s), or any radioactive substance (collectively, “Hazardous Substances”) at the Facility Premises.

(b)                                 All Permits required by Environmental Laws and necessary for the operation of the Facility as configured and as operated by Seller, have been obtained, are currently in effect, and are set forth in Schedule       ; Seller’s operations at the Facility Premises and in connection with the Purchased Assets are in compliance with all the requirements of such Permits; and there is no circumstance or condition that would preclude continued operation of the Purchased Assets, including the Facility Premises, by Buyer under any of these Permits.

(c)                                  Schedule         sets forth all Agency Actions relating to Environmental Laws and involving Seller’s operation and use of the Facility.  Schedule           sets forth all information, reports, notices or inquiries from any Governmental Authority received by Seller relating to the presence of Hazardous Substances which have been released into the Environment or the presence of Hazardous Substances which pose a threat of release of Hazardous Substances into the Environment (“Environmental Conditions”) at, upon or beneath the Facility or the Facility Premises regardless of whether such Environmental Conditions were caused by or arose from Seller’s operation of the Facility.

(d)                                 The Purchased Assets and Seller each are in compliance with all applicable Environmental Laws. There are no circumstances, conditions or proposed regulations which could reasonably be expected to prevent or substantially interfere with Buyer’s compliance with Environmental Laws in connection with Buyer’s operation of the Facility in the foreseeable future in a manner consistent with Seller’s operation of the Facility during the term of the Agreement.

(e)                                  Hazardous Substances have not been generated, used, treated or stored on, or transported to or from, any of the Facility Premises in violation of applicable Environmental Laws.

(f)                                    There is no asbestos contained in or forming any part of any building, building component, structure or other asset that is part of the Purchased Assets, and no asbestos

L-1-3

is or has been stored, disposed of or otherwise been present at the Facility Premises or on or in any of the Purchased Assets and Seller does not have any liability for asbestos in connection with the use, operation, renovation or demolition of any of the Purchased Assets.

(g)                                 There has been no Release or threatened Release of Hazardous Substances at, on, under or from any of the Facility Premises or at, on, under or from any property adjoining any of the Facility Premises.

(h)                                 In connection with its ownership and operation of the Purchased Assets, Seller has disposed of all wastes, including those containing any Hazardous Substances, in compliance with all applicable Environmental Laws, and Seller has not received any notice or claim of liability for any on- or off-site Release or threatened Release of Hazardous Substances.

(i)                                     There are not now, and never have been, any above-ground or underground storage tanks or PCB-containing transformers or equipment located at the Facility Premises.

(j)                                     Seller has provided Buyer with all reports, surveys, studies, correspondence, investigations, tests and environmental sampling and analyses (whether commissioned by Seller or otherwise) relating in any way to the environmental condition of any of the Purchased Assets or Seller’s compliance with applicable Environmental Laws in the operation of the Facility, the use of the Purchased Assets or otherwise.

(k)                                  Seller has not received any written request for information nor any written notification that it is a potentially responsible party under the federal Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”) or any similar state law, including any such request or notification relating directly or indirectly to any of the Purchased Assets and none of the Facility Premises is proposed to be listed or is listed on the National Priorities List under CERCLA or any similar state law requiring environmental investigation or cleanup.

7.               No Undisclosed Liabilities.  Seller has no liabilities (absolute, accrued, contingent or otherwise), except for (i) those set forth Seller’s “Financial Statements” (the unaudited statements of income, cash flow and changes in shareholder/member equity for such month and for the period from the beginning the then current fiscal year of Seller to the end of such month, and a balance sheet of Seller as at the end of such month, setting forth in comparative form figures for the corresponding period of the preceding fiscal year, accompanied by a certificate signed by the chief financial officer of Seller stating that such financial statements present fairly the financial condition of Seller and that the same have been prepared in accordance with GAAP, subject in the case of financial statements other than Seller’s annual financial statement to the absence of footnote disclosure and to normal, recurring end-of-period adjustments, the effect of which, both individually and in the aggregate, will not be material, and copies of all financial statements or other financial information delivered to any Facility Lender contemporaneously with the delivery thereof to such Facility Lender) most recently delivered to Buyer by Seller, (ii) those set forth in Schedule        , (iii) those arising under the Assumed Contracts, and (iv) those associated with any litigation listed in Schedule       .  All Financial

L-1-4

Statements delivered by Seller to Buyer are true and correct and have been prepared in accordance with GAAP applied on a basis consistent with prior periods; each balance sheet included in such Financial Statements fairly represents the financial condition of Seller as of its respective date; and each statement of income and retained earnings and cash flow included in such Financial Statements fairly represents the results of operations and retained earnings and cash flow of Seller for the period covered thereby; subject, with respect to any unaudited Financial Statements other than Seller’s unaudited annual Financial Statements, to the absence of footnote disclosure and to normal, recurring end-of-period adjustments, the effect of which, both individually and in the aggregate, will not be material.

8.               Consents. No Consent of, or registration, qualification or filing with any Person, including any Governmental Authority, is required for the execution and delivery by Seller of this Agreement other than those that have been obtained. Except for those set forth in Schedule         , no Consent of, or registration, qualification or filing with any Person, including any Governmental Authority, is required for the consummation by Seller of any of the transactions which this Agreement or any of the other Operative Documents requires to be consummated by Seller at the Closing.

9.               Taxes. Seller has filed or caused to be filed with the appropriate Governmental Authorities all returns, reports, information return or other documents (including any related or supporting information) required to be supplied to any authority with respect to Taxes (“Tax Returns”) and reports relating to Seller required to be filed, all such Tax Returns were correct and complete in all respects and all Taxes of Seller due and payable have been paid whether or not shown to be due on such Tax Returns and reports. Seller has not received any notice from any Governmental Authority of any outstanding claims or assessments with respect to any Tax relating to the Purchased Assets and no such claim is pending or is presently being asserted against the Seller or with respect to any of the Purchased Assets. Seller knows of no proposed tax assessment against the Purchased Assets that is not being actively contested by it in good faith and by appropriate proceedings. Seller has timely paid all Taxes shown to be due on such Tax Returns, all Tax assessments received, and all Taxes that have or may become due under applicable Law with respect to all periods or portions thereof ending on or prior to the Closing Date. There are no Liens for Taxes on any of the Purchased Assets. The Purchased Assets do not include any equity interest in any corporation or other entity.  Seller is not a party to any pending Tax audit, investigation, action or Proceeding with any Governmental Authority, and there is no threatened audit, investigation, action or Proceeding by any Governmental Authority with respect to any of the Purchased Assets. Seller has not received written notice of any claim by any Governmental Authority in any jurisdiction where it does not file Tax Returns or pay Taxes that it is or may be subject to Tax by that jurisdiction.  Seller has timely withheld and timely paid all Taxes that are required to have been withheld and paid by it in connection with amounts paid or owing to any employee, independent contractor, creditor or other Person. Seller is not a party to or bound by any Tax sharing agreement, Tax allocation agreement, or Tax indemnity agreement.  Seller is not presently liable for the Taxes of another Person under applicable Law, as transferee or successor, or by contract, indemnity or otherwise. None of the Assumed Liabilities is an obligation to make a payment that will not be deductible by reason of the limitations of Code Sections 280G or 162(m).

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10.         Compliance With Requirements of Law. Except as set forth on Schedule        , Seller is in compliance with all Requirements of Law (other than Environmental Laws) applicable to the Purchased Assets and operation and use of the Facility.  There are no condemnations or similar proceedings applicable to any part of the Facility.

11.         Litigation.

(a)                                  Except as set forth in Schedule        , there are no Proceedings pending, or to Seller’s knowledge threatened in writing, against Seller.

(b)                                 Except as set forth in Schedule        there are no existing orders, writs, injunctions, judgments or decrees of any court, arbitrator, tribunal or other Governmental Authority against Seller.

12.         Assumed Contracts.  All Assumed Contracts are in full force and effect, and neither Seller, nor to Seller’s knowledge, any other party thereto, is in default under or breach of any of them, nor does any event or condition exist that after notice or lapse of time or both could constitute a default thereunder or breach thereof on the part of Seller, or to Seller’s knowledge, any other party thereto. No approval, consent, or waiver of or by any Person that has not already been obtained is needed in order that the Assumed Contracts continue in full force and effect following the consummation of the transactions contemplated by this Agreement, and no Assumed Contract includes any provision, the effect of which may be to terminate (or give rise to a right of termination under) such Assumed Contract, to give rise to, enlarge, or accelerate any obligations of Seller thereunder, or to give additional rights to any other Person, upon or by reason of the consummation of the transactions contemplated by this Agreement.  Seller has delivered or made available to the Buyer true and complete copies of all Assumed Contracts.

13.         Intellectual Property.

(a)                                  Seller is the licensee of, or has, such rights under the Intellectual Property Assets necessary to operate and maintain the Facility in substantially the same manner as it has historically been operated and maintained.  Seller has not received notice that any of the Intellectual Property Assets infringes on or conflicts with the intellectual property of others. No assignment or Consent of third parties is necessary to transfer, license, assign or convey to Buyer, as appropriate, any of the Intellectual Property Assets.  Seller has the right to use, and from and after the Closing Date, Buyer will have the right to use, the Intellectual Property Assets in connection with the ongoing operation and maintenance of the Facility.

(b)                                 There have been no claims, and, to Seller’s knowledge, there is no basis for any claim, challenging the scope, validity or enforceability of any of the Intellectual Property Assets.  There are no instances where it has been held, or to Seller’s knowledge claimed or alleged, whether directly or indirectly, and, to Seller’s knowledge, there is no basis upon which a claim may be made, that any activity of Seller relating to the operation or maintenance of the Facility, infringes or may infringe upon, is in violation of, or misappropriates, any rights of a third party.

L-1-6

(c)                                  Schedule         lists the software currently used in connection with the operation of the Facility[, INCLUDING CONTROL ROOM OPERATING SYSTEM SOFTWARE,] all of which will remain available at the Facility for use by Buyer.

14.         Brokers or Finders. Neither Seller nor any of its officers, directors, employees, shareholders or Affiliates has employed or made any agreement with any broker, finder or similar agent or any Person which will result in the obligation of Buyer or any of its Affiliates to pay any finder’s fee, brokerage fees or commission or similar payment in connection with the transactions contemplated hereby.

15.         Permits.  All non-environmental Permits required by Requirement of Law and necessary or useful for the operation of the Facility as configured and operated by Seller have been obtained, are currently in effect and are final and non-appealable, and are set forth in Schedule        .  Seller’s operations at the Facility Premises and in connection with the Purchased Assets are in compliance with all the requirements of such Permits; and there is no circumstance or condition that could preclude continued operation of the Purchased Assets, including the Facility Premises, by the Buyer under any of these Permits. Seller has made available to Buyer complete and correct copies of each Permit, together with all amendments thereto. No suspension, cancellation of termination of any such Permit is threatened or imminent.

16.         Investment Company Act. Seller is not an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act.

18.         Employees and Employee Benefit Plans.  Seller does not have and has never had any employees. Seller does not now maintain or contribute to, and has not ever maintained or contributed to, any pension, profit-sharing, deferred compensation, bonus, stock, option, share, appreciation right, severance, group or individual health, dental, medical, life, insurance, survivor benefit or similar plan, policy or arrangement for the benefit of any director, officer, consultant or employee, whether active or terminated of Seller.

19.         General Representation. The representations and warrantees made by Seller, its agents and representatives, in this Agreement, the Operative Documents or in any certificate or other agreement delivered by Seller to Buyer in connection with the transactions contemplated by this Agreement, when taken as a whole, do not contain any untrue statement of a material fact, or omit to state a material fact necessary in order to make the statements contained herein, in light of the circumstances under which they were made and at the time they were made, not misleading in any material respect. At Buyer’s request, Seller has provided various documents, other materials and information to Buyer and its representatives during the course of the negotiations and documentation, and Buyer’s investigation and evaluation, of the transactions contemplated by the Agreement and will from time to time provide various documents, other materials and information to Buyer and its representatives (collectively, the “Provided Materials”). The Provided Materials which are in written or recorded form are and will be true and correct copies of what they purport to be and all information contained in the Provided Materials: (i) was and will be drawn from the books and records of Seller; (ii) is or will be, or is or will be in all material respects consistent with, the information which has been used by Seller in the operation and management of the Facility and the Related Rights and Interests and also

L-1-7

with what has been or will be reported to Seller’s management, equity holders and the Facility Lender in connection with the Facility and the Related Rights and Interests; and (iii) is or will be, or is or will be in all material respects consistent with, information provided or to be provided to Seller’s auditors in connection with their audit of Seller’s financial statements.

L-1-8

APPENDIX M

TO THE

POWER PURCHASE AGREEMENT
BETWEEN

SOUTHERN CALIFORNIA PUBLIC POWER AUTHORITY

AND

MILFORD WIND CORRIDOR PHASE II, LLC

FORM OF LETTER OF CREDIT

IRREVOCABLE AND UNCONDITIONAL DOCUMENTARY
LETTER OF CREDIT NO.

Applicant:

Beneficiary:

SOUTHERN CALIFORNIA PUBLIC POWER AUTHORITY

225 S. Lake Avenue, Suite 1250
Pasadena, California 91101
Telephone:     (626) 793-9364
Facsimile:      (626) 793-9461

Amount:

Expiry Date:

Expiration Place:

Ladies and Gentlemen:

We hereby issue our Irrevocable Unconditional Documentary Letter of Credit in favor of the beneficiary by order and for the account of the applicant which is available at sight for USD $XX,XXX,XXX by sight payment

(a)          upon presentation to us at our office at [bank’s address],(1) of: (i) your written demand for payment containing the text of Exhibit I and (ii) your signed statement containing the text of Exhibit II; or

(b)         upon both your telephone or fax advice of demand to the attention of                                        at telephone and/or fax number                                   and presentation to us by fax of: (i) your written demand for payment containing the text of Exhibit I and (ii) your statement containing the text of Exhibit II.(2) Funds may be drawn under this Letter of Credit, from time to time, in one or more drawings, in amounts not exceeding in the aggregate the amount specified above.

Upon presentation to us in conformity with the foregoing, we will, within sixty (60) minutes after such presentation (unless such presentation occurs after 3:00 p.m., Pacific Standard Time, on the day of such presentation, in which event payment will be made within sixty (60) minutes after the opening of business at the office specified above on the next business day), but without any other delay whatsoever, irrevocably and without reserve or condition: (a) if the office set forth above for presentation is in Los Angeles, California, pay to your order in the account at the bank designated by you in the demand, the full amount demanded by you in the same-day funds which are immediately available to you, or (b) if the office set forth above for presentation is not in Los Angeles, California, issue payment instructions to the Federal Reserve wire transfer system in proper form to transfer to the account at the bank designated by you in the demand, the full amount demanded by you in the same-day funds which are immediately available to you in Los Angeles, California.  We agree that if, on the expiration date of this Letter of Credit, the office specified above is not open for business, this Letter of Credit will be duly honored if the specified statements are presented by you within three (3) full banking days after such office is reopened for business.

Payment hereunder shall be made regardless of: (a) any written or oral direction, request, notice or other communication now or hereafter received by us from the Applicant or any other person except you, including without limitation any communication regarding fraud, forgery, lack of authority or other defect not apparent on the face of the documents presented by you, but excluding solely an effective written order issued otherwise than at our instance by a court of competent jurisdiction, which order is legally binding upon us and specifically orders us not to make such payment;  (b)  the solvency, existence or condition, financial or other, of the

(1) Note to Issuer: The Letter of Credit must be payable in U.S. dollars within the continental U.S.

(2) Note to Issuer: If the office specified for presentation is outside of Los Angeles, California, alternative (b) must appear in the Letter of Credit when issued. If the office is in Los Angeles, California, alternative (b) may be included only if the bank establishes and maintains with Southern California Public Power Authority the necessary electronic arrangements.

Applicant or any other person or property from whom or which we may be entitled to reimbursement for such payment; and (c) without limiting clause (b) above, whether we are in receipt of or expect to receive funds or other property as reimbursement in whole or in part for such payment.  We agree that we will not take any action to cause the issuance of an order described in clause (a) of the preceding sentence.  We agree that the time set forth herein for payment of any demand(s) for payment is sufficient to enable us to examine such demand(s) and the related documents(s) referred to above with care so as to ascertain that on their face they appear to comply with the terms of this credit and that if such demand(s) and document(s) on their face appear to so comply, failure to make any such payment within such time shall constitute dishonor of such demand(s) and this credit.

The stated amount of this Letter of Credit may be increased or decreased, and the expiration date of this Letter of Credit may be extended, by an amendment to this Letter of Credit in the form of Exhibit III.  Any such amendment shall become effective only upon acceptance by your signature on a hard copy amendment.

You shall not be bound by any written or oral agreement of any type between us and the Applicant or any other person relating to this credit, whether now or hereafter existing.

We hereby engage with you that your demand(s) for payment in conformity with the terms of this credit will be duly honored as set forth above. All fees and other costs associated with the issuance of and any drawing(s) against this Letter of Credit shall be for the account of the Applicant. All of the rights of the Southern California Public Power Authority (“SCPPA”) set forth above shall inure to the benefit of your successors.  In this connection, in the event of a drawing made by a party other than SCPPA, such drawing must be accompanied by the following signed certification:

“The undersigned does hereby certify that [drawer] is the successor by operation of law to SCPPA, a beneficiary named in [name of Bank] Letter of Credit no.                   .

[name and title]

Except so far as otherwise expressly stated herein, this documentary credit is subject to the “Uniform Customs and Practices for Documentary Credits,” International Chamber of Commerce, in effect on the date of issuance of this credit.

Yours faithfully,

(name of issuing bank)

By
Title

EXHIBIT I

Demand for Payment

Re:                               Irrevocable and Unconditional Documentary Letter of Credit

No.                                       Dated                   , 20

To Whom It May Concern:

Demand is hereby made upon you for payment to us of $                  by deposit to our account no.                         at [insert name of bank]. This demand is made under, and is subject to and governed by, your Irrevocable and Unconditional Documentary Letter of Credit no.                            dated                     , 20     in the amount of $                         established by you in our favor for the account of                                    as the Applicant.

DATED:                                          , 20   .

SOUTHERN CALIFORNIA PUBLIC POWER
AUTHORITY

By

Title

EXHIBIT II

Statement

Re:                               Your Irrevocable and Unconditional Documentary Letter of Credit

No.                                     Dated                 , 20

To Whom It May Concern:

Reference is made to your Irrevocable and Unconditional Documentary Letter of Credit no.                       , dated                       , 20      in the amount of $                             established by you in our favor for the account of                                           .

We hereby certify to you that $                                            is payable to us as provided in our agreement with the Applicant.

DATED:                             , 20    .

SOUTHERN CALIFORNIA PUBLIC POWER
AUTHORITY

By

Title

EXHIBIT III

Amendment

Re:                               Irrevocable and Unconditional Documentary Letter of Credit

No.                                      Dated                               , 20

Beneficiary:	Applicant:

Southern California Public Power Authority

225 S. Lake Avenue, Suite 1250

Pasadena, CA 91101

To Whom It May Concern:

The above referenced Irrevocable and Unconditional Documentary Letter of Credit is hereby amended as follows: by increasing / decreasing / leaving unchanged (strike two) the stated amount by $                                  to a new stated amount of $                                  or by extending the expiration date to                                      from                                  .  All other terms and conditions of the Letter of Credit remain unchanged.

This amendment is effective only when accepted by Southern California Public Power Authoirty, which acceptance may only be valid by a signature of an authorized representative.

Dated:

Yours faithfully,

(name of issuing bank)

By
Title

ACCEPTED

Southern California Public Power Authoirty

By
Title
Date

APPENDIX N

TO THE

POWER PURCHASE AGREEMENT
BETWEEN

SOUTHERN CALIFORNIA PUBLIC POWER AUTHORITY

AND

MILFORD WIND CORRIDOR PHASE II, LLC

FACILITY OPERATOR

First Wind O&M, LLC.

N-1

APPENDIX O

TO THE

POWER PURCHASE AGREEMENT
BETWEEN

SOUTHERN CALIFORNIA PUBLIC POWER AUTHORITY

AND

MILFORD WIND CORRIDOR PHASE II, LLC

FORM OF CONSENT AND AGREEMENT

This CONSENT AND AGREEMENT, dated as of                     ,                    (“Consent”) by and among Southern California Public Power Authority (“Buyer”),                      (in its capacity as agent for the lenders under the credit Agreement, as defined below, “Agent”) and Milford Wind Corridor Phase II, LLC, a Delaware limited liability company (“Seller”). Each of Buyer, Seller and Agent is referred to under this Agreement as a “Party” and together they are referred to as the “Parties”.

RECITALS

A.                                   Seller entered into a Credit Agreement with Agent and certain other lenders, dated as of                 , 20     (the “Credit Agreement”), under which Seller will finance the construction of a nominal 102 MW electric generating and transmission facility (the “Facility” as defined in the Contract (as defined below)).  Seller and Agent also entered into a Security Agreement (the “Security Agreement”), under which Seller assigned its interest under the Contract (as defined below) to Agent as collateral for the credit facilities under the Credit Agreement and a deed of trust or mortgage under which Seller has granted to Agent a lien on the Facility to be recorded in the real property records of the county in which the Facility is located (the “Deed of Trust”).  Additionally, [Insert name of Seller’s immediate parent entity] (“Pledgor”) has entered into a Pledge and Security Agreement pursuant to which it has pledged to Agent all of the membership interests in Seller, to secure Seller’s obligations under the Credit Agreement (the “Pledge Agreement” and, together with the Security Agreement and Deed of Trust, the “First Lien Collateral Documents”).  A copy of each of the First Lien Collateral Documents has been furnished to Buyer.

B.                                     Buyer and Seller entered into that certain Power Purchase Agreement, dated as of                  , 20      (the “Contract”), pursuant to which Seller will develop, finance, construct, own, and operate the Facility, and will sell the Energy (as defined in the Contract), except as otherwise provided in the Contract.

C.                                     Pursuant to Section 15.7(e) of the Contract, Seller has requested Buyer’s consent to the assignment, pursuant to the Security Agreement, by Seller to Agent of Seller’s interest under the Contract. In addition, this Consent is entered into in compliance with Section 15.7(g) of the Contract.

AGREEMENT

1.                                      Assignment and Agreement.

1.1                                 Consent to Assignment. Buyer hereby consents to the collateral assignment to Agent pursuant to the Security Agreement of Seller’s rights to and under the Contract, pursuant to the Deed of Trust of Seller’s interests in the Facility and pursuant to the Pledge Agreement of Pledgor’s membership interests in Seller (together, the “Assigned Interests”) as security for Seller’s obligations under the Credit Agreement. Subject to the terms and conditions of this Consent, Buyer agrees that in exercising its remedies, Agent may exercise Seller’s rights under the Contract.

1.2                                 Subsequent Owner. Subject to the terms and conditions of this Consent, the Parties agree that if Agent notifies Buyer in writing that it has foreclosed on the Assigned Interests pursuant to the First Lien Collateral Documents, or taken a “deed in lieu of foreclosure,” Agent or its successor, any assignee of Agent, or any other purchaser of the Assigned Interests shall be recognized as a party substituting for Seller under the Contract so long as it meets the qualifications set forth below for a Qualified Purchaser (as defined below) (each, a “Subsequent Owner”), and the terms and conditions of the Contract as in effect on such date of assignment or foreclosure shall continue to apply to such Subsequent Owner.  For purposes of the previous sentence, “Qualified Purchaser” means an entity that (a) is, or has contracted with an operator who is, at least as experienced as Seller and its ultimate parent on the date hereof in the ownership and operation of windpower and electric transmission facilities, (b) has invested at least [$100 million] of equity capital in the Facility, minus any equity capital already invested therein by Pledgor, (c) agrees to assume and perform the obligations of Seller under the Contract and to otherwise comply with the terms and provisions of the Contract, and (d) is not then in litigation or arbitration against Buyer or any member of Buyer that is a purchaser from Buyer of electric energy produced by the Facility.

1.3                                 Buyer’s Purchase in Lieu of Foreclosure.

(a)                                  In the event of any default by Seller under the Credit Agreement that has not been cured as provided thereunder, prior to taking any action, whether judicial or non-judicial to foreclose upon and sell the Facility or the membership interests in Seller (a “Foreclosure Sale”) pursuant to the First Lien Collateral Documents, or to taking a deed in lieu of foreclosure, Agent shall give notice in writing to Buyer in the form of, and containing the information specified in, Exhibit A hereto (the “Foreclosure Notice”) concurrent with any statutory notice required to be delivered to Seller, which notice shall be given not less than ninety (90) days prior to the date of such Foreclosure Sale or taking of a deed in lieu of foreclosure.

(b)                                 In the event that Buyer shall, within sixty (60) days following Buyer’s receipt of the Foreclosure Notice, furnish written notice to Agent in the form of, and containing the information specified in, Exhibit B hereto (the “Purchase Notice”), that Buyer will exercise its option under Section 15.21 of the Contract, Buyer shall purchase the Facility from Seller in accordance with Section 15.21 of the Contract prior to the end of the ninety (90) day period following receipt of the Foreclosure Notice, and will give Agent fifteen (15) days’ notice of the date of such purchase. Upon such purchase, Buyer shall pay to an account designated by Agent the purchase price for the Facility in an amount equal to the Facility Debt, as defined in the Contract, which amount shall be provided by Agent to Buyer as an estimate at the time of the Purchase Notice by Buyer, and as a fixed amount immediately prior to the purchase.  In consideration of such payment, Agent shall release of record all of the liens and security interests under the First Lien Collateral Documents.

(c)                                  If Buyer believes that the purchase of the Facility will not take place within such ninety (90) day period, and, prior to the end of such ninety (90) day period provides notice to Agent in the form of Exhibit C, then the Foreclosure Sale (or, as applicable, the taking of a deed in lieu of foreclosure) shall not be held and Buyer shall, within ten (10) days after the end of such ninety (90) day period, purchase from the Facility Lenders all of their right, title and interest in, to and under the Credit Agreement and the First Lien Collateral Documents, free and clear of all liens, claims and encumbrances. Upon such purchase, Agent agrees to cause the transfer, sale and assignment of all of the right, title and interest of the Facility Lenders in, to and under the Credit Agreement, related promissory notes, and the First Lien Collateral Documents to be made to Buyer (or, if and to the extent designated by Buyer, to a member of Buyer that is a purchaser from Buyer of Energy (as defined under the Contract) produced by the Facility) upon the payment by Buyer (and/or such member) to Agent of the amount of the Facility Debt.

(d)                                 If Buyer has not provided Agent a notice in the form of Exhibit C prior to the end of such ninety (90) day period, then the Facility Lenders may effect the Foreclosure Sale or take a deed in lieu of foreclosure at any time after the end of such ninety (90) day period.

1.4                               Foreclosure Sale. In the event Buyer does not exercise its option or rights as provided under Section 1.3 above, and a Foreclosure Sale under the First Lien Collateral Documents shall take place, (a) Buyer and/or any member of Buyer that is a purchaser from Buyer of Energy (as defined under the Contract) produced by the Facility shall have the right to bid at such Foreclosure Sale for the purchase of the Facility or the membership interests in Seller, as applicable, and (b) failing a successful bid by Buyer and/or any such member of Buyer at such Foreclosure Sale, Agent may sell the Assigned Interests pursuant to such Foreclosure Sale, free of any rights of Buyer under this Section 1.4, and, in each such case, Seller waives, to the extent permitted by law, all rights of redemption, stay or appraisal.

1.5                               Notices; Right to Cure by Agent.  Upon the occurrence of a Default (as defined under the Contract) by Seller under the Contract, Buyer shall give notice of such Default to Agent. Buyer shall not terminate or suspend its performance under the Contract until Agent has been given thirty (30) days from receipt of such notice to cure a monetary Default or, if such Default is a nonmonetary Default, forty-five (45) days from receipt of such notice to cure such Default (or up to one hundred twenty (120) days, so long as Agent is diligently pursuing appropriate action to cure and has made progress toward curing such Default). Failure of Buyer to provide such notice to Agent shall not constitute a breach of the Contract or this Consent by Buyer and Agent agrees that Buyer shall have no liability to Agent for such failure whatsoever; provided that no claim of Default or termination of the Contract by Buyer shall be binding without such notice and the lapsing of the applicable cure period. If Agent fails to cure a Default within the applicable cure period, Buyer shall have all its rights and remedies with respect to such Default as set forth in the Contract.

1.6                                 No Assignment. Buyer agrees that it shall not, without the prior written consent of Agent (such consent to not be unreasonably withheld, conditioned or delayed, and Agent shall be deemed to have consented forty-five (45) days after receiving notice from Buyer if Agent does not indicate otherwise), sell, assign or transfer any of its rights under the Contract other than in accordance with Section 15.7 of the Contract.

2.                                      Payments under the Contract. Without limiting the rights of Buyer under the Contract, Buyer shall pay any amounts owed in the manner and when required under the Contract directly to the account specified by Agent to Buyer in writing.  From and after such time as an entity qualifies as a Subsequent Owner, Buyer shall pay all such amounts owed directly to such Subsequent Owner.

3.                                      Right to Cure by Buyer.  Buyer’s rights to cure defaults by Seller under the Credit Agreement shall be set forth in Section        of the Credit Agreement.

4.                                      Representations and Warranties.

4.1                                 Buyer. To Buyer’s knowledge, Seller is not in default under the Contract and all applicable milestone dates have been met under the Contract.

4.2                                 Agent. Agent is duly authorized under the Credit Agreement and the First Lien Collateral Documents to enter into and perform its obligations thereunder and otherwise comply with the terms of this Consent on behalf of the lenders under the Credit Agreement and the First Lien Collateral Documents.

5.                                      Miscellaneous.

5.1                                 Governing Law; Submission to Jurisdiction.

(a)                                  This Consent shall be governed by, interpreted and enforced in accordance with the laws of the State of California, without regard to conflict of law principles.

(b)                                 All litigation arising out of, or relating to this Consent, shall be brought in a State or Federal court in the County of Los Angeles in the State of California. The Parties irrevocably agree to submit to the exclusive jurisdiction of such courts in the State of California and waive any defense of forum non conveniens.

5.2                                 Counterparts.  This Consent may be executed in any number of counterparts and by the different Parties on separate counterparts, each of which, when so executed and delivered, shall be an original, but all of which shall together constitute one and the same instrument.

5.3                                 Amendment, Waiver. Neither this Consent nor any of the terms hereof may be terminated, amended, supplemented, waived or modified except by an instrument in writing signed by Buyer and Agent.

5.4                                 Successors and Assigns. This Consent shall bind and benefit Buyer and Agent, and their respective successors and permitted assigns.

5.5                                 No Attorneys’ Fees. Each Party agrees that in any action to enforce the terms of this Consent, each Party shall be responsible for its own attorneys’ fees and costs.

5.6                                 Representation by Counsel. Each of the Parties was represented by its respective legal counsel during the negotiation and execution of this Consent.

5.7                                 Notices.  Any communications between the Parties or notices provided herein to be given may be given to the following addresses:

If to Seller:	If to Buyer:

Milford Wind Corridor Phase II, LLC	Southern California. Public Power Authority
[ ]	225 S. Lake Avenue, Suite 1250
Telephone: [ ]	Pasadena, CA 91101
Facsimile: [ ]	Facsimile: (626) 793-9461
Attn: [ ]	Telephone: (626) 793-9364
Attention: Executive Director

If to Agent:

[ ]
[ ]
Telephone: [ ]
Facsimile: [ ]
Attn: [ ]

All notices or other communications required or permitted to be given hereunder shall be in writing and shall be considered as properly given (a) if delivered in person, (b) if sent by overnight delivery service, (c) if mailed by first class United States Mail, postage prepaid, registered or certified with return receipt requested, (d) if sent by prepaid telegram or by facsimile, or (e) if sent by other electronic means confirmed by facsimile or telephone.  Any Party may change its address for notice hereunder by giving written notice of such change to the other Parties.

IN WITNESS WHEREOF, the Parties have caused this Consent and Agreement to be duly executed and delivered as of the date first above written.

SOUTHERN CALIFORNIA PUBLIC
POWER AUTHORITY,
a California joint powers authority

By:
Name:
Title:

[AGENT]

By:
Name:
Title:

MILFORD WIND CORRIDOR PHASE II,
LLC

By:

Name:
Title:

EXHIBIT A

FORM OF FORECLOSURE NOTICE

[Letterhead of Agent]

[Insert date]

Via Certified Mail, Return Receipt Requested

Southern California Public Power Authority

225 South Lake Avenue

Suite 1250

Pasadena, CA 91101

Attn: Executive Director

Re:                             [       ] Project

Ladies and Gentlemen:

This notice is provided to you pursuant to the Consent and Agreement (“Consent”) dated as of                   20    , among Southern California Public Power Authority (“Buyer”), [Agent] (“Agent”) and [     ] (“Seller”).  This is a Foreclosure Notice, as defined in the Consent. Capitalized terms used herein and not defined herein have the respective meanings given in the Consent.

As of the date hereof, the following amounts are due and owing by Seller under the Credit Agreement:

Principal amount of loans:	$
Accrued Interest:	$
Reimbursable Amounts	$
Fees:	$

As of the date hereof, interest is accruing at the rate of       % per annum [Insert if applicable: and fees are accruing at the rate of       % per annum]. This interest rate will apply until [insert date which is end of current interest period], from which time the interest rate may be higher or lower. A default rate of interest equal to 2% above the otherwise applicable rate [does/does not] currently apply [If does not currently apply, add: but may be applied at any time]. [If applicable, state: The principal amount of loans shown above does not reflect the entire loan commitment under the Credit Agreement. Additional loans may be made, with or without the Seller’s consent, and such additional loans will accrue interest as provided in the Credit Agreement.]

An Event of Default, as defined in the Credit Agreement, has occurred and is continuing. The Agent intends to foreclose upon the Assigned Interests or take a deed in lieu of foreclosure on a date estimated to be [insert day no less than ninety (90) days from the date of notice]. Such date may be modified as permitted by law, but will in no event be prior to ninety (90) days after the date hereof.

Very truly yours,

[Agent]

EXHIBIT B

FORM OF PURCHASE NOTICE

[Letterhead of SCPPA]

[Insert date]

Via Certified Mail, Return Receipt Requested

[Agent]

Attn:

Re:                             [      ] Project

Ladies and Gentlemen:

This notice is provided to you pursuant to the Consent and Agreement (“Consent”), dated as of                 , 20    , among Southern California Public Power Authority (“Buyer”), [Agent] (“Agent”) and [      ] (“Seller”). This is a Purchase Notice, as defined in the Consent. Capitalized terms used and not defined herein have the respective meanings given in the Consent.

We have received your foreclosure Notice, dated [insert date of Foreclosure Notice]. By this Purchase Notice, we hereby notify Agent that we will exercise our option and purchase the Facility pursuant to our rights under Section 15.21 of the Contract no later than ninety (90) days from the date of the Foreclosure Notice, and upon consummation of such purchase, pay to Agent, for the account of the Facility Lenders, the Facility Debt (as defined in the Contract).

Very truly yours,

SOUTHERN CALIFORNIA PUBLIC POWER
AUTHORITY

By:
Name:
Title:

EXHIBIT C

[Letterhead of SCPPA]

[Insert date]

Via Certified Mail, Return Receipt Requested

[Agent]

Attn:

Re:                             [      ] Project

Ladies and Gentlemen:

This notice is provided to you pursuant to the Consent and Agreement (“Consent”), dated as of                , 20     , among Southern California Public Power Authority, [Agent] (“Agent”) and [       ] (“Seller”). Capitalized terms used herein and not defined herein have the respective meanings given in the Consent.

We have received your Foreclosure Notice, dated [insert date of Foreclosure Notice]. By this notice, we hereby notify Agent that we believe that the purchase of the Facility pursuant to Section 15.21 of the Contract will not take place within the ninety (90) day period following our receipt of such Foreclosure Notice. We will, within ten (10) days after the end of such ninety (90) day period, purchase from the Facility Lenders all of their right, title and interest in, to and under the Credit Agreement, related promissory notes, and First Lien Collateral Documents, for a price equal to the Facility Debt.

Very truly yours,

SOUTHERN CALIFORNIA PUBLIC POWER
AUTHORITY

By:
Name:
Title:

APPENDIX P

TO THE

POWER PURCHASE AGREEMENT

BETWEEN

SOUTHERN CALIFORNIA PUBLIC POWER AUTHORITY

AND

MILFORD WIND CORRIDOR PHASE II, LLC

BUYER’S SYSTEM PROTECTION DESIGN

Line or Apparatus	Position Trip	Current	Other	Relays
J28 250 VDC Intermountain	Delta, Utah Delta UT			(000) 279-0000 / none
46/7.2KV Reserve Aux Bank 1&2	EA268	EA267		ITE51, LOR, MBCH, RFL6745 TT, SUDD PRESS
Bank K 345/46KV	EA105	EA105		CO-8, RADSE
Bank L 345/46KV	EA105	EA105		CO-8, RADSE
Bank M 345/230KV	EA168	EA167		CO-8, HU, IAV, RADSE
345KV Bus I	EA94	EA94		RADSS
	EA95	EA95		LOR/ER, SBD
345KV Bus 2	EA96	EA96		RADSS
	EA97	EA97		LOR/ER, SBD
46kV Buses 1 & 2			J28-EA2828	IAC, LOR
46kV lines	EA126	EA126		CO-8
Generator Tie Line 1 & 2	EA133	EA132		GEL90
	EA134	EA132		RFL GARD FOTT, SEL311L
IPP-Gonder Line 1	EA189	EA169		CRQ, K-10, KD-11, TCF-10
	EA170	EA169		KD-10, KRQ, RFL6745
IPP-Milford Wind Line 1	EA623	EA622		GE L90
	EA624	EA622		GE D60, RFL GARD MWTT, SEL421
IPP-Mona Line 1	EA138	EA137		71A PLC PILOT, 71A PLC TT, KD-11, KRQ EM BU, SLYP-SLCN, TYPE 40 MW PILOT, TYPE 40 MW TT
IPP-Mona Line 2	EA138	EA137		71A PLC PILOT, 71A PLC TT, KD-11, KRQ EM BU, SLYP-SLCN, TYPE 40 MW PILOT, TYPE 40 MW TT
46kV Cable			J28-EA2828	CO-8, RFL6745
Over/Under Frequency	EDR117	EDR117		BEI-81 O/U
Converter Filter	EA121	EA121	EDR116	RADSB, RXEG, RXKE
Black Trip Reclosure (RVAR)			J28-EA35	AR, BEI-27, BEI-79S

P-1

Contingency Arming Trigger	EA165
Contingency Arming Trip	EA171		RFL6745
Converter Pole	EA145	EA145	RADSB
Station Block Diagram	EA109, EA110
345KV Brkr Fail E12, E13	EA117	EA117	LOR, SBFU
345KV Brkr Fail E5, E6, E8	EA119	EA119	LOR, SBFU
345KV Brkr Fail E9, E10, E11	EA118	EA118	LOR, SBFU
45kV Breaker Vailure	EA193, EA194	EA192	LOR, SBF-1

P-2

APPENDIX Q

TO THE

POWER PURCHASE AGREEMENT
BETWEEN

SOUTHERN CALIFORNIA PUBLIC POWER AUTHORITY

AND

MILFORD WIND CORRIDOR PHASE II, LLC

METERING PROCEDURES

Milford Phase II Metering Solution

This document outlines the method to be used for metering the Facility (referred to in this Appendix Q as, “Phase II”) turbines being connected to the Milford Wind Phase I Facility (referred to in this Appendix Q as, “Phase I”) Substation bus 1.  The Energy from the Phase II turbines is also to be purchased by Buyer pursuant to the terms and conditions of this Agreement.  The metering scheme proposed for Phase II is outlined below.

•                  Setup a master/slave scheduling arrangement for Energy metered by the two phases.

•                  Implement a method for split metering of the Energy produced at the substation as shown below. This will provide the net Energy delivered for Phase II and Phase I at the Point of Delivery.

The split metering method takes the ratio of the Phase II power at Milford over total Milford power and applies it to the net metered value at the Point of Delivery. This ratio varies dynamically based on generation and all losses are split in accordance with the amount of Energy each phase is producing.

To accomplish the split metering, the two new Phase II collector circuits and the station service circuit will each be equipped with revenue class CTs and individual meters. The gross Energy values for each feeder are then added together and reduced by the Phase II station service power to determine the total generation of Phase II. The Phase II station service power will be deemed to be one third of the total station service power. This total generation of Phase II is divided by the total Phase I and II power determined by adding the values of the two 34.5kV bus meters.

The meters are shown in Figure 1. The following equations show the math to be used for the splitting:

Phase II Net Energy = Energy @ Interconnect Meter × (Energy @ F1 Meter + Energy @ F2 Meter – (Energy @ Station Service Meter × 1/3)) / (Energy @ Bus 1 Meter + Energy @ Bus 2 Meter)

Phase I Net Energy = Energy @ Interconnect Meter – Phase II Net Energy

FIGURE 1